Exhibit 10.64

* Portions of this document marked [*] are requested to be treated confidentially.

EXECUTION COPY

COLLABORATION AGREEMENT

between

NAPO PHARMACEUTICALS, INC.

and

SALIX PHARMACEUTICALS, INC.

Dated as of December 9, 2008

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS.......................................................................................................................................................		1

ARTICLE 2 DEVELOPMENT ACTIVITIES...........................................................................................................................		16

2.1	Development Activities..................................................................................................................................................	16
2.2	Records and Reports......................................................................................................................................................	17
2.3	Regulatory Inspections..................................................................................................................................................	18
2.4	Development Plan and Budget......................................................................................................................................	18
2.5	Product Trademarks.....................................................................................................................................................	19

ARTICLE 3 DEVELOPMENT FUNDING................................................................................................................................		19

3.1	Salix’s Payment Obligations for Development and Other Activities in Respect of Advent Products.....................................................................................................................................	19
3.2	Salix’s Payment Obligations for Development and Other Activities for Other Indications......................................................................................................................................................	20
3.3	Invoices and Payments..................................................................................................................................................	20
3.4	Books and Records; Audit............................................................................................................................................	20

ARTICLE 4 REGULATORY MATTERS.................................................................................................................................		21

4.1	Regulatory Responsibilities...........................................................................................................................................	21
4.2	Regulatory Data.............................................................................................................................................................	21
4.3	Communications with Regulatory Authorities...........................................................................................................	21
4.4	Transfer of Product Documentation............................................................................................................................	22
4.5	Drug Safety Information...............................................................................................................................................	22
4.6	Recalls.............................................................................................................................................................................	22
4.7	Rights of Reference........................................................................................................................................................	23
4.8	Pricing and Reimbursement Approvals......................................................................................................................	23
4.9	Drug Naming Approvals...............................................................................................................................................	23

ARTICLE 5 COLLABORATION MANAGEMENT................................................................................................................		23

5.1	Joint Steering Committee..............................................................................................................................................	23
5.2	Napo and Salix Rights and Responsibilities................................................................................................................	27

ARTICLE 6 SUPPLY OBLIGATIONS.....................................................................................................................................		27

6.1	Pre-Clinical and Clinical Supply Obligations.............................................................................................................	27
6.2	Commercial Supply.......................................................................................................................................................	28
6.3	Supply Chain..................................................................................................................................................................	28
6.4	Technology Transfer......................................................................................................................................................	28
6.5	Compassionate Distribution by Napo of Pediatric Products.....................................................................................	29

i

ARTICLE 7 FINANCIAL TERMS............................................................................................................................................		30

7.1	Equity Investment..........................................................................................................................................................	30
7.2	Up-Front Payment.........................................................................................................................................................	30
7.3	Regulatory Approval Milestones..................................................................................................................................	30
7.4	Sales Milestones..............................................................................................................................................................	31
7.5	Royalties to Napo...........................................................................................................................................................	31
7.6	Royalty Term..................................................................................................................................................................	33
7.7	Royalty Step-Down........................................................................................................................................................	33
7.8	Royalty Payments and Reports....................................................................................................................................	33
7.9	Payment Method............................................................................................................................................................	33
7.10	Taxes................................................................................................................................................................................	33
7.11	Sublicenses......................................................................................................................................................................	34
7.12	Foreign Exchange...........................................................................................................................................................	34
7.13	Third Party Payments Under Existing Agreements...................................................................................................	34
7.14	Records............................................................................................................................................................................	35
7.15	Audits..............................................................................................................................................................................	35

ARTICLE 8 REPRESENTATIONS AND COVENANTS........................................................................................................		36

8.1	Representations and Warranties..................................................................................................................................	36
8.2	Covenants........................................................................................................................................................................	40
8.3	Debarment......................................................................................................................................................................	42
8.4	Disclaimer of Warranty.................................................................................................................................................	43

ARTICLE 9 COMMERCIALIZATION....................................................................................................................................		43

9.1	Commercialization of the Licensed Products..............................................................................................................	43
9.2	Promotional Materials and Activities..........................................................................................................................	43
9.3	Unauthorized Sales........................................................................................................................................................	44
9.4	Reporting........................................................................................................................................................................	45

ARTICLE 10 LICENSE GRANTS..............................................................................................................................................		46

10.1	Grants to Salix................................................................................................................................................................	46
10.2	Retention of Rights........................................................................................................................................................	46
10.3	Sublicensing....................................................................................................................................................................	47
10.4	Grants to Napo...............................................................................................................................................................	47
10.5	Available Rights; Salix First Right of Negotiation to License Additional Napo Products...........................................................................................................................................................	48

ARTICLE 11 INTELLECTUAL PROPERTY.............................................................................................................................		49

11.1	Disclosures......................................................................................................................................................................	49
11.2	Ownership of Intellectual Property..............................................................................................................................	49
11.3	Patent Maintenance and Prosecution..........................................................................................................................	50
11.4	Enforcement of Patents.................................................................................................................................................	51
11.5	Invalidity or Unenforceability Defenses or Actions....................................................................................................	52

11.6	Infringement Claims by Third Parties.........................................................................................................................	53
11.7	Third Party Licenses.....................................................................................................................................................	54
11.8	Product Trademarks.....................................................................................................................................................	55

ARTICLE 12 CONFIDENTIALITY AND PUBLICATIONS....................................................................................................		56

12.1	Definition.........................................................................................................................................................................	56
12.2	Exclusions.......................................................................................................................................................................	56
12.3	Disclosure and Use Restriction.....................................................................................................................................	57
12.4	Authorized Disclosure...................................................................................................................................................	57
12.5	Use of Name...................................................................................................................................................................	58
12.6	Publicity..........................................................................................................................................................................	58
12.7	Publications.....................................................................................................................................................................	59
12.8	Patient Information.......................................................................................................................................................	59

ARTICLE 13 TERM AND TERMINATION..............................................................................................................................		59

13.1	Term................................................................................................................................................................................	59
13.2	Termination for Material Breach.................................................................................................................................	59
13.3	Other Termination by Salix..........................................................................................................................................	60
13.4	Termination Upon Insolvency......................................................................................................................................	60
13.5	Rights in Bankruptcy.....................................................................................................................................................	60
13.6	Licenses and Assignments Upon Termination............................................................................................................	61
13.7	Additional Consequences of Termination...................................................................................................................	61
13.8	Accrued Rights; Surviving Obligations.......................................................................................................................	64
13.9	Remedies.........................................................................................................................................................................	64

ARTICLE 14 INDEMNIFICATION............................................................................................................................................		65

14.1	Indemnification by Salix...............................................................................................................................................	65
14.2	Indemnification by Napo...............................................................................................................................................	65
14.3	Indemnification Procedure...........................................................................................................................................	66
14.4	Insurance........................................................................................................................................................................	68

ARTICLE 15 MISCELLANEOUS..............................................................................................................................................		68

15.1	Force Majeure................................................................................................................................................................	68
15.2	Export Control...............................................................................................................................................................	69
15.3	Subcontractors...............................................................................................................................................................	69
15.4	Assignment......................................................................................................................................................................	69
15.5	Change in Control of Napo or Acquisition by Napo...................................................................................................	69
15.6	Severability.....................................................................................................................................................................	70
15.7	Dispute Resolution.........................................................................................................................................................	70
15.8	Governing Law, Jurisdiction, Venue and Service......................................................................................................	71
15.9	Notices.............................................................................................................................................................................	72
15.10	Entire Agreement; Modifications.................................................................................................................................	73
15.11	Relationship of the Parties............................................................................................................................................	74
15.12	Equitable Relief..............................................................................................................................................................	74

15.13	Waiver.............................................................................................................................................................................	74
15.14	Performance by Affiliates.............................................................................................................................................	74
15.15	Counterparts...................................................................................................................................................................	74
15.16	No Benefit to Third Parties...........................................................................................................................................	74
15.17	Further Assurance.........................................................................................................................................................	75
15.18	English Language...........................................................................................................................................................	75
15.19	References.......................................................................................................................................................................	75
15.20	Construction...................................................................................................................................................................	75

Schedules and Exhibits

Schedule 1.24	Certain Salix Competitors
Schedule 1.34(a)(ii)(A)	Certain Development Costs
Schedule 1.82	Napo Patents
Schedule 1.109(b)	Salix HIV/AIDS/Pediatric Territory
Schedule 1.109(c)	Salix ID Territory
Schedule 1.115	Specifications
Schedule 3.1.2	Certain Napo Employees
Schedule 6.3.2	Certain CPL
Schedule 6.5.1	Compassionate Distribution Countries
Schedule 7.1	Disbursement of Up-Front Payment
Schedule 8.1.6	Additional Napo Representations and Warranties
Schedule 8.1.6(u)	Incurred Costs
Exhibit A	Development Plan and Budget
Exhibit B	Form of Pharmacovigilance Agreement

COLLABORATION AGREEMENT

THIS COLLABORATION AGREEMENT (the “Agreement”) is made effective as of December 9, 2008 (the “Effective Date”), by and between Salix Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at 1700 Perimeter Park Drive, Morrisville, North Carolina 27560 (“Salix”), and Napo Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at 250 East Grand Avenue, Suite 90, South San Francisco, California 94080 (“Napo”). Salix and Napo are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Napo Controls (as defined below) certain intellectual property with respect to the Licensed Compound (as defined below);

WHEREAS, Napo desires to grant certain licenses to Salix, and Salix desires to obtain certain licenses from Napo, to commercialize and distribute the Licensed Compound and the Licensed Products (as defined below) in accordance with the terms and conditions set forth below;

WHEREAS, Napo currently maintains an ongoing program to generate and develop new chemical entities and new pharmaceutical products for gastrointestinal indications;

WHEREAS, Napo desires to grant to Salix, and Salix desires to obtain from Napo, certain rights of first negotiation with respect to such chemical entities and pharmaceutical products; and

WHEREAS, simultaneously herewith, Salix and Glenmark Pharmaceuticals Ltd. (“Glenmark”) are entering into a Manufacturing and Supply Agreement, pursuant to which Glenmark will supply Salix’s commercial supply requirements of the Licensed Compound (the “Glenmark Supply Agreement”); Napo and Glenmark are entering into a Fifth Amendment (the “Glenmark-Napo Amendment”) to the Glenmark Agreement (as defined below); and Napo and Glenmark are entering into a letter agreement clarifying the Glenmark Agreement (the “Glenmark-Napo Letter Agreement”);

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE 1

DEFINITIONS

The following terms shall have the following meanings as used in this Agreement:

1.1 “Acquisition,” with respect to a Party, means a merger, acquisition (whether of all of the stock or all or substantially all of the assets of a Person or any operating or business division of a Person) or similar transaction by or with the Party, other than a Change in Control of the Party.

1.2 “Act” means the United States Food, Drug, and Cosmetic Act, as amended.

1.3 “Advent Product” means any Licensed Product, including a CRO-HIV Product, that has obtained Initial Regulatory Approval based on the Advent Study.

1.4 “Advent Study” means the Randomized, Double-Blind, Parallel-Group, Placebo-Controlled, Two-Stage Study to Assess the Efficacy and Safety of Crofelemer 125 mg, 250 mg, and 500 mg Orally Twice Daily for the Treatment of HIV-Associated Diarrhea, ongoing as of the Effective Date.

1.5 “Affiliate” means, with respect to a Party, a Person that (directly or indirectly) controls, is controlled by, or is under common control with such Party. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to a Person (including a Party), means (a) the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such Person (including a Party), whether through the ownership of voting securities, by contract or otherwise, or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a Person (including a Party).

1.6 “Agreement” has the meaning set forth in the Preamble.

1.7 “Annual Period” means, with respect to each Licensed Product, the twelve (12)-month period beginning on the date of the first commercial sale of such Licensed Product by Salix or any of its Affiliates or Sublicensees and each successive twelve (12)-month period thereafter.

1.8 “Applicable Law” means the applicable laws, rules and regulations, including any rules, regulations, guidelines, or other requirements of the Regulatory Authorities, that may be in effect from time to time.

1.9 “Approval” means, with respect to any particular country, all those approvals, licenses, registrations or authorizations of any Regulatory Authority necessary to commercially distribute, sell or market a Licensed Product in such country (or, if applicable, the EU), including, where applicable, (a) pricing or reimbursement approval in such country (or, if applicable, the EU), (b) pre- and post-approval marketing authorizations (including any prerequisite manufacturing approval or authorization related thereto), (c) labeling approval, and (d) technical, medical and scientific licenses.

1.10 “Approved Relief Organizations” has the meaning set forth in Section 6.5.1.

1.11 “AsiaPharm” means AsiaPharm Investment Limited.

1.12 “AsiaPharm Agreement” means that certain Alliance Agreement, dated May 23, 2005, by and between AsiaPharm and Napo.

1.13 “Breaching Party” has the meaning set forth in Section 13.2.

1.14 “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are required or permitted by law to remain closed.

1.15 “Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31.

1.16 “Change in Control,” with respect to a Party, shall be deemed to have occurred if any of the following occurs after the Effective Date:

1.16.1 any “person” or “group” (as such terms are defined below) (a) is or becomes the “beneficial owner” (as defined below), directly or indirectly, of shares of capital stock or other interests (including partnership interests) of such Party then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or similar supervisory positions (“Voting Stock”) of such Party representing fifty percent (50%) or more of the total voting power of all outstanding classes of Voting Stock of such Party or (b) has the power, directly or indirectly, to elect a majority of the members of the Party’s board of directors or similar governing body (“Board of Directors”); or

1.16.2 such Party enters into a merger, consolidation or similar transaction with another Person (whether or not such Party is the surviving entity) and as a result of such merger, consolidation or similar transaction (a) the members of the Board of Directors of such Party immediately prior to such transaction constitute less than a majority of the members of the Board of Directors of such Party or such surviving Person immediately following such transaction or (b) the Persons that beneficially owned, directly or indirectly, the shares of Voting Stock of such Party immediately prior to such transaction cease to beneficially own, directly or indirectly, shares of Voting Stock of such Party representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving Person in substantially the same proportions as their ownership of Voting Stock of such Party immediately prior to such transaction; or

1.16.3 such Party sells or transfers to any Third Party, in one or more related transactions, properties or assets representing all or substantially all of such Party’s consolidated total assets; or

1.16.4 the holders of capital stock of such Party approve a plan or proposal for the liquidation or dissolution of such Party.

For the purpose of this definition of Change in Control, (a) “person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the United States Securities Exchange Act of 1934 and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the said Act, (b) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the aforesaid Act, and (c) the terms “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner.”

1.17 “China” means the People’s Republic of China (including Hong Kong and Macau).

1.18 “Claims” has the meaning set forth in Section 14.1.

1.19 “Clinical Data” means all information with respect to the Licensed Compound or any Licensed Product made, collected or otherwise generated under or in connection with the Clinical Trials or the Post Approval Studies for the Licensed Compound or the Licensed Products, including any data, reports and results with respect to any of the foregoing.

1.20 “Clinical Trial” means a Phase I Clinical Trial, Phase II Clinical Trial or Phase III Clinical Trial (including a Pivotal Trial), and such other tests and studies in patients that are required by Applicable Law, or otherwise recommended by the Regulatory Authorities, to obtain or maintain Drug Approval Applications, but excluding Post Approval Studies, and “Clinical Trials” means all of the foregoing clinical trials.

1.21 “Commercialization” means any and all activities (whether before or after Approval) directed to the marketing, detailing and promotion of a Licensed Product after Approval for commercial sale has been obtained, and shall include pre-launch and post-launch marketing, promoting, detailing, distributing, offering to sell and selling such Licensed Product, importing, exporting or transporting such Licensed Product for sale, and regulatory affairs with respect to the foregoing, but shall exclude Post Approval Studies. “Commercialize” and “Commercializing” shall be interpreted accordingly.

1.22 “Commercially Reasonable Efforts” means, with respect to the research, Development, Commercialization or other Exploitation of a Licensed Product, as the case may be, efforts and resources commonly used in the research-based pharmaceutical industry for an internally-developed product of similar commercial potential at a similar stage in its lifecycle, taking into consideration its safety and efficacy, its cost to Develop, the competitiveness of alternative products, its proprietary position and the likelihood of regulatory approval. Commercially Reasonable Efforts shall be determined on a market-by-market basis for each Licensed Product without regard to the particular circumstances of a Party, including any other product opportunities of such Party, and, with respect to Salix, without regard to any payments owed to Napo under Sections 7.3, 7.4 and 7.5.

1.23 “Committee” has the meaning set forth in Section 5.1.2(j).

1.24 “Competitor” means (a) the entities set forth on Schedule 1.24 and any of their respective Affiliates, (b) any Person that derives a material portion of its revenues from one or more pharmaceutical or biological products (including over-the-counter products) or dietary supplements or other products intended for human use or consumption that are directly competitive in one or more national markets with any one or more products from which Salix derives a material portion of its revenues, and (c) any Person that Controls Information, Material, invention, Patent or other intellectual property rights in or with respect to a Generally Competitive Product.

1.25 “Confidential Information” has the meaning set forth in Section 12.1.

1.26 “Control” means, with respect to any Information, Material, invention, Patent or other intellectual property right, possession by a Party or its Affiliates of the right, whether directly or indirectly, to grant the right to use, or to grant a license or a sublicense under, such Information, Material, invention, Patent or other intellectual property right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party. No Party (or Affiliate of a Party) shall be deemed to Control any Information, Material, invention, Patent or other intellectual property right of the other Party by virtue of the grants set forth in Section 10.1, 10.4 or 13.6.

1.27 “Corporate Names” shall mean (a) in the case of Napo, such Trademarks and corporate names and logos Controlled by Napo as Napo may designate in writing from time to time and (b) in the case of Salix, such Trademarks and corporate names and logos Controlled by Salix as Salix may designate in writing from time to time, in each case ((a) and (b)) together with any variations and derivatives thereof.

1.28 “Courts” has the meaning set forth in Section 15.8.2.

1.29 “CPL” means crude plant latex of Croton lechleri.

1.30 “CRO-HIV Product” means a Licensed Product for the treatment of chronic diarrhea in humans living with HIV/AIDS.

1.31 “Data Exclusivity” has the meaning set forth in Section 1.88.

1.32 “Designated Payee” means those payees set forth on Schedule 7.1.

1.33 “Development” means those activities, including research, pre-clinical and other non-clinical activities, test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, qualification and validation, quality assurance/quality control, Clinical Trials, Post Approval Studies, supporting manufacturing activities and related regulatory activities, that are necessary or useful to obtain and maintain Initial Regulatory Approval for a Licensed Product for an indication. “Develop” and “Developing” shall be interpreted accordingly.

1.34 “Development Costs” means, subject to the other terms of this Agreement and without duplication, (a) the direct out-of-pocket costs paid to Third Party Providers or Third Party Suppliers by or on behalf of a Party or any of its Affiliates, during the term of and pursuant to this Agreement, that (i) are specifically identifiable or reasonably allocable to the Development activities for a Licensed Product for the purpose of obtaining Initial Regulatory Approval for such Licensed Product for one or more indications and any Post Approval Studies required by the FDA with respect to such Licensed Product, (ii) relate solely to Development activities performed on or after July 1, 2008, and, (iii)(A) with respect to Development activities performed from July 1, 2008 through the Effective Date, are included in the Development Plan and Budget and specifically listed on Schedule 1.34(a)(ii)(A) or, (B) with respect to Development activities performed after the Effective Date, are included in the Development Plan and Budget, (b) amounts paid by Napo or Salix to Glenmark pursuant to the Glenmark Agreement or the Glenmark Supply Agreement in respect of capital acquisition costs for equipment to support the manufacturing activities contemplated by the Glenmark Agreement or the Glenmark Supply Agreement, to the extent such capital acquisition costs are included in the Development Plan and Budget, (c) the payments from Salix to Napo contemplated by Section 3.1.2, (d) amounts paid to Third Parties by either Party pursuant to Section 11.3, and (e) filing fees and other amounts paid to Regulatory Authorities in connection with applications for Initial Regulatory Approval for the Licensed Product; provided, however, that if Salix takes ownership of an IND and the corresponding program loses its small business waiver resulting in a PDUFA Fee being payable on filing of a Drug Approval Application in the United States, then payment of any resulting fee by Salix in respect of such Drug Approval Application shall constitute a Development Cost only if Salix provides written notice to Napo that the chief executive officer of Salix has determined in good faith that due to concerns regarding the financial condition and prospects of Napo it is appropriate in order to protect the rights of Salix hereunder that Salix take ownership of the IND and file the Drug Approval Application in its own name. Development Costs shall include payments to Third Party Suppliers for or in connection with the manufacture of Licensed Product for use in Clinical Trials and Post Approval Studies. Third Party Payments shall not constitute Development Costs nor, for the avoidance of doubt, shall any cost of whatever kind or nature that is not reflected in and authorized by the Development Plan and Budget constitute Development Costs.

1.35 “Development Plan and Budget” has the meaning set forth in Section 2.4.

1.36 “Distributor” means a Person, other than a Sublicensee or an Affiliate of Salix, that (a) purchases Licensed Product from Salix, its Affiliates or Sublicensees, (b) assumes responsibility from Salix for all or a portion of the Commercialization of Licensed Product, and (c) sells Licensed Product.

1.37 “Dollars” or “$” means the legal tender of the United States.

1.38 “Drug Approval Application” means a New Drug Application as defined in the Act, and the regulations promulgated thereunder, or any corresponding application in a country or jurisdiction other than the United States, including, with respect to the European Union, a Marketing Authorization Application (“MAA”) filed with the European Medicines Agency (“EMEA”) pursuant to the centralized Approval procedure or with the applicable Regulatory Authority of a country in the European Union with respect to the mutual recognition or any other national Approval procedure.

1.39 “Drug Master File” means any drug master files filed with the FDA with respect to a Licensed Product, and any equivalent filing in other countries or regulatory jurisdictions.

1.40 “Effective Date” has the meaning set forth in the Preamble.

1.41 “EMEA” has the meaning set forth in Section 1.38.

1.42 “Europe” means the countries comprising the European Union as it may be constituted from time to time, together with Switzerland and those additional countries comprising the European Economic Area as it may be constituted from time to time (as of the Effective Date, Iceland, Liechtenstein and Norway).

1.43 “European Union” or “EU” means the economic, scientific and political organization of member states of the European Union, and which, as of the Effective Date, consists of Austria, Belgium, Bulgaria, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom, and that certain portion of Cyprus included in such organization.

1.44 “Exploit” or “Exploitation” means to make, have made, import, use, sell, offer for sale, or otherwise dispose of, including all discovery, research, Development, Commercialization, registration, modification, enhancement, improvement, manufacture, storage, formulation, exportation, transportation, distribution, promotion and marketing activities related thereto.

1.45 “FDA” means the United States Food and Drug Administration, and any successor agency thereto.

1.46 “FFDCA” means the United States Federal Food, Drug, and Cosmetic Act, as amended.

1.47 “GAAP” means United States generally accepted accounting principles consistently applied.

1.48 “Generally Competitive Product” means (a) any pharmaceutical or biological product (including any over-the-counter product), whether currently marketed or in development, that is intended for use in the Human Excluding HIV/AIDS/ID/Pediatric Field, the HIV/AIDS/Pediatric Field, or the ID Field and (b) any dietary supplement or food product, whether currently marketed or in development, that is advertised, marketed or promoted for use in the Human Excluding HIV/AIDS/ID/Pediatric Field, the HIV/AIDS/Pediatric Field, or the ID Field.

1.49 “Glenmark” has the meaning set forth in the Recitals.

1.50 “Glenmark Agreement” means that certain Collaboration Agreement entered into on July 2, 2005, by and between Glenmark and Napo, as amended.

1.51 “Glenmark-Napo Amendment” has the meaning set forth in the Recitals.

1.52 “Glenmark-Napo Letter Agreement” has the meaning set forth in the Recitals.

1.53 “Glenmark Supply Agreement” has the meaning set forth in the Recitals.

1.54 “Good Manufacturing Practice” or “GMP” means the current good manufacturing practices applicable from time to time to the manufacturing of a Licensed Product or any intermediate thereof pursuant to Applicable Law.

1.55 “Hatch-Waxman Act” means the Drug Price Competition and Patent Term Restoration Act of 1984, as amended.

1.56 “HIV/AIDS/Pediatric Field” has the meaning set forth in Section 1.57.

1.57 “Human Excluding HIV/AIDS/ID/Pediatric Field” means all indications of the Licensed Compound for human use or consumption (including by way of food or dietary supplements), other than HIV/AIDS-related diarrhea, acute infectious diarrhea and pediatric diarrhea of any etiology including cholera; “HIV/AIDS/Pediatric Field” means only those indications of the Licensed Compound for human use for HIV/AIDS-related diarrhea and pediatric diarrhea; and “ID Field” means only those indications of the Licensed Compound for human use for acute infectious diarrhea, specifically including cholera and traveler’s diarrhea.

1.58 “ID Field” has the meaning set forth in Section 1.57.

1.59 “Improvement” shall mean any modification to a compound, product or technology or any discovery, technology, device or process or formulation related to such compound, product or technology, whether or not patented or patentable, including any enhancement in the efficiency, operation, manufacture (including any manufacturing process), ingredients, preparation, presentation, formulation, means of delivery, packaging or dosage of such compound, product or technology, any discovery or development of any new or expanded indications for such compound, product or technology, or any discovery or development that improves the stability, safety or efficacy of such compound, product or technology.

1.60 “IND” means any investigational new drug application filed with the FDA for authorization to commence Clinical Trials or its equivalent in other countries or regulatory jurisdictions.

1.61 “Indemnification Claim Notice” has the meaning set forth in Section 14.3.1.

1.62 “Indemnified Party” has the meaning set forth in Section 14.3.1.

1.63 “Indemnifying Party” has the meaning set forth in Section 14.3.1.

1.64 “Information” means techniques and data relating to the Development, Commercialization and other Exploitation of a Licensed Product, including inventions, practices, methods, knowledge, know-how, test data, including pharmacological, toxicological, biological, chemical and physical and pre-clinical and clinical test data, analytical and quality control data, regulatory submissions, correspondence and communications, marketing, pricing, distribution, cost, sales, manufacturing, patent and legal data or descriptions (whether or not confidential, proprietary, patented or patentable), in each case in written, electronic or any other form now known or hereafter developed.

1.65 “Initial Regulatory Approval” of a Licensed Product for an indication means (a) with respect to the United States, the approval by the FDA and, (b) with respect to a country or jurisdiction other than the United States, the approval by the applicable Regulatory Authorities of the Drug Approval Application with respect to such Licensed Product for such indication in the applicable regulatory jurisdiction (including, in the European Union, the approval by the EMEA of an MAA filed pursuant to the centralized Approval procedure, if applicable, or otherwise with respect to the mutual recognition Approval procedure on a country-by-country basis with the applicable Regulatory Authority of a country in Europe).

1.66 “Joint Steering Committee” or “JSC” has the meaning set forth in Section 5.1.1.

1.67 “Know-How” means, as applicable, in the case of Napo, the Napo Know-How, and in the case of Salix, the Salix
Know-How.

1.68 “Licensed Compound” means oligomeric proanthocyanidin (OPC) of varying chain lengths with an average molecular weight of approximately 2000 daltons (Crofelemer), including any Improvements thereto.

1.69 “Licensed Product” means any form or dosage of pharmaceutical composition or preparation in finished form labeled and packaged for sale by prescription, over-the-counter, dietary supplement, food or any other method that contains the Licensed Compound as an active ingredient (including a Licensed Product that contains the Licensed Compound as an active ingredient together with one or more other active ingredients (which may be either combined in a single formulation or bundled with separate formulations but sold as one product)), and any Improvements thereto.

1.70 “License Notice” has the meaning set forth in Section 10.5.

1.71 “License Terms” has the meaning set forth in Section 10.5.

1.72 “Losses” has the meaning set forth in Section 14.1.

1.73 “MAA” has the meaning set forth in Section 1.38.

1.74 “Manufacture” and “Manufacturing” means (a) the collecting, manufacturing, processing, formulating, packaging, labeling, holding, storage, warehousing, and quality control testing of a pharmaceutical product or compound or any component thereof and (b) the handling, holding, storage or warehousing of raw materials, finished product or work in process.

1.75 “Manufacturing Technology” shall mean any process, technology, Information, data or documentation (including batch records and regulatory documentation) that is necessary for or used in the manufacture or formulation or vialing or release of the Licensed Compound or a Licensed Product.

1.76 “Materials” means compositions of matter, articles of manufacture, assays and pharmacological, toxicological, biological, chemical or physical materials relating to the Exploitation of a Licensed Product.

1.77 “Napo” has the meaning set forth in the Preamble.

1.78 “Napo Agreements” means those agreements entered into by and between Napo or its Affiliates, on the one hand, and certain Third Parties on the other hand, whether entered into prior to or after the Effective Date, pursuant to which Napo Controls (or Third Party Payments are otherwise due with respect to) certain Licensed Products; provided, however, that Napo shall only enter into any such agreement with a Third Party with respect to a Licensed Product after the Effective Date in accordance with Section 11.7 and if Napo concludes in good faith that it requires a license under Patent(s) controlled by such Third Party in order to Develop or Exploit such Licensed Product and shall not grant any rights in such Licensed Product to such Third Party to the extent such rights could reasonably be expected to adversely affect Salix’s rights to or ability to Exploit (including the ability to manufacture) such Licensed Product.

1.79 “Napo Common Stock” means the common stock, par value $0.0001 per share, of Napo.

1.80 “Napo Indemnitees” has the meaning set forth in Section 14.1.

1.81 “Napo Know-How” means all Information, Materials and inventions that are Controlled by Napo or its Affiliates as of the Effective Date or at any time during the term of this Agreement that (a) are developed or acquired by, or licensed to, Napo or any of its Affiliates or, to the extent permitted under the applicable sublicense agreement, its Sublicensees (other than Salix and its Affiliates) under or in connection with this Agreement or otherwise used by or on behalf of Napo or any of its Affiliates or, to the extent permitted under the applicable sublicense agreement, Sublicensees (other than Salix and its Affiliates) in the Development or Commercialization of a Licensed Product or (b) are necessary or useful for the Development or Commercialization of a Licensed Product, in each case ((a) or (b)), whether or not patented or patentable, excluding any Information and inventions to the extent covered or claimed by the Napo Patents that are publicly disclosed.

1.82 “Napo Patents” means all of the Patents that are Controlled by Napo or its Affiliates as of the Effective Date or at any time during the term of this Agreement that (a) are necessary or useful for the Development or Commercialization of a Licensed Product or (b) claim or cover a Licensed Product or any component thereof or the Development or Commercialization of a Licensed Product or any component thereof. Without limitation of the foregoing, the Napo Patents shall include those Patents listed on Schedule 1.82 to this Agreement, and any substitutions, divisions, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates, and any international or foreign equivalent of any Patent listed in such Schedule.

1.83 “Napo Technology” means the Napo Know-How and the Napo Patents.

1.84 “Net Sales” means, for any period, the gross amount invoiced by Salix and its Affiliates and Sublicensees for the sale of Licensed Product(s) to Third Parties (other than Sublicensees) (the “Invoiced Sales”), less deductions for: (a) [*] and [*] and [*] and [*] and [*], including (i) those [*] and [*], (ii) [*] and other [*] and [*] and similar [*] and other [*] and other [*], (iii) [*] and [*], and (iv) [*]; (b) [*] and [*] to the extent that such items are included in the Invoiced Sales; (c) [*] and [*] and other [*] related to the sales to the extent that such items are included in the Invoiced Sales; (d) [*] and similar [*] such as, by way of illustration and not in limitation of the Parties’ rights hereunder, [*] or [*] or similar [*] or equivalent [*] (e) [*] and other [*] and [*] directly related to the sale or delivery of Licensed Product(s) (but not including [*]); (f) any other similar and [*]; (g) [*] to the extent that such items are included in the Invoiced Sales; and (h) any [*]. Any of the deductions listed above that involves a payment by

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

Salix or its Affiliates or Sublicensees shall be taken as a deduction in the Quarter in which the payment is accrued by such entity. Deductions pursuant to subsection (h) above shall be taken in the Quarter in which such sales are no longer recorded as a receivable. For purposes of determining Net Sales, the Licensed Product(s) shall be deemed to be sold when invoiced and a “sale” shall not include transfers or dispositions for charitable (including pursuant to Section 6.5), promotional, pre-clinical, clinical, regulatory or governmental purposes to the extent no amount is received by Salix, its Affiliates, or Sublicensees in connection therewith.

For purposes of calculating Net Sales, sales between or among Salix, its Affiliates and its Sublicensees shall be excluded from the computation of Net Sales, but sales by Salix, its Affiliates or its Sublicensees to Third Parties (other than Sublicensees) shall be [*] in the computation of Net Sales.

If Salix should, in a given country during a given accounting period, sell a Licensed Product that contains one or more active ingredients in addition to the Licensed Compound (which may be either combined in a single formulation or bundled with separate formulations but sold as one product), Net Sales for such combination product will be calculated by multiplying actual Net Sales of such combination product by the fraction [*] where A is the [*], and B is the [*]. If, on a country-by-country basis, either a Licensed Product, on the one hand, or such other active ingredient or ingredients in the combination product, on the other hand, is, or both of the foregoing are, not sold separately in said country, Net Sales for the purpose of determining royalties of a Licensed Product shall be determined by the respective chief financial officers of the Parties in good faith and in a manner consistent with the intent of this Agreement, provided that any matters in dispute with respect thereto shall be ultimately and finally reasonably determined by the Chief Financial Officer of [*].

[*] sales of Licensed Products outside of North America that give rise to royalties or other payments that are shared between Salix and Napo pursuant to Section 7.11.2 shall constitute or be included in Net Sales.

1.85 “Non-Prescription Competitive Product” means (a) any over-the-counter product, whether currently marketed or in development, that contains as an active pharmaceutical ingredient the Licensed Compound or any compound in the same or substantially similar chemical class as the Licensed Compound and that is intended for use in the Human Excluding HIV/AIDS/ID/Pediatric Field, the HIV/AIDS/Pediatric Field, or the ID Field and (b) any dietary supplement or food product, whether currently marketed or in development, that contains any compound obtained or derived from Croton lechleri and is advertised, marketed or promoted for use in the Human Excluding HIV/AIDS/ID/Pediatric Field, the HIV/AIDS/Pediatric Field, or the ID Field.

1.86 “North America” means the United States of America (including its territories and possessions, Puerto Rico and the District of Columbia), Canada and Mexico.

1.87 “Party” or “Parties” has the meaning set forth in the Preamble.

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

1.88 “Patents” means (a) all national, regional and international patents and patent applications, including provisional patent applications, (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part (other than with respect to new subject matter that would not otherwise be covered in this Agreement), provisionals, converted provisionals, and continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents and design patents and certificates of invention, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b) and (c)), (e) any similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents ((a), (b), (c) and (d)), and (f) any data or market exclusivity periods, including any such periods listed in the FDA’s Orange Book or periods under national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83, and all international equivalents (“Data Exclusivity”).

1.89 “PDUFA Fee” means any fee in connection with a Drug Approval Application in respect of a Licensed Product in the United States pursuant to the Prescription Drug User Fee Act of 1992, as amended.

1.90 “Pediatric Licensed Products” has the meaning set forth in Section 6.5.1.

1.91 “Person” shall mean an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.92 “Per Tablet Cost of Goods” means, with respect to a Product, the amount equal to the sum (expressed in United States Dollars per Tablet) of (a) the [*] of the Product; (b) the [*] (including [*] and [*], and including [*] and [*] therefore); (c) the [*] and the [*] and [*] for incorporation therein; (d) a reasonable [*] of [*] (including [*] of the [*] and [*]), and [*] and [*] and other [*], calculated in accordance with reasonable cost accounting methods that comply with GAAP; and (e) [*] (net of [*] or [*], if any, and not including [*]) to [*] or [*] or in connection with the [*]; provided, however, that (x) no cost may be counted more than once in such calculation, (y) in respect of Quality Control and Quality Assurance activities in respect of the Product, only amounts paid to Third Parties in respect of such activities shall be included in the calculation of Per Tablet Cost of Goods, and (z) warehousing, handling and storage costs incurred after finished Product is delivered to Salix’s or a Third Party’s distribution center and while such finished Product is held for retail or wholesale distribution shall be excluded from the calculation of Per Tablet Cost of Goods.

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

1.93 “Phase I Clinical Trial” means a human clinical trial of a Licensed Product, the principal purpose of which is a preliminary determination of safety in healthy individuals or patients or a similar clinical study prescribed by the Regulatory Authorities in a foreign country.

1.94 “Phase II Clinical Trial” means a human clinical trial of a Licensed Product, the principal purpose of which is a determination of safety and efficacy in the target patient population or a similar clinical study prescribed by the Regulatory Authorities in a foreign country.

1.95 “Phase III Clinical Trial” means a human clinical trial of a Licensed Product on a sufficient number of subjects that is designed to establish that a pharmaceutical product is safe and efficacious for its intended use, and to determine warnings, precautions, and adverse reactions that are associated with such pharmaceutical product in the dosage range to be prescribed, which trial is intended to support Approval of a Licensed Product. A Phase III Clinical Trial shall be deemed to have commenced when the first patient in such study has been dosed.

1.96 “Pivotal Trial” means the first pivotal Phase III Clinical Trial for a Licensed Product for an indication that is intended to support Initial Regulatory Approval of such Licensed Product for such indication in the United States, wherever conducted.

1.97 “Post Approval Study” means any human clinical study, or other test or study with respect to a Licensed Product for an indication that (a) is conducted solely in support of pricing or reimbursement for such Licensed Product in a country or (b) is not required to obtain or maintain Initial Regulatory Approval for such Licensed Product for such indication and is conducted within the scope of the labeling for such Licensed Product (for clarity, any human clinical study that is intended to expand the labeling for a Licensed Product shall be a Clinical Trial and shall not be a Post Approval Study). Subject to the foregoing, Post Approval Studies may include epidemiological studies, modeling and pharmacoeconomic studies, post-marketing surveillance studies, investigator sponsored studies, and health economics studies. For clarity, Post Approval Studies shall not include any tests or studies that are required or recommended for a Licensed Product by the Regulatory Authorities as a condition to obtaining, or as a requirement of maintaining, an Initial Regulatory Approval for such Licensed Product for an indication.

1.98 “Prescription Competitive Product” means any pharmaceutical or biological product (other than an over-the-counter product or a dietary supplement or food product), whether currently marketed or in development, that contains as an active pharmaceutical ingredient the Licensed Compound or any compound in the same or substantially similar chemical class as the Licensed Compound and that is intended for use in the Human Excluding HIV/AIDS/ID/Pediatric Field, the HIV/AIDS/Pediatric Field, or the ID Field.

1.99 “Product Labeling” means, with respect to a country, (a) the full prescribing information for any Licensed Product approved by the relevant Regulatory Authority for such country, including any required patient information; and (b) all labels and other written, printed or graphic matter upon a container, wrapper or any package insert utilized with or for such Licensed Product.

1.100 “Product Trademarks” shall mean all Trademarks for use with a Licensed Product designated in accordance with Section 2.5 and any registrations thereof or any pending applications relating thereto.

1.101 “Promotional Materials” means all sales representative training materials with respect to the Licensed Products and all written, printed, graphic, electronic, audio or video matter, including journal advertisements, sales visual aids, direct mail, medical information/education monographs, direct-to-consumer advertising, Internet postings, broadcast advertisements and sales reminder aids (e.g., scratch pads, pens and other such items) intended for use or used in connection with any promotion of the Licensed Products (but excluding Product Labeling).

1.102 “Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1.

1.103 “Recalls” has the meaning set forth in Section 4.6.

1.104 “Regulatory Authority” means any supra-national, federal, national, regional, state, provincial or local regulatory agency, department, bureau, commission, council or other government entity, including FDA and EMEA, regulating or otherwise exercising authority with respect to the Exploitation (including the determination of pricing/reimbursement) of a Licensed Product in any country or other jurisdiction.

1.105 “Regulatory Documentation” means (a) submissions to any Regulatory Authority, including INDs, Drug Approval Applications, Drug Master Files, correspondence with regulatory agencies (registrations and licenses, regulatory drug lists, advertising and promotion documents), period safety update reports, adverse event files, complaint files and manufacturing records and, if applicable, any updates or supplements to any of the foregoing and (b) any minutes or contact logs with respect to any telephone conferences conducted with any Regulatory Authority relating to the subject matter described in clause (a) of this sentence.

1.106 “Royalty Term” has the meaning set forth in Section 7.6.

1.107 “Salix” has the meaning set forth in the Preamble.

1.108 “Salix HIV/AIDS/Pediatric Territory” has the meaning set forth in Section 1.109.

1.109 “Salix Human Excluding HIV/AIDS/ID/Pediatric Territory” means worldwide; “Salix HIV/AIDS/Pediatric Territory” means those countries set forth on Schedule 1.109(b); and “Salix ID Territory” means worldwide, but excluding those countries set forth on Schedule 1.109(c).

1.110 “Salix ID Territory” has the meaning set forth in Section 1.109.

1.111 “Salix Indemnitees” has the meaning set forth in Section 14.2.

1.112 “Salix Know-How” means all Information, Materials and inventions that are Controlled by Salix or its Affiliates as of the Effective Date or at any time during the term of this Agreement that are used by or on behalf of Salix or its Affiliates, pursuant to this Agreement, in the Development or Commercialization of a Licensed Product and are necessary or useful for the Development or Commercialization of such Licensed Product, whether or not patented or patentable, excluding any Information and inventions to the extent covered or claimed by the Salix Patents that are publicly disclosed.

1.113 “Salix Patents” means all of the Patents that are Controlled by Salix or its Affiliates as of the Effective Date or at any time during the term of this Agreement that are necessary or useful for the Development or Commercialization of a Licensed Product or specifically claim or cover a Licensed Product or the Development and Commercialization thereof. For clarity, if this Agreement is terminated with respect to a Licensed Product, then (a) Patents coming under the Control of Salix or any of its Affiliates after such termination will not be included in Salix Patents for such Licensed Product and (b) Salix Patents will not include Patents necessary or useful for the Development or Commercialization of such Licensed Product because of modifications made after such termination or which specifically claim or cover such modifications.

1.114 “Salix Technology” means the Salix Know-How and the Salix Patents.

1.115 “Specifications” means, with respect to CPL, the specifications set forth on Schedule 1.115.

1.116 “Stock Purchase Agreement” means that certain Stock Purchase Agreement, dated the Effective Date, between the Parties, pursuant to which Salix will purchase certain shares of Napo Common Stock.

1.117 “Sublicensee” means a Person, other than an Affiliate, that is granted a sublicense by a Party under the license grants in Section 10.1, 10.4 or 13.6, as applicable, as provided in Section 10.3 or 13.6, as applicable.

1.118 “Tablet” means the [*] mg tablet of Product.

1.119 “Technology” means the Salix Technology and the Napo Technology, as applicable.

1.120 “Tempesta License Agreement” means that certain Amended and Restated License Agreement, dated October 16, 2002, by and between Napo and Michael Tempesta, Ph.D.

1.121 “Third Party” means any Person other than Napo, Salix and their respective Affiliates.

1.122 “Third Party Payments” means (a) up-front fees (including any fees paid in installments) and milestones (including any royalties or other payments that are not tied to sales

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

of a Licensed Product) to the extent payable to a Third Party in consideration for rights necessary or useful for the Exploitation of a Licensed Product, but excluding (i) amounts paid, at or below fair market value, for services provided by a Third Party (or its Affiliate), (ii) amounts paid, at or below fair market value, for equity in a Third Party (or its Affiliate), or (iii) equity issued to a Third Party in exchange for monetary consideration at or above fair market value, and (b) royalties (but excluding any royalties or other payments that are not tied to sales of a Licensed Product) payable to a Third Party in consideration for rights necessary or useful for the Exploitation of a Licensed Product.

1.123 “Third Party Provider” has the meaning set forth in Section 2.1.3.

1.124 “Third Party Supplier” has the meaning set forth in Section 6.1.3.

1.125 “Trademark” shall include any word, name, symbol, color, designation or device or any combination thereof, including any trademark, trade dress, brand mark, trade name, brand name, logo or business symbol, which in each case is specific to a Licensed Product. Notwithstanding anything in the foregoing, the term “Trademark” does not include any house marks, trade dress or logos of Salix or its Affiliates.

1.126 “UIRF License Agreement” means that certain License Agreement, dated February 26, 2008, by and between the University of Iowa Research Foundation and Napo.

1.127 “United States” means the United States of America.

1.128 “Up-Front Payment” has the meaning set forth in Section 7.1.

1.129 “Valid Claim” means, with respect to a particular country, (a) a claim of an issued and unexpired Patent in such country that (i) has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no appeal can be taken or has been taken within the time allowed for appeal and (ii) has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise in such country; or (b) a claim of a pending Patent application that was filed and is being prosecuted in good faith and has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application, provided that such prosecution has not been ongoing for more than five (5) years.

ARTICLE 2

DEVELOPMENT ACTIVITIES

2.1 Development Activities.

2.1.1 Each of Napo and Salix shall use Commercially Reasonable Efforts to perform the Development activities designated for Napo or Salix, as the case may be, in the Development Plan and Budget, in accordance with the terms and conditions of this Agreement.

2.1.2 Each of Napo and Salix shall, and shall use commercially reasonable efforts to cause its Third Party Providers to, conduct its designated Development activities (a) in good scientific manner, and in compliance in all material respects with all requirements of Applicable Law and agreed laboratory practices, and (b) efficiently and expeditiously, in accordance with the schedule set forth in the Development Plan and Budget and in compliance with the Development Plan and Budget.

2.1.3 In order to perform its Development activities set forth in the Development Plan and Budget, each of Napo and Salix may enter into agreements with one or more Third Parties as, in the case of Napo, Salix may from time to time approve in writing (such approval not to be unreasonably withheld, conditioned, or delayed) (each, a “Third Party Provider”) for the performance of such Development activities, provided that Napo shall include Salix in any discussions with any such Third Party Providers and shall follow Salix’s instructions with respect to any decision pertaining to Napo’s arrangement with such Third Party Provider.

2.1.4 The Parties acknowledge and agree that the Development Plan and Budget shall assign Development activities to Napo and Salix so as to utilize certain resources and competencies of Napo and Salix for purposes of resource optimization with respect to the Development activities. Except as provided in Section 3.1.2, any costs incurred by Salix or Napo in connection with performing such Development activities in-house pursuant to the Development Plan and Budget shall not constitute Development Costs.

2.1.5 Except as provided in the Development Plan and Budget, neither Party shall perform any Development activities of any kind or nature without the other Party’s prior written consent.

2.2 Records and Reports.

2.2.1 Each of Napo and Salix shall, and shall ensure that its Third Party Providers, maintain records in good scientific manner and in sufficient detail for patent and regulatory purposes, and in compliance with Applicable Law, fully and properly documenting all work done and results achieved in the performance of its designated Development activities. Such records shall be retained by Napo or Salix, as the case may be, for at least [*] years after the termination of this Agreement, or for such longer period as may be required by Applicable Law. Upon request, each Party shall provide copies of the records it has maintained pursuant to this Section 2.2.1 to the other Party.

2.2.2 Each Party shall have the right, during normal business hours and upon reasonable notice, to inspect and copy all records of the other Party maintained pursuant to Section 2.2.1. The inspecting Party shall maintain such records and the information disclosed therein in confidence in accordance with Article 12.

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

2.2.3 Without limiting Section 11.1, within [*] days following the end of each Quarter during which a Party is conducting Development activities, or with respect to the Advent Study, within [*] days following the end of each calendar month, such Party shall provide to the JSC access to or copies of such written reports and materials as such Party produces in the ordinary course of business.

2.3 Regulatory Inspections. If any governmental or Regulatory Authority (a) contacts a Party, any of its scientific staff or any other Person performing Development activities on such Party’s behalf, with respect to such Development activities; (b) conducts, or gives notice of its intent to conduct, an inspection at any facility of such Party used in the performance of its obligations hereunder; or (c) takes, or gives notice of its intent to take, any other regulatory action alleging improper or inadequate research practices (including the issuance of a “Notice of Inspectional Observations,” “Warning Letter” or the equivalent) with respect to any activity of such Party, any of its scientific staff or any other Person performing Development activities on such Party’s behalf, whether or not in connection with the services provided under this Agreement, such Party shall notify the other Party within five (5) Business Days of such contact or notice, or sooner if necessary to permit such other Party to be present at, or otherwise participate in, any such inspection or regulatory action with respect to the Development activities, and shall supply such other Party with all information pertinent thereto. Such other Party shall have the right to be present at and to participate in any such inspection or regulatory action with respect to the Development activities. The inspected Party shall provide the other Party with copies of all documentation issued by any governmental or Regulatory Authority in connection with such inspection or regulatory action and any response thereto proposed by the inspected Party. No such responses shall contain any false or misleading information, or omit any information necessary to make such response not false or misleading, with respect to the Development activities conducted by, or to be conducted by, the inspected Party.

2.4 Development Plan and Budget. The Development of the CRO-HIV Product, and of each Licensed Product for other indications as to which the JSC may determine to pursue Development activities, shall be governed by a comprehensive, multi-year plan and budget relating to such Development (the “Development Plan and Budget”). The initial Development Plan and Budget is attached hereto as Exhibit A. The JSC shall review such Development Plan and Budget on a regular basis and make amendments thereto with respect to the Development of each Licensed Product that may from time to time be included in the Development Plan and Budget. Any amendment to the Development Plan and Budget shall include a proposed budget in a format to be determined by the JSC for any new Clinical Trials, Post Approval Studies or other Development activities, which budget shall include line item estimates of Development Costs broken down on a Quarterly basis. No amendment to the Development Plan and Budget shall obligate Napo to pay for any additional cost or expense over and above the costs and expenses set forth in Exhibit A without reimbursement of Napo by Salix unless with the express written consent of Napo, which consent shall be provided or withheld by Napo in its sole and absolute discretion, provided that all such costs reimbursed by Salix shall be deemed Development Costs incurred by Salix for purposes of Section 3.1 or 3.1.3 , as applicable.

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

2.5 Product Trademarks. Subject to Section 4.9, the JSC shall designate Trademarks as Product Trademarks with respect to each Licensed Product to be Exploited by Salix hereunder and determine their use and manner of use. The Parties shall cooperate in all respects for the purpose of achieving appropriate coordination and harmonization of the use and manner of use of Trademarks in respect of each Licensed Product on a worldwide basis.

ARTICLE 3

DEVELOPMENT FUNDING

3.1 Salix’s Payment Obligations for Development and Other Activities in Respect of Advent Products.

3.1.1 During the term of this Agreement, Salix shall reimburse Napo for Development Costs paid by Napo to Third Party Providers in respect of Development and other activities relating to the Advent Products up to and including the filing with the FDA of an application for Initial Regulatory Approval of an Advent Product.

3.1.2 Salix shall pay to Napo [*] Dollars ($[*]) in the aggregate in respect of a portion of the costs associated with Napo’s employment of the employees named in Schedule 3.1.2 as follows: (a) [*] Dollars ($[*]) on the date that is [*] Business Days after the Effective Date, (b) [*] Dollars ($[*]) on the first day of the first calendar [*] following the month in which the Effective Date falls, and (c) [*] Dollars ($[*]) on the first day of the [*] calendar [*] following the month in which the Effective Date falls. Should any of the aforesaid employees cease to be employed by Napo prior to the end of the [*] calendar [*] following the month in which the Effective Date falls, the remainder of the obligation of Salix under the foregoing sentence shall be reduced pro rata to account for such employee’s departure. In the event that the pro rata reduction contemplated by the foregoing sentence results in the payments made by Salix to the date of the employee’s departure being in excess of its aggregate commitment as so reduced, Napo shall promptly refund any overpayment.

3.1.3 Any Development Costs incurred by Salix, whether reimbursed by Salix to Napo or incurred by Salix itself, in respect of Development and other activities relating to the Advent Products that in the aggregate exceed twelve million Dollars ($12,000,000) shall constitute and be applied as a credit to reduce the milestone payment otherwise due to Napo pursuant to Section 7.3.1 by the amount of such Development Costs that exceeds twelve million Dollars ($12,000,000). Any Development Costs incurred by Salix, whether reimbursed by Salix to Napo or incurred by Salix itself, in respect of Development and other activities relating to the Advent Products that in the aggregate exceed [*] Dollars ($[*]) shall constitute and be applied as a credit to reduce the milestone payments otherwise due to Napo pursuant to Section 7.4 by the amount of such Development Costs that exceeds [*] Dollars ($[*]).

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

3.2 Salix’s Payment Obligations for Development and Other Activities for Other Indications.

3.2.1 At its sole and absolute discretion, Salix may agree to incur, including by way of reimbursement of Development Costs incurred by Napo, Development Costs in respect of Development and other activities relating to Licensed Products other than an Advent Product. Any such Development Costs incurred by Salix in connection with seeking Approval for an indication shall constitute and be applied as a credit to reduce the milestone payment in respect of the relevant indication otherwise due to Napo pursuant to Section 7.3, provided that Salix, Napo or one of their respective Affiliates receives an Approval for such indication. Any such Development Costs incurred by Salix that in the aggregate exceed the amount of the milestone payment in respect of the relevant indication otherwise due to Napo pursuant to Section 7.3 shall constitute and be applied as a credit to reduce the milestone payments otherwise due to Napo pursuant to Section 7.4 by the amount of such Development Costs that exceeds the amount of the milestone payment in respect of the relevant indication otherwise due to Napo pursuant to Section 7.3.

3.2.2 For the avoidance of doubt, Salix shall not have any obligation, unless otherwise specifically agreed by the Parties in writing, to incur, or reimburse Napo for, Development Costs in respect of Development and other activities relating to a Licensed Product for pediatric indications.

3.3 Invoices and Payments. Within thirty (30) days after the end of each Quarter, or in the case of reimbursements related to the Advent Study, within five (5) days after the end of each calendar month, Napo shall invoice Salix for the amounts reimbursable by Salix to Napo pursuant to Sections 3.1 and 3.1.3 for such Quarter or month, as applicable, which invoice shall be accompanied by reasonable documentation thereof. Napo shall promptly furnish Salix with such other information in support of such invoice as Salix may reasonably request. Each undisputed Quarterly invoice shall be payable to Napo within forty-five (45) days after receipt by Salix of such invoice and supporting documentation and information, and each undisputed monthly invoice shall be payable to Napo within thirty (30) days after receipt by Salix of such invoice and supporting documentation and information, with interest calculated in accordance with Section 7.9.

3.4 Books and Records; Audit. Each Party shall maintain (and shall ensure that its Affiliates shall maintain) complete and accurate books, records and accounts that, in reasonable detail, fairly reflect any Development Costs and expenses incurred by it or its Affiliates in conformity with GAAP and this Agreement. Such books, records and accounts shall be retained by Napo or Salix, as the case may be, for at least [*] years after the end of the period to which such books, records and accounts pertain or for such longer period as may be required by Applicable Law. Such books, records and accounts shall be subject to audit pursuant to Section 7.15.

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

ARTICLE 4

REGULATORY MATTERS

4.1 Regulatory Responsibilities. As between the Parties, Salix shall have sole responsibility and authority for the preparation and maintenance of all Regulatory Documentation with respect to (a) Approvals, including Drug Approval Applications, for Licensed Products in (i) the Human Excluding HIV/AIDS/ID/Pediatric Field in the Salix Human Excluding HIV/AIDS/ID/Pediatric Territory; (ii) the HIV/AIDS/Pediatric Field in the Salix HIV/AIDS/Pediatric Territory; and (iii) the ID Field in the Salix ID Territory and (b) Development activities for Licensed Products that are conducted in support of Approvals for the Licensed Products or Commercialization of the Licensed Products in (i) the Human Excluding HIV/AIDS/ID/Pediatric Field in the Salix Human Excluding HIV/AIDS/ID/Pediatric Territory; (ii) the HIV/AIDS/Pediatric Field in the Salix HIV/AIDS/Pediatric Territory; and (iii) the ID Field in the Salix ID Territory. Subject to Article 13, all Approvals contemplated by the preceding sentence and related Regulatory Documentation relating to the Licensed Products shall be the sole property of Salix and held in the name of Salix (or in each such case Salix’s Affiliate or Sublicensee).

4.2 Regulatory Data. Each Party shall provide the other Party on a timely basis with access to all material pre-clinical data and Clinical Data compiled in support of a Drug Approval Application or other regulatory filings with respect to each Licensed Product, when and as such pre-clinical data or Clinical Data become available.

4.3 Communications with Regulatory Authorities.

4.3.1 As between the Parties, Salix shall have the sole responsibility and authority to communicate with Regulatory Authorities during the term of this Agreement in relation to Licensed Products in (a) the Human Excluding HIV/AIDS/ID/Pediatric Field in the Salix Human Excluding HIV/AIDS/ID/Pediatric Territory; (b) the HIV/AIDS/Pediatric Field in the Salix HIV/AIDS/Pediatric Territory; and (c) the ID Field in the Salix ID Territory. Except as necessary to comply with Applicable Law, Napo shall not, nor shall it permit any of its Affiliates or Sublicensees to, initiate any communications with any Regulatory Authority concerning the Licensed Compound or the Licensed Products without first notifying Salix in writing. The Parties acknowledge and agree that the rights and responsibilities set forth in this Section 4.3.1 shall be subject to Glenmark’s right to prepare and maintain Regulatory Documentation pursuant to Section 4.4(b) of the Glenmark Agreement as in effect as of the Effective Date.

4.3.2 Without limiting the provisions of Section 4.2 or 4.3.1, Salix shall promptly provide to Napo (a) copies of all written or electronic communications received by Salix or its Affiliates or Sublicensees from, or forwarded by Salix or its Affiliates or Sublicensees to, Regulatory Authorities with respect to (i) obtaining or maintaining any Approvals or (ii) any other activities relating to the Licensed Compound or the Licensed Products regarding such Regulatory Authorities and (b) copies of all contact reports produced by Salix or its Affiliates or Sublicensees, in each case (clause (a) and (b)), within five (5) Business Days of receiving, forwarding or producing any of the foregoing.

4.3.3 Without limiting the provisions of Section 4.2 or 4.3.1, Napo shall promptly provide to Salix (a) copies of all material written or electronic communications received by Napo or its Affiliates or Sublicensees from, or forwarded by Napo or its Affiliates or Sublicensees to, Regulatory Authorities with respect to (i) obtaining or maintaining any Approvals or (ii) any other activities relating to the Licensed Compound or the Licensed Products regarding such Regulatory Authorities and (b) copies of all contact reports produced by Napo or its Affiliates or Sublicensees, in each case (clauses (a) and (b)), within five (5) Business Days of receiving, forwarding or producing any of the foregoing.

4.4 Transfer of Product Documentation. Subject to Section 10.4, Napo, for itself and its Affiliates, hereby assigns and transfers to Salix its entire right, title, and interest in and to any and all INDs and Drug Approval Applications relating to the Licensed Compound or the Licensed Products and shall execute and deliver to the FDA (and any other Regulatory Authority as reasonably requested by Salix in writing) a letter in a form approved by Salix transferring ownership to Salix of any and all such INDs and Drug Approval Applications filed with the FDA (or such other Regulatory Authority) by or on behalf of Napo and its Affiliates. Napo shall provide Salix with complete and accurate copies of all such assigned INDs and Drug Approval Applications and all related Regulatory Documentation as soon as reasonably practicable after Salix’s written request therefor, but in any event within forty-five (45) days of such request.

4.5 Drug Safety Information. Notwithstanding anything to the contrary in this Article 4, the Parties shall execute a pharmacovigilance agreement (“Pharmacovigilance Agreement”) (a) for the CRO-HIV Product within ninety (90) days after the Effective Date and (b) for any other Licensed Product at least ninety (90) days prior to the first commercial sale of such Licensed Product in (i) the Human Excluding HIV/AIDS/ID/Pediatric Field in the Salix Human Excluding HIV/AIDS/ID/Pediatric Territory; (ii) the HIV/AIDS/Pediatric Field in the Salix HIV/AIDS/Pediatric Territory; or (iii) the ID Field in the Salix ID Territory. Salix shall have the sole right to create and maintain a master drug safety database which shall cross-reference any Adverse Event (as such term shall be defined in the Pharmacovigilance Agreement) relating to a Licensed Product occurring anywhere worldwide. Salix shall be the sole owner of this master drug safety database. Napo shall submit to Salix all data collected by it with respect to Adverse Events relating to a Licensed Product in accordance with the timelines set forth in the Pharmacovigilance Agreement. The Parties agree that the form of the Pharmacovigilance Agreement shall be substantially in the form of the agreement attached as Exhibit B.

4.6 Recalls. Salix shall be responsible for controlling the conduct of, and shall have the final decision whether to implement, all voluntary and involuntary recalls, stop sales, field corrections or other related actions (collectively, “Recalls”) of Licensed Products in (a) the Human Excluding HIV/AIDS/ID/Pediatric Field in the Salix Human Excluding HIV/AIDS/ID/Pediatric Territory; (b) the HIV/AIDS/Pediatric Field in the Salix HIV/AIDS/Pediatric Territory; and (c) the ID Field in the Salix ID Territory. Napo shall provide such assistance to Salix in investigating and conducting any Recall as Salix reasonably may request. Salix shall bear all of the expenses of any such Recall; provided, however, that to the extent any such Recall resulted solely from Napo’s breach of its obligations hereunder or its gross negligence or willful misconduct, Napo shall bear the expense of such Recall.

4.7 Rights of Reference. Each Party, each Party’s Affiliates, as well as Glenmark and AsiaPharm and their respective Affiliates, shall have the right to cross reference, file or incorporate by reference any regulatory submission or Drug Master File (and any data contained therein) for any Licensed Product, or any component thereof (including all Approvals), in order to support regulatory submissions that such Party is permitted to make under this Agreement (or, in the case of Glenmark or AsiaPharm, that Glenmark is permitted to make under the Glenmark Agreement and that AsiaPharm is permitted to make under the AsiaPharm Agreement) for any Licensed Product and the Commercialization thereof. Napo shall support Salix as may be reasonably necessary in obtaining Approvals, including providing necessary documents, or other materials required by Applicable Law to obtain Approvals, in each case in accordance with the terms and conditions of this Agreement. For the avoidance of doubt, no Party shall be obligated as a result of this Section 4.7 to develop or prepare additional information or materials beyond those that it has otherwise developed or prepared for its own purposes.

4.8 Pricing and Reimbursement Approvals. Salix shall have the sole responsibility and authority in respect of all pricing and reimbursement approval proceedings relating to the Exploitation of any Licensed Product hereunder.

4.9 Drug Naming Approvals. Salix shall have the sole responsibility and authority in respect of all drug naming approval proceedings with the Regulatory Authorities relating to the Exploitation of any Licensed Product hereunder.

ARTICLE 5

COLLABORATION MANAGEMENT

5.1 Joint Steering Committee.

5.1.1 Formation and Purpose. Within fifteen (15) days after the Effective Date, the Parties shall establish a joint steering committee (the “Joint Steering Committee” or “JSC”), which shall oversee and coordinate the Development of, regulatory filings for, and other Exploitation of the Licensed Products hereunder. The JSC shall be composed of six (6) members, with an equal number of members appointed by each Party. Each member of the JSC shall be an employee of the respective Party or of an Affiliate of such Party with significant experience and responsibility for oversight of the Licensed Products. Either Party may substitute any of its representatives on the JSC by written notice to the other Party. Salix shall appoint one of its representatives to serve as Chairperson of the JSC.

5.1.2 Specific Responsibilities. The JSC shall continuously monitor the progress of the Development Plan and Budget and provide status reports to the senior management of each of the Parties as appropriate. The Parties contemplate that the responsibilities of the Joint Steering Committee shall evolve during the course of the Parties’ relationship under this Agreement. In support of its responsibility for overseeing and coordinating the Development and Exploitation of the Licensed Products, the JSC shall:

(a) establish a strategy for (i) the Development, Approval, Commercialization and other Exploitation of the Licensed Products in (A) the Human Excluding HIV/AIDS/ID/Pediatric Field in the Salix Human Excluding HIV/AIDS/ID/Pediatric Territory; (B) the HIV/AIDS/Pediatric Field in the Salix HIV/AIDS/Pediatric Territory; and (C) the ID Field in the Salix ID Territory and (ii) the coordination of the Development, Approval, Commercialization and other Exploitation of the Licensed Products in fields and countries other than those specified in the preceding clause (i) to the extent such Development, Approval, Commercialization and other Exploitation impacts or affects the Development, Approval, Commercialization and other Exploitation of the Licensed Products in the fields and countries specified in clause (i);

(b) review and monitor the Development Plan and Budget and the implementation thereof and make recommendations to the Parties regarding updates, amendments and modifications to the Development Plan and Budget;

(c) consider the allocation of responsibilities between the Parties for Development pursuant to the Development Plan and Budget;

(d) consider the allocation of responsibilities between the Parties for Commercialization and other Exploitation activities pursuant to one or more written plans covering the Commercialization and other Exploitation of each Licensed Product;

(e) review and make recommendations to the Parties regarding the conduct of Clinical Trials for additional indications for Licensed Products, Post Approval Studies for Licensed Products, and amendments to the Development Plan and Budget in respect thereof;

(f) review statistical analysis plans and protocols for, and monitor the progress of, all Clinical Trials and Post Approval Studies for the Licensed Products;

(g) review and make recommendations to the Parties on all proposed product labeling, Drug Approval Applications and other filings with the Regulatory Authorities with respect to Approvals for the Licensed Products;

(h) review and make recommendations to the Parties on advertising and promotional materials and strategies, packaging designs and Product Trademarks for each Licensed Product;

(i) facilitate the exchange of Development Information relating to all Clinical Trials and Post Approval Studies and Commercialization Information for the Licensed Products;

(j) establish such other committees (each, including the JSC, a “Committee”) as deemed appropriate by the JSC, including such Committees as the JSC deems appropriate to coordinate the Development, Approval, Commercialization and other Exploitation of the Licensed Products on a worldwide basis;

(k) consider labeling issues and undertake coordination of labeling on a worldwide basis so as to ensure such degree of consistency in labeling as the JSC deems to be desirable; and

(l) perform such other functions as are set forth herein or as the Parties may mutually agree in writing.

For clarity, subject to the terms of this Agreement, the activities and resources of each Party shall be managed by such Party, acting independently and in its individual capacity.

5.1.3 Pediatric Formulation of the Licensed Compound. Napo, in its sole discretion, may put forward to the JSC a development plan, to be prepared and implemented at Napo’s sole expense, for a Drug Approval Application in the United States of a pediatric formulation of the Licensed Compound. Upon the presentation of such plan, Salix shall cause its representatives on the JSC to consider such plan reasonably and in good faith.

5.1.4 Meetings and Minutes. Each Committee shall meet Quarterly, or as otherwise agreed to by the Parties, at a location designated by the Chairperson. During such time as the Advent Trial is ongoing, the JSC shall also hold telephone conferences as frequently as the Chairperson deems appropriate. Employees or consultants of either Party that are not members of a Committee may attend any meeting of such Committee; provided, however, that such attendees (a) shall not vote or otherwise participate in the decision-making process of such Committee and (b) are bound by obligations of confidentiality and non-disclosure equivalent to those set forth in Article 12. The Chairperson shall be responsible for calling meetings, preparing and circulating an agenda in advance of each meeting of each Committee, and preparing and issuing minutes of each meeting within thirty (30) days thereafter. Minutes shall be deemed approved unless any member of the JSC objects in writing to the accuracy of such minutes within seven (7) days of receipt of the minutes. In the event that any such objection is not resolved by mutual agreement of the Parties, such minutes shall be amended to reflect such unresolved dispute.

5.1.5 Procedural Rules.

(a) Each Committee shall have the right to adopt such standing rules as shall be necessary for its work to the extent that such rules are not inconsistent with this Agreement. A quorum of a Committee shall exist whenever there is present at a meeting at least one (1) representative appointed by each Party. Members of a Committee may attend a meeting either in person or by telephone, video conference or similar means in which each participant can hear what is said by, and be heard by, the other participants. Representation by proxy shall be allowed. A Committee shall take action by consensus of the members present at a meeting at which a quorum exists, with each Party having a single vote irrespective of the number of representatives of such Party in attendance, or by a written resolution signed by the Chairperson of such Committee and one (1) representative of Napo on such Committee.

(b) Dispute Resolution. If a Committee other than the JSC cannot, or does not, reach consensus on an issue within its jurisdiction, then the dispute shall be referred to the JSC for resolution and a special meeting of the JSC may be called for such purpose. If the JSC cannot, or does not, reach consensus on an issue within its jurisdiction, including any dispute arising in another Committee, then such issue shall be referred to a senior management employee of each of the Parties. Such senior management employees shall meet for attempted resolution by good faith negotiations within fifteen (15) days after such issue is referred to such senior management employees. In the event such designated senior management employees are not able to resolve such issue within such fifteen (15) day period, then such issue shall be finally and definitively resolved by the Chairperson of the JSC. For the avoidance of doubt, subject to the last sentence of Section 2.4, the right of the Chairperson of the JSC to finally and definitively resolve all disputes relating to matters within the purview of the JSC shall extend to amendments to the Development Plan and Budget, and the Chairperson of the JSC is specifically authorized and empowered to finally and definitively resolve any such dispute involving any and all amendments, alterations or changes to the Development Plan and Budget.

5.1.6 Limitations on Authority. Each Party shall retain the rights, powers and discretion granted to it under this Agreement, and no such rights, powers or discretion shall be delegated to or vested in a Committee unless the Parties expressly so agree in writing. No Committee shall have the power to amend, modify or waive compliance with this Agreement, which may only be amended or modified as provided in Section 15.10 or compliance with which may only be waived as provided in Section 15.13.

5.1.7 Interactions Between Committees and Internal Teams. The Parties recognize that each Party possesses an internal structure (including various committees, teams and review boards) that will be involved in administering such Party’s activities under this Agreement. Each Committee shall establish procedures to facilitate communications between such Committee and the relevant internal committee, team or board of each of the Parties in order to maximize the efficiency of the Committees and the performance by the Parties of their obligations hereunder, including by requiring appropriate members of such Committee to be available at reasonable times and places and upon reasonable prior notice for making appropriate oral reports to, and responding to reasonable inquiries from, the relevant internal committee, team or board.

5.2 Napo and Salix Rights and Responsibilities. It is understood that the Development of each Licensed Product shall be designed on a global basis. It is contemplated that from and after the Effective Date, all Clinical Trials and Post Approval Studies for each Licensed Product, wherever and by whomever conducted, shall be structured, where practicable, so as to support the filing of Drug Approval Applications for each Licensed Product in the United States, and Napo agrees to use Commercially Reasonable Efforts to coordinate with its licensees, sublicensees or other rights holders with respect to the Licensed Products for that purpose to the extent such coordination is permitted under Applicable Law and under the Glenmark Agreement and the AsiaPharm Agreement as such agreements are in effect as of the Effective Date. Without limiting the foregoing, each Party agrees to coordinate with the other Party to facilitate such other Party’s performance of its obligations under this Agreement that specifically support the global Development, Approval, Commercialization and other Exploitation of the Licensed Products, including mutual rights of reference in Regulatory Documentation, mutual adverse event reporting and mutual access to, and mutual exchange between the Parties of, information necessary for each Party to adhere to regulatory requirements.

ARTICLE 6

SUPPLY OBLIGATIONS

6.1 Pre-Clinical and Clinical Supply Obligations.

6.1.1 Napo shall, if and to the extent requested by Salix, supply pre-clinical and clinical requirements of the Licensed Products for use by Napo and Salix in the Development of the Licensed Products as contemplated hereunder, provided that Napo shall not be obligated to supply requested quantities of pre-clinical and clinical supply to the extent such quantities exceed the amounts reasonably contemplated under the Development Plan and Budget. Such supply arrangements shall be in such amounts and on such a schedule as is set forth in the initial Development Plan and Budget as the same exists on the Effective Date or as may be otherwise agreed between the Parties.

6.1.2 Napo shall manufacture the Licensed Compound and the Licensed Products pursuant to GMP.

6.1.3 In order to perform its supply obligations under Section 6.1.1, Napo may, with the prior written approval of Salix (such approval not to be unreasonably withheld, conditioned, or delayed), enter into agreements with one or more Third Parties (each, a “Third Party Supplier”) for the supply of Licensed Product, provided that Napo shall include Salix in any discussions with any Third Party Supplier and shall follow Salix’s instructions with respect to any decision pertaining to Napo’s arrangement with such Third Party Supplier. Payments by Napo to Third Party Suppliers shall, to the extent they otherwise qualify as Development Costs, be eligible for reimbursement by Salix as Development Costs pursuant to Article 3.

6.2 Commercial Supply.

6.2.1 Salix shall itself, or through a Third Party manufacturer, manufacture Licensed Products for its commercial supply and shall do so pursuant to GMP.

6.2.2 Napo shall use commercially reasonable efforts to facilitate an arrangement between Salix and Third Party suppliers of CPL to meet Salix’s commercial supply requirements of CPL for incorporation into the Licensed Products. Until Salix has entered into an appropriate arrangement with Third Party suppliers of CPL for commercial supplies of CPL for incorporation into the Licensed Products and such Third Parties are able to supply all of Salix’s commercial supply requirements of such CPL, Napo shall cause a Third Party supplier to supply to Salix’s designated Third Party suppliers of the Licensed Compound all of Salix’s commercial supply requirements of such CPL, all such CPL to be in conformity with the Specifications and the Certificate of Analysis therefor and Manufactured in conformance with Applicable Law.

6.2.3 The Parties shall cooperate and negotiate in good faith with AsiaPharm to enter into an agreement among the Parties and AsiaPharm with respect to the Development, supply and Exploitation of the Licensed Products contemplated hereunder.

6.3 Supply Chain.

6.3.1 Notwithstanding anything to the contrary in Section 6.1 or 6.2, Salix shall have the right, at its sole discretion, to (a) enter into an arrangement with a Third Party regarding supply of any material derived from plant matter that contains the Licensed Compound in commercially extractable quantities, including CPL, (b) subject to any applicable terms of the Glenmark Agreement as in effect as of the Effective Date, enter into an arrangement with a Third Party manufacturer to obtain supplies of any Licensed Product or the Licensed Compound for incorporation into any Licensed Product, and (c) otherwise control the supply chain of Licensed Product on a direct basis; provided that in all cases ((a), (b) and (c)) Salix shall consult with Napo regarding matters of fair trade and sustainable supply.

6.3.2 Napo hereby sells, coveys and transfers to Salix, without additional consideration, all of Napo’s right, title and interest in and to the CPL described on Schedule 6.3.2.

6.4 Technology Transfer. If Salix elects to manufacture a Licensed Product as provided in Section 6.2 or 6.3, Napo shall, upon [*] days’ advance written notice from Salix, commence a transfer of the then-current Manufacturing Technology of Napo for the Licensed Compound and such Licensed Product to either Salix or a Third Party manufacturer designated by Salix, the expense of which transfer shall be borne by Salix. As part of any transfer made pursuant to this Section 6.4, Napo shall provide Salix or such designee with Manufacturing

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

Technology related to process development activities that are relevant to and would be required (a) to perform the manufacturing process with respect to the Licensed Compound and the applicable Licensed Product as performed by or on behalf of Napo and (b) for regulatory filings (including recovery steps established, process validation, product identity assays, in-process-control assays and relevant standard operating procedures, as well as technical methods for assays required for such manufacturing process). Salix agrees that, as between the Parties, all right, title and interest to such Manufacturing Technology belongs to Napo and that Salix shall, and shall cause such designee to, use such Manufacturing Technology transferred by Napo to Salix or such designee pursuant to this Section 6.4 solely for the purpose of manufacturing the Licensed Compound and the applicable Licensed Product pursuant to the terms and conditions of this Agreement and for no other purpose and pursuant to a written agreement regarding confidentiality having terms no less stringent than those set forth in Article 12.

6.5 Compassionate Distribution by Napo of Pediatric Products.

6.5.1 Distribution to Approved Relief Organizations. Salix agrees that it will work with Napo in good faith to structure and implement arrangements to permit Napo to distribute Licensed Products that have received Approval from the FDA for sale and distribution in the United States for pediatric indications (“Pediatric Licensed Products”) to Direct Relief International and International Rescue Committee and their Affiliates and such other multi-lateral partnering organizations as Napo may from time to time propose to Salix and Salix approve (such approval not to be unreasonably withheld, conditioned, or delayed) (each, an “Approved Relief Organization”) for compassionate distribution in the countries listed in Schedule 6.5.1. The Parties agree that for any such distribution arrangement to be acceptable, (a) either (i) such distribution must be effected [*] to Salix or (ii) Napo must agree, pursuant to a legally binding agreement reasonably acceptable to Salix, to [*] Salix for any costs incurred by Salix in connection with such distribution; (b) such distribution must not, as determined by Salix in its sole and absolute discretion (such discretion nonetheless to be exercised in good faith), adversely affect the commercial position of any Licensed Product; and, (c) without limiting the provisions of Section 6.5.3, such distribution must not, as determined by Salix in its sole and absolute discretion (such discretion nonetheless to be exercised in good faith), adversely affect the “best price” concept in the United States or any similar concept in a jurisdiction outside the United States for any Licensed Product anywhere worldwide.

6.5.2 No Contravention. Any distribution effected pursuant to the provisions of Section 6.5.1 shall be deemed to be for the greater good and part of Napo’s commitment to the global health community and, subject to compliance by Napo with the provisions of Section 6.5.4, shall not be considered to be in contravention of the license rights granted by Napo to Salix in this Agreement.

6.5.3 Adverse Impact on “Best Price.” The Parties acknowledge and agree that Salix shall have no obligation to authorize or consent to any arrangement for the distribution of Pediatric Licensed Products pursuant to Section 6.5.1, and may

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

terminate any existing arrangements for distribution of Pediatric Licensed Products to Approved Relief Organizations pursuant to Section 6.5.1, in the event that Salix determines at any time, in its sole and absolute discretion (such discretion nonetheless to be exercised in good faith), that such distribution may adversely affect the “best price” concept in the United States or any similar concept in a jurisdiction outside the United States for any Licensed Product anywhere worldwide. Salix agrees that in the event it should decline to approve or terminate an arrangement for distribution of Pediatric Licensed Products as contemplated by Section 6.5.1 due to considerations in respect of the “best price” concept in the United States or any similar concept in a jurisdiction outside the United States, it will work with Napo in good faith to identify alternative arrangements for the compassionate distribution of Pediatric Licensed Products as contemplated by Section 6.5.1 that will avoid any such adverse impact in respect of the “best price” concept in the United States or any similar concept in a jurisdiction outside the United States for any Licensed Product anywhere worldwide.

6.5.4 Unauthorized Sales. The provisions of this Section 6.5 are in all respects subject to the provisions of Section 9.3.2 and Napo shall strictly comply with the provisions of Section 9.3.2 in connection with any distribution, marketing, promotion, offering for sale or sale effected by it pursuant to this Section 6.5.

ARTICLE 7

FINANCIAL TERMS

7.1 Equity Investment. In partial consideration of the rights granted by Napo to Salix hereunder, Salix shall purchase two hundred fifty thousand (250,000) shares of Napo Common Stock at a purchase price of two Dollars ($2.00) per share, for an aggregate purchase price of five hundred thousand Dollars ($500,000), pursuant to the Stock Purchase Agreement.

7.2 Up-Front Payment. In partial consideration of the rights granted by Napo to Salix hereunder, subject to the terms and conditions set forth in this Agreement, Salix shall pay a one-time patent license fee in the amount of four million five hundred thousand Dollars ($4,500,000) (the “Up-Front Payment”) on or before the later of five (5) Business Days after the Effective Date and the date on which Napo has received and delivered to Salix the written confirmation of each Designated Payee of the amount owed to it by Napo as of the Effective Date, as follows: (a) to each Designated Payee in the amount set forth next to such Designated Payee’s name in Schedule 7.2 and (b) the remainder of the Up-Front Payment to Napo.

7.3 Regulatory Approval Milestones. Salix shall promptly inform Napo of the achievement of each of the milestones set forth below by Salix or any of its Affiliates or, if applicable, any of its Sublicensees. In partial consideration of the rights granted by Napo to Salix hereunder and subject to the terms and conditions set forth in this Agreement (including Sections 3.1 and 3.1.3 ), Salix shall pay to Napo a [*] milestone payment within [*] days after the achievement of each of the following milestones, calculated as follows:

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

7.3.1 upon [*] Dollars ($[*]);

7.3.2 upon [*] Dollars ($[*]);

7.3.3 upon [*] Dollars ($[*]); and

7.3.4 upon [*] Dollars ($[*]).

Each milestone payment in this Section 7.3 shall be payable only upon the first achievement of such milestone and no amounts shall be due for subsequent or repeated achievements of such milestone, whether for the same or a different Licensed Product.

7.4 Sales Milestones. In partial consideration of the rights granted by Napo to Salix hereunder and subject to the terms and conditions set forth in this Agreement (including Sections 3.1 and 3.1.3 ), Salix shall pay to Napo a fully-earned, noncreditable, nonrefundable, non-cancelable milestone payment within [*] days after the achievement of each of the following milestones, calculated as follows:

7.4.1 upon the [*] Dollars ($[*]), [*] Dollars ($[*]);

7.4.2 upon the [*] Dollars ($[*]), [*] Dollars ($[*]);

7.4.3 upon the [*] Dollars ($[*]), [*] Dollars ($[*]);

7.4.4 upon the [*] Dollars ($[*]), [*] Dollars ($[*]);

7.4.5 upon the [*] Dollars ($[*]), [*] Dollars ($[*]);

7.4.6 upon the [*] Dollars ($[*]),[*] Dollars ($[*]).

Each milestone payment in this Section 7.4 shall be payable only upon the first achievement of such milestone and no amounts shall be due for subsequent or repeated achievements of such milestone.

7.5 Royalties to Napo. In partial consideration of the rights granted by Napo to Salix hereunder and subject to the terms and conditions set forth in this Agreement, Salix shall pay to Napo royalties on each Licensed Product in respect of each Annual Period as follows:

7.5.1 From the date of the first commercial sale of such Licensed Product by Salix or any of its Affiliates or Sublicensees until the [*] anniversary of such date and thereafter, except to the extent the royalty rates set forth in Section 7.5.2 become effective pursuant to the terms of such Section and remain effective, subject to Section 7.5.3:

(a) [*] percent ([*]%) of the first [*] Dollars ($[*]) in aggregate Net Sales of such Licensed Product;

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

(b) [*] percent ([*]%) of the aggregate Net Sales of such Licensed Product greater than [*] Dollars ($[*]) but not exceeding [*] Dollars ($[*]); and

(c) [*] percent ([*]%) of the aggregate Net Sales of such Licensed Product greater than [*] Dollars ($[*]).

7.5.2 After the [*] anniversary of the date of the first commercial sale of such Licensed Product by Salix or any of its Affiliates or Sublicensees, at all times when the Per Tablet Cost of Goods is equal to or greater than [*] United States Cents ($[*]) so long as Salix has then obtained and placed into service a [*]:

(a) at all times when the Per Tablet Cost of Goods is equal to or greater than [*] United States Cents ($[*]) but less than [*] United States Cents ($[*]),[*] percent ([*]%);

(b) at all times when the Per Tablet Cost of Goods is equal to or greater than [*] United States Cents ($[*]) but less than [*] United States Cents ($[*]),[*] percent ([*]%);

(c) at all times when the Per Tablet Cost of Goods is equal to or greater than [*] United States Cents ($[*]) but less than [*] United States Cents ($[*]),[*] percent ([*]%);

(d) at all times when the Per Tablet Cost of Goods is equal to or greater than [*] United States Cents ($[*]) but less than [*] United States Cents ($[*]),[*] percent ([*]%);

(e) at all times when the Per Tablet Cost of Goods is equal to or greater than [*] United States Cents ($[*]) but less than [*] United States Cents ($[*]), seven percent ([*]%);

(f) at all times when the Per Tablet Cost of Goods is equal to or greater than [*] United States Cents ($[*]) but less than [*] United States Cents ($[*]),[*] percent ([*]%); or

(g) at all times when Per Tablet Cost of Goods is equal to or greater than [*] United States Cents ($[*]),[*] percent ([*]%).

7.5.3 For clarification purposes, in the event that, at any time (and every time) after the terms of Section 7.5.2 have been triggered, the Per Tablet Cost of Goods is less than [*] United States Cents ($[*]), then the terms of Section 7.5.1 shall be re-instated and shall again be effective for so long as the Per Tablet Cost of Goods remains less than [*] United States Cents ($[*]).

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

7.6 Royalty Term. Napo’s right to receive royalties under Section 7.5 shall expire on a country-by-country and Licensed Product-by-Licensed Product basis upon the earlier of (a) the date of the first commercial sale (by a Person other than Salix or its Affiliates, Sublicensees or Distributors) in the country of a product that is approved by a Regulatory Authority and constitutes a Prescription Competitive Product in respect of such Licensed Product and (b) the later of (i) ten (10) Calendar Years from the date of first commercial sale of such Licensed Product in such country and (ii) the first date on which there is no longer (A) a Napo Patent that includes at least one Valid Claim or (B) any Data Exclusivity with respect to such Licensed Product in such country (such period, the “Royalty Term”). Upon expiration of each such Royalty Term, on a country-by-country and Licensed Product-by-Licensed Product basis, the licenses set forth in Section 10.1 shall be fully paid-up and perpetual licenses with respect to such Licensed Product in such country.

7.7 Royalty Step-Down. The royalties payable pursuant to Section 7.5 shall be reduced by [*] percent ([*]%) on a country-by-country basis (a) during any period in which there are [*] in such country in the [*] and [*] or (b) if aggregate commercial sales of units of Licensed Products [*] basis, based on data generated by IMS International (or if such data is not available, another reliable data source that is mutually agreed by the Parties by mutual written consent), for [*] or more consecutive [*] during the first [*] years following the initiation of commercial sales (by a Person other than Salix or its Affiliates, Sublicensees or Distributors) of a
Non-Prescription Competitive Product in the country.

7.8 Royalty Payments and Reports. Within forty-five (45) days after the end of each Quarter (or, for the last Quarter in a Calendar Year, sixty (60) days after the end of such Quarter), Salix shall make all royalty payments payable to Napo under this Agreement with respect to such Quarter. Along with such payments, Salix shall also provide detailed information regarding the calculation of royalties due pursuant to Section 7.5 including allowable deductions in the calculation of Net Sales of each Licensed Product on which royalties are paid.

7.9 Payment Method. All amounts due by Salix to Napo hereunder shall be paid in Dollars by wire transfer in immediately available funds to an account designated by Napo. Any undisputed payments or portions thereof due hereunder that are not paid on the date such payments are due under this Agreement shall accrue interest from the date that is thirty (30) days after the date on which payment was due at a rate equal to the lesser of (a) the prime rate as published in The Wall Street Journal, Eastern United States Edition, on the first Business Day of each Quarter in which such payments are overdue, plus [*] percentage points, and (b) the maximum rate permitted by law, calculated on the number of days such payment is delinquent, compounded monthly.

7.10 Taxes. Napo shall pay any and all taxes required by Applicable Law that are levied on account of royalties or other payments it receives under this Agreement. If laws or regulations require that taxes be withheld, Salix shall (a) deduct those taxes from the remittable royalty or other payment, (b) pay the taxes to the proper taxing authority, and (c) send evidence

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

of the obligation together with proof of payment to Napo within fifteen (15) days following that payment.

7.11 Sublicenses.

7.11.1 Salix shall have the responsibility to account for and report sales of any Licensed Product by its Sublicensees that are subject to royalty payments under Section 7.5 on the same basis as if such sales were Net Sales by Salix. Salix shall pay to Napo (or cause its Sublicensee(s) to pay to Napo, with Salix remaining responsible for any failure of the Sublicensee(s) to pay amounts when due under this Agreement) royalties on such sales as if such sales of the Sublicensee(s) were Net Sales of Salix or any of its Affiliates.

7.11.2 In the event Salix enters into agreements with one or more Sublicensees to Exploit any Licensed Product outside North America, Salix shall pay to Napo (a) [*] percent ([*]%) of (i) any up-front fees (including any fees paid in installments), (ii) milestone payments not tied to sales (including regulatory milestones), and (iii) the fair market value of any other consideration not tied to sales, in each case ((i), (ii) and (iii)) paid to Salix by such Sublicensee under such agreement; and (b) [*] percent ([*]%) of any royalties or other payments tied to sales and paid to Salix by such Sublicensee under such agreement in respect of sales of Licensed Products made by such Sublicensee outside North America, provided that in the event any such agreement extends to territories within North America and territories outside North America, then the payments described in the foregoing clause (a) shall be reasonably allocated between such territories and the foregoing clause (a) shall not apply in respect of payments allocated to North America.

7.11.3 Except as otherwise provided in this Section 7.11, Salix shall have no obligation to Napo or its Affiliates to share any fees, milestone payments, royalties, financial consideration or other consideration received by Salix and its Affiliates from any sublicense of their rights hereunder.

7.12 Foreign Exchange. For the purpose of computing the Net Sales for any Licensed Product sold in a currency other than Dollars and for purposes of determining Net Sales and Development Costs, or other shared expenses under this Agreement incurred by a Party in a currency other than Dollars, such Net Sales or Development Costs amounts shall be converted into Dollars each Quarter using an exchange rate that is the arithmetic average of the daily exchange rates (obtained as described below) during such Quarter. Each daily exchange rate shall be obtained from The Wall Street Journal, Eastern United States Edition, or, if not so available, as otherwise agreed by the Parties.

7.13 Third Party Payments Under Existing Agreements. Napo shall be solely responsible for all Third Party Payments and all of its other obligations under (a) the Tempesta License Agreement (including any and all royalties due, on each Licensed Product, to Michael

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

Tempesta, Ph.D.), (b) the UIRF License Agreement, and (c) any other agreements between Napo or any of its Affiliates and any Third Party in existence as of the Effective Date.

7.14 Records. Salix shall keep (and shall ensure that its Affiliates and Sublicensees shall keep) such records as are required to determine, in a manner consistent with GAAP and this Agreement, amounts due from it to Napo under this Article 7. All such books, records and accounts shall be retained by Salix until the later of (a) three (3) years after the end of the period to which such books, records and accounts pertain and (b) the expiration of the applicable tax statute of limitations (or any extensions thereof), or for such longer period as may be required by Applicable Law. Salix shall require its Sublicensees to provide to it a report detailing the foregoing expenses and calculations incurred or made by such Sublicensee, which report shall be made available to Napo in connection with any audit conducted by Napo pursuant to Section 7.15.

7.15 Audits. Each Party shall have the right to have an independent certified public accounting firm of internationally recognized standing, and reasonably acceptable to the audited Party, provided with access by the other Party during normal business hours, and upon reasonable prior written notice, to examine only those records of such other Party (and its Affiliates and Sublicensees) as may be reasonably necessary to determine, with respect to any Calendar Year or Annual Period ending not more than [*] years prior to the requesting Party’s request, the correctness or completeness of any report or payment made under this Agreement. The foregoing right of review may be exercised only once per Calendar Year and only upon objective criteria. Results of any such examination shall be (a) limited to information relating to the Licensed Products, (b) made available to both Parties and (c) subject to Article 12. The auditing Party shall bear the full cost and expense of the performance of any such audit, unless such audit discloses a variance to the detriment of the auditing Party of more than [*] percent ([*]%) from the amount of the original report, royalty or payment calculation, in which case the audited Party shall bear the full cost and expense of the performance of such audit. The results of such audit may be disputed in good faith by either Party according to Section 15.7.1. If such audit concludes that additional payments were owed or that excess payments were made during such period, the owing Party shall pay the additional amounts or the receiving Party shall reimburse such excess payments, with interest calculated in accordance with Section 7.9, within forty-five (45) days after the date on which such accounting firm’s written report is delivered to the Parties or any dispute with respect thereto is finally determined pursuant to Section 15.7.1, whichever is later.

ARTICLE 8

REPRESENTATIONS AND COVENANTS

8.1 Representations and Warranties. Each Party hereby represents and warrants to the other Party as of the Effective Date as follows:

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

8.1.1 Corporate Power. Such Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof.

8.1.2 Due Authorization. Such Party (a) has the power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (b) has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.

8.1.3 Binding Agreement. This Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with the terms hereof subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity.

8.1.4 Consents, Approvals, etc. All necessary consents, approvals and authorizations of all Regulatory Authorities and other parties required to be obtained by such Party in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder have been obtained.

8.1.5 Conflicts. The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (a) do not conflict with or violate any requirement of Applicable Law or any provision of the articles of incorporation, bylaws or any similar instrument of such Party, as applicable, in any material way and (b) do not conflict with, violate or breach, or constitute a default or require any consent under, any contractual obligation or court or administrative order by which such Party is bound.

8.1.6 Additional Napo Representations and Warranties. Napo hereby represents and warrants to Salix as of the Effective Date as follows:

(a) No Notice of Infringement. Except as set forth in Section 8.1.6(a) of Schedule 8.1.6, neither Napo nor any of its Affiliates has received written notice from any Third Party of any issued and enforceable Patent of such Third Party which would be infringed by the Napo Technology or the Development or Exploitation of any Licensed Product.

(b) No Litigation. There are no other claims, judgments or settlements against or owed by Napo or its Affiliates or to which Napo or its Affiliates is a party or, to Napo’s or its Affiliates’ knowledge, pending or threatened claims or litigation, in either case relating to the Napo Technology or any Licensed Product.

(c) Encumbrances. The Napo Technology is free and clear of any liens, charges and encumbrances.

(d) Necessary Agreements. Napo has (or will have at the time performance is due) maintained all agreements necessary to perform its obligations, and grant the rights granted to Salix, hereunder.

(e) No Invalidity. Napo does not have any present knowledge from which it would reasonably conclude that the Napo Patents are invalid.

(f) List of Napo Patents. Schedule 1.82 is a true and complete list of the Napo Patents.

(g) Compliance with Legal Requirements. Each Napo Patent that is registered, filed or issued under the authority of an appropriate governmental authority is and at all times has been in compliance with all legal requirements applicable thereto, and all filings, payments, and other actions required to be made or taken to maintain each item of the Napo Patents in full force and effect have been made by the applicable deadline. Furthermore, except as set forth in Section 8.1.6(g) of Schedule 8.1.6, (i) no application for a patent or any other type of intellectual property protection included in the Napo Technology (including but not limited to Napo Patents) filed by or on behalf of Napo or any licensor thereof with respect thereto has been abandoned or allowed to lapse and (ii) no provisional patent application has expired without the filing of a nonprovisional patent application that claims the benefit of such provisional patent application. All statements in any file referenced in Section 8.1.6(g) of Schedule 8.1.6 were true and accurate as of the date such statements were given or made to the applicable governmental authority.

(h) No Third Party Rights. Neither Napo nor any Affiliate thereof is a party to or otherwise bound by any oral or written contract or agreement that will result in any Third Party obtaining any interest in, or that would give to any Third Party any right to assert any claim in or with respect to, any rights granted to Salix under this Agreement.

(i) Confidentiality. Napo has taken reasonable measures, using reasonable business judgment, to protect the confidentiality of the Napo Know-How.

(j) Napo Technology. With respect to the Napo Technology:

(i) Napo does not have any knowledge that any of the Napo Patents is the subject of any pending interference, opposition, cancellation or other protest proceeding;

(ii) except as set forth in Section 8.1.6(j)(ii) of Schedule 8.1.6, relative to the Napo Patents, the technology claimed therein, and the Licensed Products, Napo does not have any knowledge of any claim pending, threatened, or previously made, alleging infringement or misappropriation of any patent, trade secret, or other intellectual property right of any Third Party; and

(iii) Napo is not aware of any Third Party activities which would constitute misappropriation or infringement of the Napo Technology (including but not limited to Napo Patents).

(k) Regulatory Documentation.

(i) Except as set forth in Section 8.1.6(k)(i) of Schedule 8.1.6, Napo owns all right, title, and interest in and to all Napo Technology and Regulatory Documentation of Napo, free and clear of any liens, claims, and encumbrances of any Person.

(ii) Except as set forth in Section 8.1.6(k)(ii) of Schedule 8.1.6, none of the Napo Technology or Regulatory Documentation has been obtained by Napo pursuant to any license or other agreement with any Third Party.

(iii) All Regulatory Documentation of Napo is and has been filed, updated, and maintained in accordance with Applicable Law, and Napo has not received nor been the subject of, nor is it aware of any information for which one would reasonably expect Napo to receive or be the subject of, any correspondence or other action on the part of any Regulatory Authority which would or could reasonably be expected to have a material adverse effect on the Regulatory Documentation of Napo or on the Development or Commercialization of any Licensed Product.

(iv) To Napo’s knowledge, no Licensed Product or product incorporating or utilizing any Napo Technology has obtained regulatory Approval in any jurisdiction for marketing or sale for human use.

(l) No Adverse Information. Napo has not received, nor is it aware of, any scientific or technical information which would reasonably be expected to have a material adverse effect on Salix’s Development or Commercialization of any Licensed Product (including but not limited to the obtaining of regulatory Approvals).

(m) FDA. Napo has not received from any Regulatory Authority any written notice regarding the approvability or approval of any Licensed Product. No Licensed Product has been withdrawn, suspended or discontinued by Napo as a result of any action by any Regulatory Authority, either within or outside the United States (whether voluntarily or otherwise). With respect to any Licensed Products, no officer, employee or, to the knowledge of Napo, agent of Napo has made any untrue statement of a material fact or a fraudulent statement to any

Regulatory Authority, failed to disclose any material fact required to be disclosed to any Regulatory Authority, or committed an act, made a statement or failed to make a statement that, at the time such act, statement or omission was made, could reasonably be expected to provide a basis for the FDA to invoke the FDA’s policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy of any Regulatory Authority, nor has any director, officer, employee or, to the knowledge of Napo, agent of Napo been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. Section 335a(a) (or any similar law or regulation) or authorized by 21 U.S.C. Section 335a(b) (or any similar law or regulation);

(n) Patent Owners. To Napo’s knowledge, as determined in accordance with applicable patent laws, there are no inventors with respect to the technology claimed in the Napo Patents other than the inventors named on the Patents described on Schedule 1.82.

(o) Government Funding. Except as set forth in Section 8.1.6(o) of Schedule 8.1.6, neither Napo nor any of its Affiliates is or has been a party to any agreement with the United States Federal government or an agency thereof pursuant to which the United States Federal government or such agency provided funding for the Development of any Licensed Product.

(p) Documents Provided. Napo has, up to and including the Effective Date, made available to Salix (i) all Regulatory Documentation and material information in its possession or control that relates to any Licensed Product and (ii) all other information that, to Napo’s or its Affiliates’ knowledge, is reasonably likely to have a material negative impact on the Exploitation of any Licensed Product.

(q) Conflicts. The grant by Napo to Salix of the licenses that are granted to Salix set forth in this Agreement do not conflict with, violate or breach, or constitute a default or require any consent under, any contractual obligation or court or administrative order by which Napo or its Affiliates are bound.

(r) Glenmark Agreement; AsiaPharm Agreement. Without intending to limit any of the other warranties, covenants or representations under this Article 8, the grant by Napo to Salix of the licenses that are granted or may be granted to Salix set forth in this Agreement, the Exploitation by Salix of Licensed Products pursuant thereto, and the undertaking and performance by Napo of its obligations under this Agreement do not and will not conflict with, violate or breach, or constitute a default or require any consent under, the Glenmark Agreement or the AsiaPharm Agreement, each as in effect as of the Effective Date.

(s) CPL. Napo has good title to all of the CPL described on Schedule 6.3.2 and title to such CPL will pass to Salix free and clear of any security interest, lien or other encumbrance whatsoever. All of the CPL described on Schedule 6.3.2 (i) is in good and usable condition; (ii) is in conformity with the Specifications and the Certificate of Analysis therefor; (iii) has been Manufactured in conformance with Applicable Law; (iv) has an expiration date no earlier than twenty-four (24) months after the Effective Date; (v) has not been adulterated (as such term is defined in the FFDCA); and (vi) may be introduced into interstate commerce pursuant to the FFDCA and similar provisions of other Applicable Law. The CPL described on Schedule 6.3.2 represents sufficient CPL to produce 450 kg of finished Licensed Compound. Neither Napo nor any of its Affiliates has been debarred or is subject to debarment pursuant to Section 306 of the FFDCA or any similar law in any country or listed on either Excluded List or any similar list in any country; provided that, with respect to any such similar laws or lists in any country other than the United States, Salix has identified for Napo with specificity such law or list.

(t) Accounts Payable. Schedule 7.1 accurately and correctly sets forth any and all unpaid Third Party invoices received by Napo in respect of services rendered or materials supplied for or in respect of Development, Manufacture, or any other activities related to the Licensed Compound or the Licensed Products and the unpaid amount of each such invoice.

(u) Incurred Costs. Schedule 8.1.6(u) accurately and correctly sets forth all unsatisfied obligations for the payment of money incurred by Napo to Third Parties in respect of services rendered or materials supplied for or in respect of Development, Manufacture, or any other activities related to the Licensed Compound or the Licensed Products and the unpaid amounts thereof.

8.2 Covenants.

8.2.1 Napo Covenants. Napo hereby covenants to Salix as follows:

(a) Necessary Agreements. Napo will maintain and keep in full force and effect all agreements necessary to perform its obligations, and grant the rights granted to Salix, hereunder.

(b) Encumbrances. Napo will not, without the prior written consent of Salix, encumber any portion of the Napo Technology with liens, charges or encumbrances that would adversely affect Salix’s ability to Exploit the Licensed Products.

(c) Conflicts. Napo will not enter into and it will cause its Affiliates to refrain from entering into any agreement or obligation that would materially adversely affect Napo’s ability to grant the licenses to Salix set forth in this Agreement.

(d) License to Manufacture. Napo will consent to any license and right of reference, to the extent agreed to between Salix and Glenmark, under the Regulatory Documentation Controlled by Napo or any of its Affiliates, if any, and under the Napo Technology, to manufacture the Licensed Compound or the Licensed Products, for the sole purpose of Developing and Commercializing the Licensed Compound or the Licensed Products in (a) the Human Excluding HIV/AIDS/ID/Pediatric Field in the Salix Human Excluding HIV/AIDS/ID/Pediatric Territory; (b) the HIV/AIDS/Pediatric Field in the Salix HIV/AIDS/Pediatric Territory; and (c) the ID Field in the Salix ID Territory.

(e) Glenmark Agreement. If Napo or Glenmark proposes to amend the Glenmark Agreement (including the Glenmark-Napo Amendment) or the Glenmark-Napo Letter Agreement, in each case as amended through the Effective Date, then Napo shall provide Salix with a written notice of such proposed amendment. Napo shall not enter into any amendment to the Glenmark Agreement (including the Glenmark-Napo Amendment) or the Glenmark-Napo Letter Agreement, in each case as amended through the Effective Date, without the prior written consent of Salix, which consent is not to be unreasonably withheld, conditioned, or delayed unless Salix determines, in its sole and absolute discretion (such discretion nonetheless to be exercised in good faith), that the proposed amendment adversely affects any of Salix’s rights under this Agreement.

(f) Glenmark Sublicenses. If Glenmark proposes to grant to a Third Party a sublicense to any of its rights granted by Napo to Glenmark under the Glenmark Agreement, then Napo shall provide Salix with a written notice of such proposed sublicense. Napo shall not provide its consent to any such sublicense without the prior written consent of Salix.

(g) Financial Statements. For all periods through and including the date of Initial Regulatory Approval of the CRO-HIV Product, Napo shall provide to Salix (a) within ten (10) days following the end of each calendar month a consolidated income statement and statement of cash flows for such calendar month for Napo and its Affiliates and a consolidated balance sheet as of the end of the calendar month for Napo and its Affiliates and (b) within thirty (30) days following the end of each Quarter a consolidated income statement and statement of cash flows for such Quarter for Napo and its Affiliates and a consolidated balance sheet as of the end of the Quarter for Napo and its Affiliates. Such financial statements shall be prepared from the books and records of Napo and its Affiliates in accordance with GAAP (but without the requirement of notes thereto) and shall in each instance be certified by the chief financial officer of Napo as having been so prepared.

(h) Delivery of CPL. Napo shall cause the CPL described on Schedule 6.3.2 to be delivered to Salix, upon Salix’s request and at Salix’s sole cost and expense, at such location or locations as may be designated by Salix.

(i) Assignment of Contracts. Napo hereby agrees, at Salix’s request, to cooperate in good faith with Salix in effecting the assignment to Salix of Napo’s rights under any Third Party contract or agreement to which Napo is a party in respect of the Manufacture, Development or Commercialization of the Licensed Compound or the Licensed Products, excluding the Glenmark Agreement, the Glenmark-Napo Amendment, the Glenmark-Napo Letter Agreement, and the AsiaPharm Agreement. Without limiting the foregoing, Napo shall assist Salix in reaching any necessary accommodation or agreement with any Third Party that is a party to any such contract or agreement so as to permit the effective assignment of Napo’s rights as contemplated by the preceding sentence. It is acknowledged and agreed that Napo may condition any such assignment upon the assumption by Salix of Napo’s related obligations (or other satisfactory arrangement for the satisfaction by Salix of such obligations) to any Third Party that is a party to a contract or agreement to be assigned by Napo to Salix pursuant to this Section 8.2.1(i), and Napo and Salix agree to negotiate in good faith with respect to any such arrangements. For the avoidance of doubt, any assumption of obligations by Salix in connection with the assignment by Napo of its rights under a contract or agreement as contemplated by this Section 8.2.1(i) shall be without prejudice to the provisions of Article 3.

8.2.2 Salix Covenants. Salix hereby covenants and agrees that it will not, nor will it permit its Affiliates or Sublicensees to, at any time during the period ending on the later of the expiration or termination of this Agreement institute, prosecute or otherwise voluntarily participate in (or in any way voluntarily aid any Third Party in instituting, prosecuting or participating in), at law or in equity or before any administrative or regulatory body, including the United States Patent and Trademark Office or its foreign counterparts, any claim, demand, action or cause of action for declaratory relief, damages or any other remedy or for an enjoinment, injunction or any other equitable remedy, including any interference, re-examination, opposition or any similar proceeding, alleging that any claim in a Napo Patent is invalid, unenforceable or otherwise not patentable or would not be infringed by Salix’s activities absent the rights and licenses granted by Napo to Salix under Section 10.1.

8.3 Debarment. Each Party represents, warrants and covenants to the other that neither such Party nor any of its Affiliates (a) has been debarred by a Regulatory Authority, (b) is subject to debarment by a Regulatory Authority, or (c) will use, in any capacity, in connection with the activities to be performed under this Agreement, any person or entity who or that has been debarred, or is the subject of debarment proceedings by any Regulatory Authority. If either Party learns that a person or entity performing on its behalf under this Agreement has been debarred by any Regulatory Authority, or has become the subject of debarment proceedings by any Regulatory Authority, such Party shall so promptly notify the other Party and shall prohibit such person or entity from performing on its behalf under this Agreement.

8.4 DISCLAIMER OF WARRANTY. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTIONS 8.1, 8.2 and 8.3, SALIX AND NAPO MAKE NO REPRESENTATIONS AND GRANT NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, UNDER THIS AGREEMENT, AND SALIX AND NAPO EACH SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES UNDER THIS AGREEMENT.

ARTICLE 9

COMMERCIALIZATION

9.1 Commercialization of the Licensed Products.

9.1.1 In General. As between the Parties, Salix shall have the sole right and obligation to Commercialize the Licensed Products in (a) the Human Excluding HIV/AIDS/ID/Pediatric Field in the Salix Human Excluding HIV/AIDS/ID/Pediatric Territory; (b) the HIV/AIDS/Pediatric Field in the Salix HIV/AIDS/Pediatric Territory; and (c) the ID Field in the Salix ID Territory, in each case ((a), (b) and (c)) in compliance with this Agreement and Applicable Law.

9.1.2 Commercialization Obligations. Salix, directly or through one or more of its Affiliates, Sublicensees or Distributors, shall use Commercially Reasonable Efforts to Commercialize the CRO-HIV Product in the United States.

9.1.3 Commercialization Plan. Within ninety (90) days after data resulting from the completion of the first Phase III Clinical Trial is finalized or by a date otherwise agreed to by the Parties, Salix shall provide to Napo a preliminary Commercialization plan, setting forth (a) unit volume and market share forecasts for the CRO-HIV Product in North America, (b) certain marketing and other Commercialization activities for the CRO-HIV Product that are required to be conducted by or on behalf of Salix, and (c) any other matters or activities determined by the Joint Steering Committee.

9.2 Promotional Materials and Activities.

9.2.1 In General. As between the Parties, Salix shall have sole authority and responsibility for preparing all Promotional Materials used to support the Commercialization of the Licensed Products in (a) the Human Excluding HIV/AIDS/ID/Pediatric Field in the Salix Human Excluding HIV/AIDS/ID/Pediatric Territory; (b) the HIV/AIDS/Pediatric Field in the Salix HIV/AIDS/Pediatric Territory;

and (c) the ID Field in the Salix ID Territory and obtaining any Approvals required for the use of any such Promotional Materials.

9.2.2 Markings. All Promotional Materials, packaging and Product Labeling for any Licensed Product used by Salix, its Affiliates, Sublicensees or Distributors in connection with the Licensed Product shall contain, to the extent permitted by Applicable Law, a statement in a reasonably prominent manner that Napo is licensor and including Napo’s logo, and an appropriate reference to the sustainable supply of the Licensed Compound.

9.3 Unauthorized Sales.

9.3.1 Unauthorized Sales by Salix. Salix (a) shall, and shall cause its Affiliates, Sublicensees and Distributors to, distribute, market, promote, offer for sale and sell the Licensed Products only in (i) the Human Excluding HIV/AIDS/ID/Pediatric Field in the Salix Human Excluding HIV/AIDS/ID/Pediatric Territory; (ii) the HIV/AIDS/Pediatric Field in the Salix HIV/AIDS/Pediatric Territory; and (iii) the ID Field in the Salix ID Territory and, (b) to the extent consistent with Applicable Law, shall not, and shall not permit its Affiliates and shall use commercially reasonable efforts to not permit Sublicensees or Distributors to, distribute, market, promote, offer for sale or sell the Licensed Products (i) to any Person in fields of use and countries other than those as specified in the preceding clause (a) or (ii) to any Person in the fields of use and countries as specified in the preceding clause (a) that Salix, or its Affiliates, Sublicensees or Distributors, as applicable, knows (A) is likely to distribute, market, promote, offer for sale or sell the Licensed Products in fields of use and countries other than those as specified in the preceding clause (a) or assist another Person to do so, or (B) has directly or indirectly distributed, marketed, promoted, offered for sale or sold the Licensed Products in fields of use and countries other than those as specified in the preceding clause (a) or assisted another Person to do so. Such commercially reasonable efforts with respect to Sublicensees and Distributors shall include obtaining their written agreement to an undertaking at least as restrictive with respect to such Sublicensees and Distributors as the preceding sentence is with respect to Salix and its Affiliates, and enforcing such right in an appropriate manner. If Salix or any of its Affiliates, Distributors or Sublicensees receives any orders for the Licensed Products for fields of use and countries other than those specified in clause (a) of the first sentence of this Section 9.3.1, it shall promptly refer such orders to Napo. For the avoidance of doubt, Salix shall not, and shall not permit its Affiliates and shall use commercially reasonable efforts to not permit its Sublicensees or Distributors to, distribute, market, promote, offer for sale or sell the Licensed Products (i) in any country within the Glenmark Territory (as defined in the Glenmark Agreement) until Salix or its Affiliates or Sublicensees have obtained Approval of such Licensed Product for an indication other than an indication covered by a field of use exclusively granted to Glenmark for such country under the Glenmark Agreement. Salix shall notify Napo and Glenmark promptly in writing upon receipt of any such Approval.

9.3.2 Unauthorized Sales by Napo. Napo (a) shall, and shall cause its Affiliates, licensees and distributors to, distribute, market, promote, offer for sale and sell the Licensed Products only in fields of use and countries other than those as specified in subclause (a) of the first sentence of Section 9.3.1 and, (b) to the extent consistent with Applicable Law, shall not, and shall not permit its Affiliates and shall use commercially reasonable efforts to not permit its licensees or distributors to, distribute, market, promote, offer for sale or sell the Licensed Products (i) to any Person in the fields of use and countries as specified in subclause (a) of the first sentence of Section 9.3.1 or (ii) to any Person in fields of use and countries other than those as specified in subclause (a) of the first sentence of Section 9.3.1 that Napo, or its Affiliates, licensees or distributors, as applicable, knows (A) is likely to distribute, market, promote, offer for sale or sell the Licensed Product in the fields of use and countries as specified in subclause (a) of the first sentence of Section 9.3.1 or assist another Person to do so, or (B) has directly or indirectly distributed, marketed, promoted, offered for sale or sold the Licensed Products in the fields of use and countries as specified in subclause (a) of the first sentence of Section 9.3.1 or assisted another Person to do so. Such commercially reasonable efforts with respect to Napo’s licensees and distributors shall include obtaining their written agreement to an undertaking at least as restrictive with respect to such licensees and distributors as the preceding sentence is with respect to Napo and its Affiliates, and enforcing such right in an appropriate manner (it being agreed that in respect of Napo’s licensee, Glenmark, Napo’s obligations in this regard are satisfied by the execution and delivery simultaneously herewith of each of the Glenmark-Napo Amendment and the Glenmark-Napo Letter Agreement).

9.4 Reporting. Salix shall prepare and maintain reasonably complete and accurate records regarding Commercialization of the Licensed Products in (a) the Human Excluding HIV/AIDS/ID/Pediatric Field in the Salix Human Excluding HIV/AIDS/ID/Pediatric Territory; (b) the HIV/AIDS/Pediatric Field in the Salix HIV/AIDS/Pediatric Territory; and (c) the ID Field in the Salix ID Territory and shall provide to Napo and the JSC a detailed report regarding such Commercialization at least once per Quarter. Such report shall contain sufficient detail to enable Napo to assess Salix’s compliance with its Commercialization obligations set forth in Section 9.1.2 during the preceding Quarter, including information with respect to the following: (i) Net Sales for Licensed Products in the aforementioned fields of use and countries and (ii) actual itemized expenditures with respect to Commercialization activities. Salix shall provide Napo with such additional information regarding the Commercialization of the Licensed Products as Napo may reasonably request from time to time. All of the foregoing shall be deemed Confidential Information of Salix hereunder, and Napo shall not use any information learned by it or disclosed to it pursuant to this Section 9.4 except as reasonably necessary to assess and enforce Salix’s compliance with Section 9.1.2.

ARTICLE 10

LICENSE GRANTS

10.1 Grants to Salix. Subject to the terms and conditions of this Agreement, including Section 10.2, Napo hereby grants to Salix:

10.1.1 an exclusive (including with regard to Napo and its Affiliates), royalty-bearing license, with the right to grant sublicenses in accordance with Section 10.3, under the Napo Technology, to Exploit the Licensed Compound or the Licensed Products in (a) the Human Excluding HIV/AIDS/ID/Pediatric Field in the Salix Human Excluding HIV/AIDS/ID/Pediatric Territory; (b) the HIV/AIDS/Pediatric Field in the Salix HIV/AIDS/Pediatric Territory; and (c) the ID Field in the Salix ID Territory.

10.1.2 an exclusive (including with regard to Napo and its Affiliates), royalty-bearing license and right of reference, with the right to grant sublicenses and further rights of reference in accordance with Section 10.3, under the Regulatory Documentation Controlled by Napo or any of its Affiliates, if any, to Exploit the Licensed Compound or the Licensed Products in (a) the Human Excluding HIV/AIDS/ID/Pediatric Field in the Salix Human Excluding HIV/AIDS/ID/Pediatric Territory; (b) the HIV/AIDS/Pediatric Field in the Salix HIV/AIDS/Pediatric Territory; and (c) the ID Field in the Salix ID Territory;

10.1.3 subject to Sections 2.5 and 11.8, a non-exclusive, worldwide, royalty-bearing license, with the right to grant sublicenses in accordance with Section 10.3, to use the Product Trademarks (to the extent Controlled by Napo) as necessary to exercise its rights under the grants in Sections 10.1.1 and 10.1.2 as consistent with this Agreement, provided that Napo shall have a right to monitor and comment upon the manner in which such Product Trademarks are used; and

10.1.4 subject to Section 11.8, a royalty-free, worldwide, non-exclusive license, with the right to grant sublicenses in accordance with Section 10.3, to use in connection with its Exploitation of the Licensed Compound or the Licensed Products in (a) the Human Excluding HIV/AIDS/ID/Pediatric Field in the Salix Human Excluding HIV/AIDS/ID/Pediatric Territory; (b) the HIV/AIDS/Pediatric Field in the Salix HIV/AIDS/Pediatric Territory; and (c) the ID Field in the Salix ID Territory such Corporate Names of Napo or its Affiliates as Napo may designate with respect to a country.

10.2 Retention of Rights. Notwithstanding anything to the contrary in this Agreement, as between the Parties, Napo and its Affiliates retain (subject to Sections 10.1.3 and 10.1.4) (a) all rights to Exploit the Licensed Compound or the Licensed Products outside (i) the Human Excluding HIV/AIDS/ID/Pediatric Field in the Salix Human Excluding HIV/AIDS/ID/Pediatric Territory; (ii) the HIV/AIDS/Pediatric Field in the Salix HIV/AIDS/Pediatric Territory; and (iii) the ID Field in the Salix ID Territory; and (b) non-exclusive rights to Develop and manufacture the Licensed Compound or the Licensed Products to the extent such Development or manufacture is for the purposes of (i) performing its obligations under this Agreement or (ii) Developing and Commercializing the Licensed Compound or the Licensed Products outside (A) the Human Excluding HIV/AIDS/ID/Pediatric Field in the Salix Human Excluding HIV/AIDS/ID/Pediatric Territory; (B) the HIV/AIDS/Pediatric Field in the Salix HIV/AIDS/Pediatric Territory; and (C) the ID Field in the Salix ID Territory.

10.3 Sublicensing. Subject to any approvals required from a Third Party licensor, the rights and licenses granted to Salix under Section 10.1 and Napo under Section 10.4 shall include the right to grant sublicenses (or further rights of reference), through multiple tiers of Sublicensees. Each Party hereby guarantees the performance of its Affiliates and Sublicensees, and the grant of any such sublicense shall not relieve the sublicensing Party of its obligations under this Agreement, except to the extent they are satisfactorily performed by such Sublicensee. Any such sublicenses shall be consistent with and subject to the terms and conditions of this Agreement.

10.4 Grants to Napo. Subject to the terms and conditions of this Agreement, Salix hereby grants to Napo:

10.4.1 a royalty-free, exclusive (including with regard to Salix and its Affiliates) license, with the right to grant sublicenses in accordance with Section 10.3, under the Salix Technology, to Exploit the Licensed Compound or the Licensed Products outside (a) the Human Excluding HIV/AIDS/ID/Pediatric Field in the Salix Human Excluding HIV/AIDS/ID/Pediatric Territory; (b) the HIV/AIDS/Pediatric Field in the Salix HIV/AIDS/Pediatric Territory; and (c) the ID Field in the Salix ID Territory.

10.4.2 a royalty-free license and right of reference, with the right to grant sublicenses and further rights of reference in accordance with Section 10.3, under the Regulatory Documentation Controlled by Salix or its Affiliates, to Exploit the Licensed Compound or the Licensed Products outside (a) the Human Excluding HIV/AIDS/ID/Pediatric Field in the Salix Human Excluding HIV/AIDS/ID/Pediatric Territory; (b) the HIV/AIDS/Pediatric Field in the Salix HIV/AIDS/Pediatric Territory; and (c) the ID Field in the Salix ID Territory.

10.4.3 subject to Sections 2.5 and 11.8, a non-exclusive, worldwide, royalty-bearing license, with the right to grant sublicenses in accordance with Section 10.3, to use the Product Trademarks (to the extent Controlled by Salix) as necessary to exercise its rights under the grants in Sections 10.4.1 and 10.4.2 and under Section 6.5 as consistent with this Agreement.

Notwithstanding anything to the contrary in this Agreement, as between the Parties, Salix retains (subject to Section 10.2(b)) (a) all rights to Exploit the Salix Technology in (i) the Human Excluding HIV/AIDS/ID/Pediatric Field in the Salix Human Excluding HIV/AIDS/ID/Pediatric Territory; (ii) the HIV/AIDS/Pediatric Field in the Salix HIV/AIDS/Pediatric Territory; and (iii) the ID Field in the Salix ID Territory; and (b) non-exclusive rights to Exploit the Salix Technology to Develop or manufacture the Licensed Compound or the Licensed Products, to the extent such Development or manufacture is for the purpose of Exploiting the Licensed

Compound or the Licensed Products in (i) the Human Excluding HIV/AIDS/ID/Pediatric Field in the Salix Human Excluding HIV/AIDS/ID/Pediatric Territory; (ii) the HIV/AIDS/Pediatric Field in the Salix HIV/AIDS/Pediatric Territory; and (iii) the ID Field in the Salix ID Territory.

10.5 Available Rights; Salix First Right of Negotiation to License Additional Napo Products.

10.5.1 In the event that at any time the Glenmark Agreement or the AsiaPharm Agreement should terminate and rights, territories or fields of use in respect of the Napo Technology, the Licensed Compound or Licensed Products revert to Napo as a result of such termination or Napo should become entitled pursuant to Section 2.2(c) of the Glenmark Agreement to enter a country, then the terms of this Agreement shall automatically, without further action by either Party and without any further payment by or on behalf of Salix, be, and they hereby are, amended to expand and extend the license grants, territories, fields of use, and other rights of Salix set forth in this Agreement to cover and include the rights, territories, and fields of use in respect of the Napo Technology, the Licensed Compound and Licensed Products so reverting to Napo.

10.5.2 Napo agrees that, in the event it desires to grant a license to any of its products or compounds developed or intended to be developed or marketed or intended to be marketed for gastro-intestinal indications (other than the Licensed Compound or Licensed Products), Salix shall have a first right of negotiation with respect to such license, for a period of sixty (60) days following Salix’s receipt of a written notice (the “License Notice”) from Napo of such desire. Such right of first negotiation shall be exercisable by Salix by notice given to Napo within [*] days of the date of the License Notice. In the event Salix exercises its right of first negotiation, the Parties shall promptly begin to negotiate in good faith with respect to the foregoing, but neither Party shall have any obligation to enter into any agreement unless the Parties are able to agree in writing on mutually acceptable terms and conditions at such time. During such sixty (60) day period, Napo shall negotiate exclusively with Salix and shall not pursue negotiations with, nor furnish information regarding the licensing opportunity to, any other Person. In the event the Parties are unable to conclude such an agreement during such sixty (60) day period, and Salix indicates to Napo in writing that it desires to continue negotiations with Napo, the Parties shall continue to negotiate in good faith, provided that Napo shall be free from and after the end of such sixty (60) day negotiation period to negotiate and enter into agreements with Third Parties on terms no more favorable to the Third Party than those offered to Salix (“License Terms”); provided further that if Napo does not enter into an agreement on License Terms within [*] after Napo provides to Salix the License Notice, then Napo must, after such date, provide Salix with a new License Notice and must again fulfill the other requirements of this Section 10.5.2. Furthermore, Napo shall provide to Salix the same preliminary data and information package relating to such product or compound as it provides to any such Third Party during negotiations, if any.

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

ARTICLE 11

INTELLECTUAL PROPERTY

11.1 Disclosures.

11.1.1 Napo shall disclose to Salix in writing any and all material Napo Know-How, Napo Patents and Regulatory Documentation developed or prepared or otherwise Controlled by Napo or any of its Affiliates or Sublicensees, promptly after the development or preparation or acquisition thereof, in each case as reasonably necessary or useful for Salix to exercise the licenses granted to it pursuant to Section 10.1.

11.1.2 Salix shall disclose to Napo in writing any and all material Salix Know-How, Salix Patents and Regulatory Documentation developed or prepared or otherwise Controlled by Salix or any of its Affiliates or Sublicensees, promptly after the development or preparation or acquisition thereof, in each case as reasonably necessary or useful for Napo to exercise the licenses granted to it pursuant to Section 10.4.

11.2 Ownership of Intellectual Property.

11.2.1 Ownership of Inventions. Subject to Sections 11.2.2, 11.3.1 and 13.6 and the licenses and rights of reference granted to Salix under Section 10.1 and Napo under Section 10.4, as between the Parties, [*] shall own and retain all right, title and interest in and to any and all Information, Materials and inventions that are conceived, discovered, developed or otherwise made under or in connection with this Agreement, whether or not patented or patentable, and any and all Patents and intellectual property rights with respect thereto, and (b) [*] shall own and retain all right, title and interest in and to any and all other Information, Materials or inventions, and Patent and intellectual property rights that are owned or otherwise Controlled (other than pursuant to the license grants set forth in Sections 10.1 and 10.4) by such Party, its Affiliates or its Sublicensees as of the Effective Date.

11.2.2 Ownership of Technology. Without limitation of Section 11.2.1, subject to Section 11.3.1 and the licenses and rights of reference granted under Sections 10.1 and 10.4, as between the Parties, Salix shall own and retain all right, title and interest in and to all Salix Technology, and Napo shall own and retain all right, title and interest in and to all Napo Technology.

11.2.3 Ownership of Regulatory Documentation and Approvals. Subject to the licenses and rights of reference granted hereunder, Section 4.4(b) of the Glenmark Agreement as in effect as of the Effective Date, and Applicable Law, and without limiting Section 4.4, as between the Parties, [*] shall own all right, title and interest in and to any Regulatory Documentation and Approvals relating to any Licensed Product.

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

11.2.4 Ownership of Corporate Names. As between the Parties, each Party shall retain all right, title and interest in and to its Corporate Names and agrees that it shall not attack, dispute or contest the validity of or ownership of the other Party’s Corporate Names or any registrations issued or issuing with respect thereto.

11.2.5 United States Law. The determination of whether Information, Materials and inventions are conceived, discovered, developed or otherwise made by a Party for the purpose of allocating proprietary rights (including Patent, copyright or other intellectual property rights) therein, shall, for purposes of this Agreement, be made in accordance with Applicable Law in the United States. In the event that United States law does not apply to the conception, discovery, development or making of any Information, Materials or inventions hereunder, each Party shall, and does hereby, assign, and shall cause its Affiliates and Sublicensees to so assign, to the other Party, without additional compensation, such right, title and interest in and to any Technology, as well as any intellectual property rights with respect thereto, as is necessary to fully effect the sole ownership provided for in Sections 11.2.1 and 11.2.2.

11.3 Patent Maintenance and Prosecution.

11.3.1 Napo Patents and Salix Patents. [*] shall have sole discretion and responsibility to prepare, file, prosecute and maintain the Napo Patents and the Salix Patents and shall be responsible for related interference and opposition proceedings; provided, however, that in the case of any issued Napo Patent or issued Salix Patent, if [*] plans to abandon such Patent, [*] shall notify [*] in writing at least [*] days in advance of the due date of any payment or other administrative action that is required to maintain such Patent (i.e., an administrative action that involves routine and customary filings, it being understood that interference, opposition, reissue and re-examination proceedings, prosecution or defense of infringement actions, and the like, shall not be considered administrative actions), and [*] may elect, upon written notice within such [*]-day period to [*], to make such payment or take such administrative action, in the name of Salix (with respect to a Salix Patent) or Napo (with respect to a Napo Patent), as the case may be. Except as expressly permitted in this Section 11.3.1, Napo shall have no right to prepare, file, prosecute or maintain any Salix Patents, and [*] shall have no right to prepare, file, prosecute or maintain any Napo Patents.

11.3.2 Costs and Expenses. Amounts paid by [*] to Third Parties in connection with filing, prosecuting and maintaining (including any costs and expenses of patent interference, opposition, reissue and re-examination proceedings) Patents as contemplated by Section 11.3.1 shall be included as an element of Development Costs. All other costs and expenses incurred by a Party pursuant to Section 11.3.1 shall be borne by such Party.

11.3.3 Cooperation. Each Party shall assist and cooperate with the other Party as such other Party may reasonably request from time to time in connection with its

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

activities set forth in Section 11.3.1. Each Party shall keep the other Party currently informed of all steps to be taken in the preparation and prosecution of all applications filed by it according to this Section 11.3 and shall furnish such other Party with copies of such applications for Patents, amendments thereto and other related correspondence to and from patent offices, and, to the extent reasonably practicable, permit such other Party an opportunity to offer its comments thereon before making a submission to a patent office which could materially affect the scope or validity of the patent coverage that may result. Such other Party shall offer its comments, if any, promptly.

11.3.4 Patent Term Extension. The JSC shall be responsible for making decisions regarding patent term extensions, including supplementary protection certificates and any other extensions that are now or become available in the future, wherever applicable, for Napo Patents and Salix Patents. Each Party shall reasonably cooperate, as requested by the other Party, to implement such decisions. Notwithstanding the foregoing, the Parties shall coordinate their activities with respect to any patent term extension with respect to all Patents in order to secure the optimal protection for each Licensed Product available under Applicable Law.

11.4 Enforcement of Patents.

11.4.1 Notice. If any Napo Patent or Salix Patent is allegedly or actually infringed by a Third Party in a manner relating to a Licensed Product, the Party first having knowledge of such infringement shall promptly notify the other in writing. The notice shall set forth the facts of that infringement in reasonable detail.

11.4.2 Prosecution. As between the Parties, [*] shall have the first right, but not the obligation, to control the prosecution of any infringement described in this Section 11.4. [*] shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. If [*] does not initiate an infringement action within [*] days (or [*] days in the case of an action brought under the Hatch-Waxman Act) of learning of the infringement, [*] shall have the right, but not the obligation, to bring such an action. [*] shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.

11.4.3 Enforcement Procedure. In the event a Party is entitled to and brings an infringement action in accordance with this Section 11.4, the other Party shall cooperate fully, including furnishing of a power of attorney, being joined as a party plaintiff in such action, providing access to relevant documents and other evidence, and making its employees available at reasonable business hours. If a Party pursues an action against such alleged infringement, it shall consider in good faith any comments from the other Party and shall keep the other Party reasonably informed of any steps taken to preclude such infringement.

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

11.4.4 Costs and Recovery. Any costs and expenses relating to any enforcement action commenced pursuant to this Section 11.4 by Salix shall be [*]. Any costs and expenses relating to any enforcement action commenced pursuant to this Section 11.4 by [*]shall be borne by [*]. Any damages or other amounts collected shall be first allocated to reimburse the Parties for their costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses). Any remainder after such reimbursement is made shall be retained by the Party that has exercised its right to bring the enforcement action; provided, however, that to the extent that any award or settlement (whether by judgment or otherwise) is attributable to loss of sales or profits with respect to a Licensed Product, the Parties shall negotiate in good faith an appropriate allocation of such remainder to reflect the economic interests of the Parties under this Agreement with respect to such Licensed Product.

11.5 Invalidity or Unenforceability Defenses or Actions.

11.5.1 Third Party Defense or Counterclaim. If a Third Party asserts, as a defense or as a counterclaim in any infringement action under Section 11.4.2, that any Napo Patent or Salix Patent is invalid or unenforceable, then the Party pursuing such infringement action shall promptly give written notice to the other Party. [*] shall have the first right but not the obligation, through counsel of its choosing, to respond to such defense or defend against such counterclaim (as applicable) and, if [*] is pursuing the applicable infringement action under Section 11.4.2, [*] shall allow [*] to control such response or defense (as applicable), provided that if [*] determines not to respond to such defense or defend against such counterclaim (as applicable), [*] shall, at its sole cost and expense, have the right but not the obligation to respond to such defense or defend against such counterclaim (as applicable); provided, however, that the Party controlling such response or defense shall obtain the written consent of Napo, with respect to the Napo Patents, or Salix, with respect to the Salix Patents, prior to ceasing to defend, settling or otherwise compromising such defense or counterclaim, such consent not to be unreasonably withheld, conditioned, or delayed. Any costs and expenses with respect to any such response or defense against such counterclaim controlled by [*] shall be [*].

11.5.2 Third Party Declaratory Judgment or Similar Action. If a Third Party asserts, in a declaratory judgment action or similar action or claim filed by such Third Party, that any Napo Patent or Salix Patent is invalid or unenforceable, then the Party first becoming aware of such action or claim shall promptly give written notice to the other Party. [*] shall have the first right, but not the obligation, through counsel of its choosing, to defend against such action or claim, provided that if [*] determines not to assume such defense, [*] shall, at its sole cost and expense, have the right but not the obligation to defend against such action or claim; provided, however, that the Party controlling such defense shall obtain the written consent of Napo, with respect to the Napo Patents, or Salix, with respect to the Salix Patents, prior to ceasing to defend, settling or otherwise compromising any such action or claim, such consent not to be

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

unreasonably withheld, conditioned, or delayed. Any costs and expenses with respect to any such defense controlled by [*] shall be [*].

11.5.3 Assistance. Each Party shall provide to the other Party all reasonable assistance requested by the other Party in connection with any action, claim or suit under this Section 11.5, including allowing such other Party access to the assisting Party’s files and documents and to the assisting Party’s personnel who may have possession of relevant information. In particular, the assisting Party shall promptly make available to the other Party, [*], all information in its possession or control that it is aware will assist the other Party in responding to any such action, claim or suit.

11.6 Infringement Claims by Third Parties.

11.6.1 Notice. If a Third Party asserts that a Patent, trademark, or other intellectual property right owned by it is infringed by the Exploitation of any Licensed Product, the Party first obtaining knowledge of such a claim shall immediately provide the other notice of such claim along with the related facts in reasonable detail.

11.6.2 Defense. [*] shall have the first right, but not the obligation, to control such defense. If [*] fails to accept control of the defense of any such claim within [*] days after receiving or giving notice thereof to [*] pursuant to this Section 11.6.2, then [*] shall have the right, but not the obligation, to defend against such claim. Notwithstanding the foregoing, the controlling Party shall not be entitled to assert a claim or counterclaim against such Third Party based on the other Party’s Technology without the prior written consent of such other Party, not to be unreasonably withheld, conditioned, or delayed (and if the other Party does not give such consent or wishes to control a claim or counterclaim based on its Technology, such other Party shall be entitled to assert or exercise such control pursuant to Section 11.4). The Party that does not control the defense of a claim hereunder shall reasonably cooperate with the controlling Party in any such defense and shall have the right, at its own expense, to be represented separately by counsel of its own choice in any such proceeding.

11.6.3 Settlement of Third Party Claims. The Party that controls the defense of a given claim with respect to a Licensed Product shall also have the right to control settlement of such claim; provided, however, that (a) no settlement shall be entered into without the prior consent of the other Party if such settlement would adversely affect or diminish the rights and benefits of the other Party under this Agreement or impose any new obligations or adversely affect any obligations of the other Party under this Agreement; and (b) the controlling Party shall not be entitled to settle any such Third Party claim by granting a license or covenant not to sue under or with respect to the other Party’s Technology without the prior written consent of such other Party, not to be unreasonably withheld, conditioned, or delayed.

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

11.6.4 Allocation of Costs. Any costs and expenses relating to any defense controlled by [*] pursuant to this Section 11.6 shall be [*]. Any costs and expenses relating to any defense controlled by [*] pursuant to this Section 11.6 shall be borne by [*]. Any damages or other amounts collected shall be first allocated to reimburse the Parties for their costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses), with any remainder being retained by the Party that has exercised its right to bring the action; provided, however, that to the extent that any award (whether by judgment, settlement or otherwise), is attributable to loss of sales or profits with respect to a Licensed Product, the Parties shall negotiate in good faith an appropriate allocation of such award to reflect the economic interests of the Parties under this Agreement with respect to such Licensed Product. Any Third Party Payments arising in connection with the settlement of any defense pursuant to this Section 11.6 shall be allocated between the Parties in accordance with the provisions of Section 11.7.

11.7 Third Party Licenses.

11.7.1 If, in the absence of a license from a Third Party, the Exploitation of a Licensed Product by [*] or its Affiliates or Sublicensees infringes or misappropriates any Patent or any intellectual property right of such Third Party in any country, such that [*] or any of its Affiliates or Sublicensees cannot Exploit such Licensed Product in such country without infringing the Patent or intellectual property rights of such Third Party, then [*] shall have the first right to take the lead on negotiating the terms of each such license; provided that if [*] does not take such lead, then [*] may do so; provided further, that the negotiating Party shall obtain the written consent of the other Party prior to entering into any such license, such consent not to be unreasonably withheld, conditioned, or delayed. In any event, the terms of any such license shall permit the Party obtaining such license to grant to the other Party a sublicense thereunder to the same extent that such Party licenses its Technology to the other Party under this Agreement and upon termination.

11.7.2 Napo shall be solely responsible for any Third Party Payments in respect of any license obtained pursuant to Section 11.7.1 to permit the Exploitation of a Licensed Product by Salix or its Affiliates or Sublicensees as contemplated by the Development Plan and Budget as the same exists on the Effective Date. In respect of any other license obtained pursuant to Section 11.7.1, Salix shall be entitled to deduct from royalties it owes to Napo [*] percent ([*]%) of the amount of any Third Party Payments due under any such license up to a maximum amount of [*] percent ([*]%) of the royalties owed to Napo pursuant to Section 7.5 for any Annual Period, with any balance then remaining to be carried over to royalties owed to Napo in respect of subsequent Annual Periods and applied against the royalties due in respect of such subsequent Annual Periods, up to a maximum amount for each Annual Period of [*] percent ([*]%) of the royalties owed in respect of such subsequent Annual Period.

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

11.8 Product Trademarks.

11.8.1 Ownership of Product Trademarks. Subject to Section 13.6 and the license grants to Salix under Section 10.1 and Napo under Section 10.4, as between the Parties, (a) Salix shall own and retain all right, title and interest in and to any Product Trademarks registered or otherwise used in connection with the Exploitation of a Licensed Product in (i) the Human Excluding HIV/AIDS/ID/Pediatric Field in the Salix Human Excluding HIV/AIDS/ID/Pediatric Territory; (ii) the HIV/AIDS/Pediatric Field in the Salix HIV/AIDS/Pediatric Territory; and (iii) the ID Field in the Salix ID Territory and (b) Napo shall own and retain all right, title and interest in and to any Product Trademarks registered or otherwise used in connection with the Exploitation of a Licensed Product in fields of use and countries other than those as specified in the preceding clause (a).

11.8.2 Use of Product Trademarks. Neither Party shall, nor shall it permit its Sublicensees or Affiliates to, (a) use in their respective businesses, any Trademark that is confusingly similar to, misleading or deceptive with respect to, or that dilutes any (or any part) of the Product Trademarks, or (b) do any act which endangers, destroys or similarly affects, in any material respect, the value of the goodwill pertaining to the Product Trademarks.

11.8.3 Maintenance and Prosecution of Product Trademarks. As between the Parties, (a) [*] shall control the registration, prosecution and maintenance of the Product Trademarks in (i) the Human Excluding HIV/AIDS/ID/Pediatric Field in the Salix Human Excluding HIV/AIDS/ID/Pediatric Territory; (ii) the HIV/AIDS/Pediatric Field in the Salix HIV/AIDS/Pediatric Territory; and (iii) the ID Field in the Salix ID Territory and (b) [*] shall control the registration, prosecution and maintenance of the Product Trademarks in fields of use and countries other than those specified in the foregoing clause (a), provided that if the Party with the discretion and responsibility to register, prosecute and maintain any such Product Trademark plans to abandon such Product Trademark, such Party shall notify the other Party in writing at least [*] days in advance of the due date of any payment or other action that is required to maintain such Product Trademark, and the other Party may elect, upon written notice within such [*]-day period to the abandoning Party, to make such payment or take such action, in the name of the Party proposing to abandon such Product Trademark, and the Party proposing to abandon such Product Trademark shall reasonably cooperate with the other Party in connection with such maintenance activities. Each Party shall bear its own costs and expenses of preparing the registrations for, prosecuting and maintaining the Product Trademarks.

11.8.4 Enforcement of Product Trademarks. As between the Parties, (a) [*] shall be responsible for enforcing and defending the Product Trademarks in (i) the Human Excluding HIV/AIDS/ID/Pediatric Field in the Salix Human Excluding HIV/AIDS/ID/Pediatric Territory; (ii) the HIV/AIDS/Pediatric Field in the Salix HIV/AIDS/Pediatric Territory; and (iii) the ID Field in the Salix ID Territory and (b) [*]

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

shall be responsible for enforcing and defending the Product Trademarks in fields of use and countries other than those specified in the preceding clause (a), including in each case ((a) and (b)) (A) any actual or alleged infringement of any trademark or of any unfair trade practices, trade dress imitation, passing off of counterfeit goods, or like offenses, or any such claims brought by a Third Party against a Party in connection with a Licensed Product and (B) any actual or alleged infringement of a Product Trademark by a Third Party. Each Party shall bear its own costs and expenses relating to any enforcement action or defense commenced pursuant to this Section 11.8.4, and shall retain any damages or other amounts collected in connection therewith. Each Party shall provide to the other Party all reasonable assistance requested by the other Party in connection with any action, claim or suit under this Section 11.8.4 at the requesting Party’s expense, including allowing such other Party access to the assisting Party’s files and documents and to the assisting Party’s personnel who may have possession of relevant information. In particular, the assisting Party shall promptly make available to the other Party, free of charge, all information in its possession or control that it is aware will assist the other Party in responding to any such action, claim or suit.

ARTICLE 12

CONFIDENTIALITY AND PUBLICATIONS

12.1 Definition. “Confidential Information” of a Party shall mean all Information, Know-How and other information, data and materials, and any tangible embodiments thereof, including the terms of this Agreement, provided by or on behalf of such Party to the other Party either in connection with the discussions and negotiations pertaining to, or in the course of performing, this Agreement. For purposes of this Agreement, (a) all Salix Know-How shall be Confidential Information of Salix and (b) all Napo Know-How shall be Confidential Information of Napo.

12.2 Exclusions. The obligations set forth in this Article 12 shall not apply with respect to any portion of such Confidential Information that the receiving Party can demonstrate, by written records or other competent proof:

12.2.1 was publicly disclosed by the disclosing Party, either before or after it becomes known to the receiving Party;

12.2.2 was already known to the receiving Party or any of its Affiliates, other than under an obligation of confidentiality or non-use, prior to when it was received from the disclosing Party;

12.2.3 is subsequently disclosed to the receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof without obligation to keep it confidential;

12.2.4 has been published by a Third Party or otherwise enters the public domain through no fault of the receiving Party or any of its Affiliates in breach of this Agreement; or

12.2.5 has been independently developed by the receiving Party or any of its Affiliates, without the aid, application or use of Confidential Information of the other Party.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of a Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of such Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of a Party merely because individual elements of such Confidential Information are in the public domain or in the possession of such Party unless the combination and its principles are in the public domain or in the possession of such Party.

12.3 Disclosure and Use Restriction. Except as expressly provided herein, the Parties agree that, for the term of this Agreement and for five (5) years thereafter, each Party and its Affiliates and Sublicensees shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes contemplated by this Agreement any Confidential Information of the other Party, its Affiliates or Sublicensees.

12.4 Authorized Disclosure. Each Party may disclose Confidential Information of the other Party to the extent that such disclosure is:

12.4.1 Required by Governmental Order. Made in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial or local governmental or regulatory body of competent jurisdiction; provided, however, that such Party shall first have given notice to such other Party and have given such other Party a reasonable opportunity to quash such order or to obtain a protective order requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which the order was issued; and provided further that if a disclosure order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such court or governmental order shall be limited to that information which in the reasonable judgment of the disclosing Party is legally required to be disclosed in response to such court or governmental order;

12.4.2 Required by Law. Otherwise required by law; provided, however, that the disclosing Party shall (a) provide the other Party with reasonable advance notice of and an opportunity to comment on any such required disclosure, (b) if requested by such other Party, seek confidential treatment with respect to any such disclosure to the extent reasonably available, and (c) use good faith efforts to incorporate the reasonable comments of such other Party in any such disclosure or request for confidential treatment;

12.4.3 Required by Regulatory Authority. Made by such Party to the Regulatory Authorities as required in connection with any filing, application or request for Approval for a Licensed Product; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information;

12.4.4 Required by Agreement. Made by such Party, in connection with the performance of this Agreement, to Affiliates, Sublicensees, research parties, employees, consultants, representatives or agents, each of whom have a need to know such Confidential Information to assist the receiving Party with the activities contemplated or required of it by this Agreement and, with respect to Napo, parties to the Napo Agreements; provided that the disclosing Party shall first obtain the other Party’s written consent prior to any such disclosure (such consent not to be unreasonably withheld, conditioned, or delayed) and if such consent is granted, provided further that such persons shall be subject to obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 12; and provided further that each Party shall remain responsible for any failure by its Affiliates, Sublicensees, research parties, employees, consultants, representatives or agents to treat such Confidential Information as required under this Article 12 (as if such Affiliates, Sublicensees, research parties, employees, consultants, representatives, agents and parties to the Napo Agreements were Parties directly bound to the requirements of this Article 12); or

12.4.5 Required by Certain Third Parties. Made by such Party to existing or potential acquirers or merger candidates; existing or potential pharmaceutical collaborators (to the extent contemplated hereunder); investment bankers; existing or potential investors, venture capital firms or other financial institutions or investors for purposes of obtaining financing; or Affiliates, each of whom prior to disclosure must be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 12; provided, however, that Napo shall make no such disclosure to a Competitor, without obtaining Salix’s prior consent in writing.

12.5 Use of Name. Each Party may use the name, insignia, symbol, trademark, trade name or logotype of the other Party only (a) in connection with announcements and other permitted disclosures relating to this Agreement and the activities contemplated hereby, (b) as required by Applicable Law, or (c) as otherwise expressly permitted by this Agreement or agreed in writing by such other Party; provided, however, that the use of each Party’s name, insignia, symbol, trademark, trade name or logotype must be agreed to in writing by such Party.

12.6 Publicity. Each Party shall have a right to make a public announcement of the execution of this Agreement in accordance with the provisions of this Section 12.6 and the Parties shall cooperate in the issuances thereof as soon as practicable after the execution of this Agreement unless otherwise agreed by the Parties. Any publication, news release or other public announcement or disclosure relating to this Agreement or to the performance hereunder shall first be reviewed and approved in writing by both Parties; provided, however, that any disclosure which is required by law or the rules of a securities exchange, as reasonably advised by the disclosing Party’s counsel, may be made without the prior consent of the other Party, although the other Party shall be given prompt notice of any such legally required disclosure and to the extent practicable shall be provided an opportunity to comment on the proposed disclosure and the disclosing Party shall act in good faith to incorporate any comments provided by the other Party on such proposed disclosure.

12.7 Publications. The Parties acknowledge that scientific lead-time is a key element of the value of the Development activities under this Agreement and further agree that scientific publications must be strictly monitored to prevent any adverse effect from premature publication of results of the Development activities hereunder. At least thirty (30) days prior to submission of any material related to the Development of a Licensed Product hereunder for publication or presentation, the submitting Party shall provide to the JSC a draft of such material for its review and comment. The JSC shall provide any comments to the submitting Party within twenty (20) days of receipt of such materials and the publishing Party shall consider such comments in good faith. No publication or presentation with respect to such Development activities shall be made without prior approval of the JSC and unless and until any information determined by the non-publishing Party to be Confidential Information has been removed. If requested in writing by the non-publishing Party, the publishing Party shall withhold material from submission for publication or presentation for an additional thirty (30) days to allow for the filing of a Patent application or the taking of such other measures as may be required to establish and preserve proprietary rights in the information in the material being submitted for publication or presentation.

12.8 Patient Information. Salix and Napo agree to abide (and to cause their respective Affiliates to abide) by, and to take (and to cause their respective Affiliates to take), all reasonable and appropriate actions to ensure that all Third Parties conducting or assisting with any Development activities hereunder in accordance with, and subject to the terms of, this Agreement, shall abide, to the extent applicable, in the course of their performance under this Agreement, with Applicable Law concerning the confidentiality or protection of patient identifiable information or patients’ protected health information, including the regulations at 45 C.F.R. Parts 160 and 164 and, where relevant, the applicable national laws implementing the European Union Directive 95/46/EC on the protection of individuals with regard to the processing of personal data and on the free movement of such data of 24 October 1995 and any other Applicable Law.

ARTICLE 13

TERM AND TERMINATION

13.1 Term. This Agreement shall become effective on the Effective Date and, unless earlier terminated pursuant to Section 13.2, 13.3 or 13.4 hereof, shall continue on a Licensed Product-by-Licensed Product and country-by-country basis until the expiration of the last royalty obligation with respect to such Licensed Product in such country pursuant to Sections 7.5 and 7.6.

13.2 Termination for Material Breach. Any material failure by a Party (the “Breaching Party”) to comply with any of its material obligations contained in this Agreement shall entitle the Party not in default to give to the Breaching Party written notice specifying the nature of the default, requiring the Breaching Party to make good or otherwise cure such default, and stating its intention if such default is not cured to terminate this Agreement. If such default is not cured within thirty (30) days after the receipt of such notice (or, if such default cannot be cured within such thirty (30)-day period, if the Breaching Party does not commence actions to cure such default within such period and thereafter diligently continue such actions or if such default is not otherwise cured within one hundred eighty (180) days after the receipt of such notice, except in the case of a payment default, as to which the Breaching Party shall have only a thirty (30)-day cure period), the Party not in default shall be entitled, on written notice to the Breaching Party, without prejudice to any other rights conferred on it by this Agreement, and in addition to any other remedies available to it at law or in equity, to terminate this Agreement in its entirety.

13.3 Other Termination by Salix. If Salix determines, in its sole and absolute discretion, that it is not feasible to pursue the Development or Commercialization of Licensed Products contemplated by this Agreement, including (without thereby in any way limiting Salix’s sole and absolute discretion) for scientific, technical, regulatory or commercial reasons (including safety or efficacy reasons), reasons relating to the present or future marketability or profitability of such Licensed Products, or reasons relating to the identity of any successor to Napo pursuant to Section 15.4(b) or relations between Salix and any such successor, then Salix may, by written notice to Napo, terminate this Agreement in its entirety upon ninety (90) days’ prior written notice to Napo.

13.4 Termination Upon Insolvency. Either Party may terminate this Agreement if, at any time, the other Party shall (a) file in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that Party or of its assets, (b) propose a written agreement of composition or extension of its debts outside the ordinary course of its business, (c) be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, (d) propose or be a party to any dissolution or liquidation, (e) make an assignment for the benefit of its creditors, or (f) admit in writing its inability generally to pay its debts as they fall due in the general course.

13.5 Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Napo or Salix are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the United States Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the United States Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party under the United States Bankruptcy Code, the Party hereto that is not a party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, shall be promptly delivered to it (a) following any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding continues to perform all of its obligations under this Agreement or (b) if not delivered under clause (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.

13.6 Licenses and Assignments Upon Termination. Upon any termination of this Agreement:

13.6.1 the licenses granted by Napo to Salix under Section 10.1 shall terminate in their entirety;

13.6.2 the licenses granted by Salix to Napo under Section 10.4 shall be revised such that Salix shall, and does hereby grant, and shall cause its Affiliates and Sublicensees to so grant, to Napo a non-exclusive, perpetual, irrevocable, worldwide, royalty-bearing (solely as provided in Section 13.7.6) license, with the right to grant sublicenses through multiple tiers of sublicensees, without the consent of Salix, under the Salix Technology to Exploit the Licensed Products for all purposes; and

13.6.3 Salix shall, and does hereby automatically, and shall cause its Affiliates and Sublicensees to, transfer, convey, assign and deliver to Napo, and Napo hereby accepts, all right, title and interest in and to, (a) the Licensed Products, including any related Information, Materials and inventions, and any Improvements with respect thereto (including Salix Know-How and all material aspects of Confidential Information Controlled by Salix as of the date of termination with respect to the Licensed Products), (b) any Approvals and related Regulatory Documentation and correspondence with Regulatory Authorities with respect to any Licensed Product, (c) any Product Trademarks, any other Trademarks (including any goodwill associated therewith), any generic names and any domain names incorporating the same that were used by, or developed for use by, Salix in connection with any Licensed Product and (d) to the extent requested by Napo in writing, any agreements with any Third Parties with respect to any Licensed Product (including agreements with contract research organizations, clinical sites and investigators).

13.7 Additional Consequences of Termination.

13.7.1 Sale of Inventory. In the event of any termination of this Agreement, Salix may continue to sell its existing inventories and any work-in-process of Licensed Products until the occurrence of either: (a) Salix’s completion of the transfer of all Approvals and related Regulatory Documentation for Licensed Products and completion of performance under all then-existing contracts with Third Parties for the marketing, sale or manufacture of Licensed Products, or (b) Napo’s directing Salix to halt all sales of Licensed Products by written notice, provided that at Napo’s request, Salix shall promptly provide to Napo copies of each such Third Party contract for purposes of Napo’s determining whether to direct Salix to halt sales of Licensed Products pursuant to the foregoing clause (b). If either such event occurs prior to the sale of all of Salix’s inventories and work-in-process of Licensed Products and the performance by Salix of its obligations under such Third Party contracts, then Salix shall sell to Napo, and Napo shall purchase, at Salix’s cost therefor, any remaining Salix inventory and work-in-process of any Licensed Products and Napo shall assume, and thereafter perform, Salix’s obligations under any such Third Party contracts.

13.7.2 Return of Napo Materials and Information. Upon the expiration or any termination of this Agreement, Salix, at the request of Napo, shall return or, at the election of Salix, use reasonable efforts to destroy, and thereafter provide to Napo written certification evidencing such destruction, all Materials of Napo and all data, files, records and other materials in its possession or control relating to Napo’s Technology, or containing or comprising Napo’s Information and inventions or other Confidential Information (except one copy of which (other than Materials) may be retained solely for archival purposes) with respect to the terminated Licensed Product(s).

13.7.3 Effect of Termination on Sublicenses Granted by Salix. Any and all sublicense agreements entered into by Salix or any of its Affiliates with a Sublicensee pursuant to Section 10.3 shall survive the termination of this Agreement, except to the extent that any such Sublicensee under any such sublicense agreement is in material breach of this Agreement or such sublicense agreement, in which case Napo shall have the right to terminate any such sublicense agreement. Salix shall, at the request of Napo, assign any such sublicense agreement (to the extent not terminated pursuant to the preceding sentence) to Napo or its Affiliates and, upon such assignment, Napo or its Affiliates, as applicable, shall assume such sublicense agreement, as applicable, provided that at Napo’s request, Salix shall promptly provide to Napo copies of each such sublicense agreement for purposes of Napo’s determining whether to instruct Salix to assign such sublicense agreement to Napo or its Affiliates. For clarity, any sublicense agreement entered into by Salix with any of its Affiliates shall terminate upon the termination of this Agreement.

13.7.4 Milestone Payments; Royalties. Following any termination of this Agreement, Salix shall not be responsible for (a) any milestone payments for milestone events that are achieved under Section 7.3 or Section 7.4 following the effective date of such termination or (b) any royalty payments that accrue under Section 7.5 following the effective date of such termination, in each case ((a) and (b)) unless Salix, itself or through an Affiliate or Sublicensee, continues to sell Licensed Products pursuant to Section 13.7.1.

13.7.5 Assistance. Without limiting Napo’s rights under other provisions of this Article 13, in the event of any termination of this Agreement, Salix shall, and shall cause its Affiliates and Sublicensees to, at the request and expense of Napo, provide Napo with such assistance as is reasonably necessary to effectuate a smooth and orderly transition of any such Development, Commercialization and other Exploitation activities, including any ongoing Clinical Trials or Post Approval Studies, to Napo or its designee so as to minimize any disruption of such activities.

13.7.6 Royalties to Salix. In consideration of the license rights granted by Salix to Napo under this Article 13 and the assignment of Approvals and related Regulatory Documentation as contemplated by this Article 13, Napo shall pay to Salix for each Licensed Product sold by Napo, its Affiliates or (sub)licensees in any country the following royalties:

(a) Royalty Rates.

(i) In the event that Salix terminates this Agreement pursuant to Section 13.2 as a result of a breach by Napo or pursuant to Section 13.4, Napo shall pay to Salix a royalty of five percent (5%) on Net Sales (substituting Napo for Salix in the definition thereof) of all Licensed Products (other than to Salix and its Affiliates and Sublicensees) from and after the effective date of such termination.

(ii) In the event that Salix terminates this Agreement pursuant to Section 13.3, Napo shall pay to Salix a royalty on Net Sales (substituting Napo for Salix in the definition thereof) of all Licensed Products (other than to Salix and its Affiliates and Sublicensees) from and after the effective date of such termination at the following royalty rates:

(A) In respect of a termination occurring at any time from the Effective Date up to the date on which Salix has incurred [*] Dollars ($[*]) in Development Costs, whether reimbursed by Salix to Napo or incurred by Salix itself, pursuant to Section 3.1 and 3.2, [*] shall be due.

(B) In respect of a termination occurring at any time from the date on which Salix has incurred [*] Dollars ($[*]) in Development Costs, whether reimbursed by Salix to Napo or incurred by Salix itself, pursuant to Section 3.1 and 3.1.3 up to the date on which Salix has incurred [*]Dollars ($[*]) in Development Costs, whether reimbursed by Salix to Napo or incurred by Salix itself, pursuant to Section 3.1 and 3.23.1.3 , [*] percent ([*]%).

(C) In respect of a termination occurring at any time from the date on which Salix has incurred [*] Dollars ($[*]) in Development Costs, whether reimbursed by Salix to Napo or incurred by Salix itself, pursuant to Section 3.1 and 3.2 up to the date on which an application for Initial Regulatory Approval of an Advent Product is filed with the FDA, [*] percent ([*]%).

(D) In respect of a termination occurring at any time from the date on which an application for Initial Regulatory Approval of an Advent Product is filed with the FDA up to the date of the first commercial sale of an Advent Product, [*] percent ([*]%).

(E) In respect of a termination occurring at any time from and after the date of the first commercial sale of an Advent Product, [*] percent ([*]%).

(iii) In the event that Napo terminates this Agreement pursuant to Section 13.2 as a result of a breach by Salix and Salix

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

Technology is necessary or useful to the Commercialization of any Licensed Product and Napo uses such Salix Technology, Napo shall pay to Salix a royalty of [*] percent ([*]%) on Net Sales (substituting Napo for Salix in the definition thereof) of all such Licensed Products (other than to Salix and its Affiliates and Sublicensees) from and after the effective date of such termination.

(iv) In the event of termination of this Agreement for any other reason than as set forth in the foregoing (i), (ii) and (iii), Salix shall receive no royalties.

(b) Determination. Royalties payable by Napo to Salix under this Section 13.7.6 shall be determined and paid in accordance with Sections through 7.15, mutatis mutandis.

(c) Royalty Term. Salix’s right to receive royalties under this Section 13.7.6 shall expire on a country-by-country and Licensed Product-by-Licensed Product basis upon the same basis as set forth in Section 7.6 for the expiration of Napo’s obligations to pay royalties to Salix.

13.8 Accrued Rights; Surviving Obligations.

13.8.1 Accrued Rights. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.

13.8.2 Survival. Without limiting the foregoing, Articles 3 and 7 (each with respect to obligations arising prior to the expiration or termination of this Agreement), Article 12 (for five (5) years after the expiration or termination of this Agreement) and Article 14, and Sections 2.2 (with respect to records created prior to the expiration or termination of this Agreement), 10.4, 11.2 (with respect to intellectual property created prior to the expiration or termination of this Agreement), 11.3.2, 11.5.3 (with respect to obligations arising prior to the expiration or termination of this Agreement), 11.8.1 (with respect to such Product Trademarks used in connection with Exploitation of Licensed Products prior to the expiration or termination of this Agreement), 13.5, 13.6, 13.7, 13.9, 15.6, 15.7, 15.8, 15.9 and this Section 13.8 shall survive expiration or termination of this Agreement for any reason.

13.9 Remedies. All remedies provided hereunder are cumulative and concurrent, and are in addition to all other available remedies at law or in equity; provided, however, that a Party shall not seek to avail itself of such other remedies (except for any equitable remedy) during any cure period under this Agreement.

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

ARTICLE 14

INDEMNIFICATION

14.1 Indemnification by Salix. Subject to Section 14.3, Salix agrees to defend Napo, its Affiliates and their respective directors, officers, employees and agents (collectively, the “Napo Indemnitees”), at Salix’s cost and expense, and shall indemnify and hold harmless the Napo Indemnitees from and against any and all liabilities, losses, costs, damages, fees or expenses (including reasonable legal expenses and attorneys’ fees) payable to a Third Party (collectively, “Losses”) arising out of any claim, action, lawsuit, or other proceeding (collectively, “Claims”) brought against any Napo Indemnitee by a Third Party to the extent resulting directly or indirectly from:

14.1.1 the Commercialization of a Licensed Product by Salix or its Affiliates or their respective agents, Sublicensees, Distributors or subcontractors (in each case other than Napo or its Affiliates) in (a) the Human Excluding HIV/AIDS/ID/Pediatric Field in the Salix Human Excluding HIV/AIDS/ID/Pediatric Territory; (b) the HIV/AIDS/Pediatric Field in the Salix HIV/AIDS/Pediatric Territory; or (c) the ID Field in the Salix ID Territory;

14.1.2 the manufacturing of the Licensed Compound or a Licensed Product as performed by Salix or its Affiliates or their respective agents, Sublicensees, Distributors, or subcontractors (in each case other than Napo or its Affiliates);

14.1.3 the Development of the Licensed Compound or a Licensed Product as performed by Salix or its Affiliates or their respective agents, Sublicensees, Distributors, or subcontractors (in each case other than Napo or its Affiliates);

14.1.4 the negligence or willful misconduct of Salix or its Affiliates or their respective agents, Sublicensees, Distributors or subcontractors (in each case other than Napo or its Affiliates) in performing any activities in connection with this Agreement; and

14.1.5 any breach by Salix of this Agreement.

14.2 Indemnification by Napo. Subject to Section 14.3, Napo agrees to defend Salix, its Affiliates and their respective directors, officers, employees and agents (collectively, the “Salix Indemnitees”), at Napo’s cost and expense, and shall indemnify and hold harmless the Salix Indemnitees from and against any and all Losses arising out of any Claim brought against any Salix Indemnitee by a Third Party to the extent resulting directly or indirectly from:

14.2.1 the Commercialization of a Licensed Product in fields of use and countries other than those specified in Section 14.1.1 by Napo or its Affiliates or their respective agents, licensees, distributors or subcontractors (in each case other than Salix or its Affiliates);

14.2.2 the manufacturing of the Licensed Compound or a Licensed Product as performed by Napo or its Affiliates or their respective agents, licensees, distributors or subcontractors (in each case other than Salix or its Affiliates);

14.2.3 the Development of the Licensed Compound or a Licensed Product as performed by Napo or its Affiliates or their respective agents, licensees, distributors or subcontractors (in each case other than Salix or its Affiliates);

14.2.4 the negligence or willful misconduct of Napo or its Affiliates or their respective agents, licensees, distributors or subcontractors (in each case other than Salix or its Affiliates) in performing any activities in connection with this Agreement; and

14.2.5 any breach by Napo of this Agreement.

14.3 Indemnification Procedure.

14.3.1 Notice of Claim. A Party believing that it is entitled to indemnification under Section 14.1 or 14.2 (an “Indemnified Party”) shall give prompt written notification (each, an “Indemnification Claim Notice”) to the other Party (the “Indemnifying Party”) of the commencement of any Claim for which indemnification may be sought or, if earlier, upon the assertion of any such Claim by a Third Party (it being understood and agreed, however, that the failure by an Indemnified Party to give notice of a Third Party Claim as provided in this Section 14.3 shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually prejudiced as a result of such failure to give notice). Each Indemnification Claim Notice shall contain a description of the Claim and the nature and amount of the Loss (to the extent that the nature and amount of such Loss are known at such time). The Indemnified Party shall furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any Losses.

14.3.2 Control of Defense. At its option, the Indemnifying Party may assume the defense of any Claim by giving written notice to the Indemnified Party within thirty (30) days after the Indemnifying Party’s receipt of an Indemnification Claim Notice. The assumption of the defense of a Claim by the Indemnifying Party shall not be construed as an acknowledgment that the Indemnifying Party is liable to indemnify the Indemnified Party in respect of the Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against the Indemnified Party’s claim for indemnification. Upon assuming the defense of a Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Claim any legal counsel selected by the Indemnifying Party that is reasonably acceptable to the Indemnified Party. In the event the Indemnifying Party assumes the defense of a Claim, the Indemnified Party shall immediately deliver to the Indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party in connection with the Claim. Should the Indemnifying Party assume the defense of a Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of such Claim. In the event that it is ultimately determined that the Indemnifying Party is not obligated to indemnify, defend or hold harmless the Indemnified Party from and against the Claim, the Indemnified Party shall reimburse the Indemnifying Party for any and all costs and expenses (including attorneys’ fees and costs of suit) and any Losses incurred by the Indemnifying Party in its defense of the Claim with respect to such Indemnified Party.

14.3.3 Right to Participate in Defense. Without limiting Section 14.3.2, the Indemnified Party shall be entitled to (a) participate in, but not control, the defense of such Claim and to engage counsel of its choice for such purpose; provided, however, that such engagement shall be at the Indemnified Party’s own expense unless the engagement thereof has been specifically authorized by the Indemnifying Party in writing, and (b) control its defense of such Claim and to engage counsel of its choice for such purpose, at the expense of the Indemnifying Party, if (i) the Indemnifying Party has failed to assume the defense and engage counsel in accordance with Section 14.3.2, or (ii) the Indemnifying Party denies or fails to timely admit its obligation to defend the action.

14.3.4 Settlement. With respect to any Losses relating solely to the payment of money damages in connection with a Claim and that will not result in the Indemnified Party becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnified Party in any manner, and as to which the Indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, the Indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the Indemnifying Party, in its sole discretion, shall deem appropriate. With respect to all other Losses in connection with Claims, where the Indemnifying Party has assumed the defense of the Claim in accordance with Section 14.3.2, the Indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss provided it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned, or delayed). The Indemnifying Party shall not be liable for any settlement or other disposition of a Loss by the Indemnified Party that is reached without the written consent of the Indemnifying Party. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, any Claim without the prior written consent of the Indemnifying Party, not to be unreasonably withheld, conditioned, or delayed.

14.3.5 Cooperation. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Claim, the Indemnified Party shall reasonably cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Claim, and making employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

14.3.6 Expenses. Except as provided above, the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any claim shall be reimbursed on a Quarterly basis by the Indemnifying Party, without prejudice to the Indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

14.4 Insurance. Each Party shall maintain, at its sole cost and expense, an adequate liability insurance or self-insurance program (including product liability insurance) to protect against potential liabilities and risk arising out of activities to be performed under this Agreement and any agreement related hereto and upon such terms (including coverages, deductible limits and self-insured retentions) as are customary in the pharmaceutical industry generally for the activities to be conducted by such Party under this Agreement. Such liability insurance or self-insurance program shall insure against all types of liability, including personal injury, physical injury or property damage arising out of the Exploitation of a Licensed Product. This Section 14.4 shall not create any limitation on a Party’s liability to the other under this Agreement.

ARTICLE 15

MISCELLANEOUS

15.1 Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not) or terrorism, insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority. The non-performing Party shall notify the other Party of such force majeure within ten (10) days after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use commercially reasonable efforts to remedy its inability to perform; provided, however, that in the event the suspension of performance continues for one-hundred and sixty (60) days after the date of the occurrence, the Parties shall meet to discuss in good faith how to proceed in order to accomplish the goals outlined in this Agreement.

15.2 Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed upon or related to Napo or Salix from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with Applicable Law.

15.3 Subcontractors. Each Party shall have the right to subcontract any of its Development and Commercialization activities with respect to Licensed Products to a Third Party, provided that it furnishes the other Party with advanced written notice thereof and an opportunity to consult regarding such subcontract, which notice shall specify the work to be subcontracted, and obtains a written undertaking from the subcontractor that it shall be subject to the applicable terms and conditions of this Agreement, including the provisions of Article 12. Except as contemplated by Sections 3.1 and 3.1.3 , each Party shall remain solely responsible for all costs and expenses associated with its use of subcontractor(s) hereunder.

15.4 Assignment. Without the prior written consent of the other Party hereto, which consent shall not be unreasonably withheld, conditioned, or delayed, neither Party shall sell, transfer, assign, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder; provided, however, that either Party hereto may assign or transfer this Agreement or any of its rights or obligations hereunder without the consent of the other Party (a) to any Affiliate of such Party; or (b) to any Third Party with which it merges or consolidates, or to which it transfers all or substantially all of its assets to which this Agreement relates if in any such event (i) the assigning Party (provided that it is not the surviving entity) remains jointly and severally liable with the relevant Affiliate or Third Party assignee under this Agreement, and (ii) the relevant Affiliate assignee, Third Party assignee or surviving entity assumes in writing all of the assigning Party’s obligations under this Agreement. For purposes of clarification, a Third Party that merges or consolidates with a Party or an Affiliate of a Party, or to which a Party or an Affiliate of a Party transfers all or substantially all of its assets to which this Agreement relates, shall not be deemed to grant the other Party to this Agreement any license to such Third Party’s technology in existence as of the effective date of such merger, consolidation or transfer, unless such grant is made pursuant to a separate agreement, provided such Third Party shall maintain all licenses granted hereunder by such first Party with respect to its Technology and any Information, Materials and inventions with respect thereto. Any purported assignment or transfer in violation of this Section shall be void ab initio and of no force or effect.

15.5 Change in Control of Napo or Acquisition by Napo.

15.5.1 If Napo proposes to undergo a Change in Control or engage in an Acquisition, then Napo shall provide Salix with a written notice of such proposed Change in Control or Acquisition not less than thirty (30) days prior to entering any legally binding obligation in respect of such transaction. Such written notice shall provide reasonable detail with respect to the terms of the proposed transaction, including the nature of the proposed transaction, provided that Napo shall not be obligated to provide the identity of any counterparties to the proposed transaction.

15.5.2 Napo (or its successor) shall provide Salix with written notice of any Change in Control of Napo or any Acquisition by Napo within two (2) Business Days following the closing date of such transaction. Such written notice shall include a list of any Generally Competitive Products arising in connection with or as a result of such transaction.

15.5.3 In the event the Change in Control of Napo or Acquisition by Napo involves a Competitor, will result in Napo controlling, being controlled by, or being under common control with a Competitor, or will result in Napo or any Person controlling, controlled by, or under common control with Napo being involved in the Exploitation of a Generally Competitive Product, then Salix shall have the right, in its sole discretion, by written notice delivered to Napo (or its successor) at any time during the ninety (90) days following the written notice contemplated by Section 15.5.2, (a) to terminate any or all provisions of this Agreement providing for any delivery by Salix to Napo of Information relating to activities contemplated by this Agreement, the Licensed Compound or the Licensed Products, save only for the provisions of Article 7, and (b) to disband the JSC and terminate its activities and thereafter undertake all activities assigned by this Agreement to the JSC solely and exclusively by itself.

15.6 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties. To the fullest extent permitted by applicable law, each Party hereby waives any provision of law that would render any provision of this Agreement illegal, invalid or unenforceable in any respect.

15.7 Dispute Resolution.

15.7.1 Litigation. All disputes hereunder may, at the election of either Party, be decided by litigation. Any such litigation shall be pursued in accordance with Section 15.8, provided that any dispute regarding the validity, scope, enforceability, inventorship or ownership of intellectual property rights shall be submitted by either Party to a court of competent jurisdiction in the country in which such rights apply.

15.7.2 Arbitration. Unless and until a Party elects pursuant to Section 15.7.1 to pursue litigation in respect of a dispute, the Parties agree that any dispute respecting the rights and obligations of the Parties under this Agreement shall initially be referred to arbitration conducted expeditiously in accordance with the Commercial

Arbitration Rules then in force (the “AAA Rules”) of the American Arbitration Association (the “AAA”). There shall be a panel of three arbitrators that shall be appointed pursuant to AAA procedures. Each of the arbitrators shall be a retired judge or a practicing attorney with no less than fifteen (15) years’ experience in commercial cases, who shall not have performed any significant services for either of the Parties hereto or any of their Affiliates for a period of five (5) years prior to the date the demand for arbitration is received by the respondent(s). Any hearing with respect to any arbitration pursuant to this Section 15.7.2 (each an “Arbitration Proceeding”) shall take place in New York, New York. Commencement of the hearings in any Arbitration Proceeding must be set as soon as reasonably possible and, in any event, within ninety (90) days of the appointment of the full panel of arbitrators; provided, however, that if the arbitrators determine by majority vote that fairness so requires, such ninety (90) day period may be extended by no more than sixty (60) additional days. The Parties agree that the arbitrators shall have the right and power to shorten the length of any notice periods or other time periods provided in the AAA Rules and to implement “Expedited Procedures” under the AAA Rules in order to ensure that the arbitration process is completed within the time frames provided herein. The arbitration decision or award shall be reasoned and in writing and shall be provided to each of the Parties as soon as reasonably possible after the completion of the Arbitration Proceeding. Any arbitration conducted pursuant to this Section 15.7.2 shall be non-binding and either Party shall remain free following the decision of the arbitrators to seek review de novo, in accordance with Section 15.7.1, of any matter that was the subject of such arbitration, whether addressed in the arbitrators’ decision or not.

15.8 Governing Law, Jurisdiction, Venue and Service.

15.8.1 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such state. The Parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.

15.8.2 Jurisdiction. Subject to Section 15.7, each Party irrevocably and unconditionally consents to the exclusive jurisdiction of the courts of general jurisdiction of the State of New York and the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (collectively, the “Courts”) for any action, suit or proceeding (other than appeals therefrom) concerning any matter arising out of or relating to this Agreement, and agrees not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts.

15.8.3 Venue. The Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement in the Courts and hereby further irrevocably and unconditionally agree not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of such Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such Court does not have any jurisdiction over such Party.

15.8.4 Service. Each Party hereto further agrees that service of any process, summons, notice or document by United States registered mail to its address and contact person for notices provided for in Section 15.9 shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any of the Courts.

15.9 Notices. All notices or other communications that are required or permitted hereunder shall be in writing and delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier as provided herein), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Salix, to:

Salix Pharmaceuticals, Inc.

1700 Perimeter Park Drive

Morrisville, North Carolina 27560

Attention: General Counsel

Fax No.: 919.447.3417

Email: Mark.Reeth@Salix.com

with copies (which will not constitute notice) to:

Salix Pharmaceuticals, Inc.

1700 Perimeter Park Drive

Morrisville, North Carolina 27560

Attention: Vice President Business Development

Fax No.: 919.228.4222

Email: rick.scruggs@salix.com

and

Covington & Burling LLP

1201 Pennsylvania Avenue, N.W.

Washington, D. C. 20004

Attention: Edward C. Britton, Esq.

Fax No.: 202.778.5248

Email: ebritton@cov.com

If to Napo, to:

Napo Pharmaceuticals, Inc.

250 East Grand Avenue, Suite 90

South San Francisco, CA 94080

Attention: Chief Executive Officer

Fax No.: 650.873.8367

Email: lconte@napopharma.com

with copies (which will not constitute notice) to:

Napo Pharmaceuticals, Inc.

250 East Grand Avenue, Suite 90

South San Francisco, CA 94080

Attention: General Counsel

Fax No.: 650.349.3214

Email: lreckseit@POBox.com

and

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attention: Bruce J. Goldner, Esq.

Fax No.: 917.777.2972

Email: bruce.goldner@skadden.com

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such communication shall be deemed to have been received (a) when delivered, if personally delivered or sent by facsimile on a Business Day, (b) on the Business Day after dispatch, if sent by nationally-recognized overnight courier, and (c) on the third Business Day following the date of mailing, if sent by mail. It is understood and agreed that this Section is not intended to govern the day-to-day business communications necessary between the Parties in performing their duties, in due course, under the terms of this Agreement.

15.10 Entire Agreement; Modifications. This Agreement, together with the Exhibits and Schedules attached hereto, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises and representations, whether written or oral, with respect thereto are superseded hereby. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth herein. No amendment, modification, release or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

15.11 Relationship of the Parties. It is expressly agreed that the Parties shall be independent contractors of one another and that the relationship between the Parties shall not constitute a partnership, joint venture or agency. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other to do so. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

15.12 Equitable Relief. Each Party acknowledges and agrees that the restrictions set forth in Article 12 of this Agreement are reasonable and necessary to protect the legitimate interests of the other Party and that such other Party would not have entered into this Agreement in the absence of such restrictions, and that any violation or threatened violation of any provision of Article 12 will result in irreparable injury to such other Party. Each Party also acknowledges and agrees that in the event of a violation or threatened violation of any provision of Article 12, the other Party shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving irreparable injury or actual damages and without the necessity of having to post a bond, as well as to an equitable accounting of all earnings, profits and other benefits arising from any such violation. The rights provided in the immediately preceding sentence shall be cumulative and in addition to any other rights or remedies that may be available to such other Party. Nothing in this Section is intended, or should be construed, to limit such other Party’s right to preliminary and permanent injunctive relief or any other remedy for a breach of any other provision of this Agreement.

15.13 Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

15.14 Performance by Affiliates. Each of Napo and Salix acknowledges that certain obligations under this Agreement may be performed by Affiliates of Napo and Salix. Each of Napo and Salix guarantees performance of this Agreement by any of its Affiliates.

15.15 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by scanned and electronically or facsimile transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

15.16 No Benefit to Third Parties. The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other parties.

15.17 Further Assurance. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

15.18 English Language. This Agreement has been written and executed in the English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

15.19 References. Unless otherwise specified, (a) references in this Agreement to any Article, Section, Schedule or Exhibit shall mean references to such Article, Section, Schedule or Exhibit of this Agreement, (b) references in any section to any clause are references to such clause of such section, and (c) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently varied, replaced or supplemented from time to time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto.

15.20 Construction. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein shall mean including, without limiting the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their proper officers.

Salix Pharmaceuticals, Inc.		Napo Pharmaceuticals, Inc.

By:	/s/ Carolyn J. Logan	By:	/s/ Lisa Conte
Title:	President and CEO	Title:	CEO

Date:	December 9, 2008	Date:	December 9, 2008

[SIGNATURE PAGE TO COLLABORATION AGREEMENT]

SCHEDULE 1.24

Certain Salix Competitors

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*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

Schedule 1.24 - 1

Schedule 1.34(a)(ii)(A)

Certain Development Costs

	Total To Be Paid To Vendor	Activity From July 1, 2008	Reduction of Upfront
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*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

Schedule 1.34(a)(ii)(A) - 1

SCHEDULE 1.82

Napo Patents

“Method for Treatment of Diarrhea-Predominant Irritable Bowel Syndrome”

Pending applications in US, Argentina, Bangladesh, Bolivia, Chile, Gulf Cooperation Council, Panama, Paraguay, Peru, Thailand, Taiwan, and Venezuela, and national phase of PCT in Australia, Canada, EPO, India, Japan, Korea, Mexico, New Zealand, and Singapore

Examination in progress in the United States

“Method for Treatment of Constipation-Predominant Irritable Bowel Syndrome”

Pending applications in US and national phase of PCT in Australia, Canada, EPO, India, Japan, Korea, Mexico, New Zealand, and Singapore

Examination in progress in the United States

“Composition and Methods for Treating or Preventing Inflammatory Bowel Disease, Famililial Adenomatous Polyposis and Colon Cancer”

Pending applications in US and PCT (international phase only)

Examination in progress in the United States

“Enteric Coating”

Issued/granted patents in United States (two patents), Australia, India, South Korea, New Zealand, and Taiwan.

Applications waiting to issue/grant in EPO and Japan

Pending applications in US (undergoing pre-exam formality review), India (one divisional application), Canada, and Mexico

“Proanthocyanidin Polymers Having Antiviral Activity and Methods of Obtaining the Same” and “Methods for Using Proanthocyanidin Polymers Having Antiviral Activity”

Issued/granted patents in United States (two patents), Canada, Europe (Netherlands, Austria), Australia, Japan, Korea, Mexico, Singapore

Schedule 1.82 - 1

Four Issued US patents Assigned to Napo

Docket No.	SP- No.	Type/ Indication	Patent Title:	Patent No.
7032007 CIP	SP-303	Composition Of Matter	Proanthocyanidin polymers having antiviral activity and methods of obtaining the same. Issued May 18, 1993	US 5,211,944 exp. 12-Oct-2010

7032016	SP-303	Use Patent	Methods for using Proanthocyanidin polymers having antiviral activity. Issued Feb 27, 1996	US 5,494,661 exp. 27-Feb-2013

13784. 105005	SP-303 (enteric)	Use Patent	Enteric formulations of proanthocyanidin polymer antidiarrheal compositions. Issued March 11, 2008	US 7,341,744 exp. 12-Jan-2018

13784. 105003	SP-303 (enteric)	Composition of Matter	Enteric formulations of proanthocyanidin polymer antidiarrheal compositions. Issued January 29, 2008	US 7,323,195 exp. 24-Dec-2017

Four Pending US applications Assigned to Napo

Docket No.	Drug/ Indication	Patent Title:	Serial No.	Status
13784. 105002US1	IBS	Method for treatment of diarrhea-predominant irritable bowel syndrome	11/510,152	In Process

13784. 105004US1	cIBS	Method for treatment of constipation-predominant irritable bowel syndrome	11/741,796	In Process

13784. 105006US1	colon cancer	Composition and methods for treating or preventing inflammatory bowel disease, familial adenomatous polyposis and colon cancer	11/741,797	In Process

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*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

Schedule 1.82 - 2

Pending Foreign Patents/Applications Assigned to Napo

Docket No.	Drug/ Indication	Patent Title:	Status

corresponding to 13784. 105002	dIBS

Method for treatment of diarrhea-predominant irritable bowel syndrome

Australia

Canada

EPO

India

Japan

Korea

Mexico

New Zealand

Singapore

Argentina: AR P070101888

Bangladesh: BD 94/2007

Taiwan: TW 96115334

Thailand: TH 0701002130

GCC: GCC 8244

Bolivia: BO SP-270146

Chile: CL 1243-2007

Panama: PA 87249

Paraguay: PY 13051

Peru: PE serial number to be determined

Venezuela: VE 07-00875

examination in progress

corresponding to 13784. 105004	cIBS	Method for treatment of constipation-predominant irritable bowel syndrome Australia Canada EPO India Japan Korea Mexico New Zealand Singapore	examination in progress

Schedule 1.82 - 3

Docket No.	Drug/ Indication	Patent Title:		Status
corresponding to 13784. 105003 and 105005	enteric/ diarrhea	Enteric formulations of proanthocyanidin polymer antidiarrheal compositions.		issued patents/ examination in progress
Australia Canada EP India India (div) Japan Korea Mexico New Zealand Taiwan

Patent 775330 (Iss. 11-Nov-2004)

2,269,078 (under examination)

97912779.2 (allowed)

Patent 209532 (Iss. 04-Sept-2007)

270/CHE/2007 (under examination)

10-518632 (allowed)

Patent 0467532 (Iss. 13-Jan-2005)

993517 (under examination)

Patent 335317 (Iss. 06-Jun-2001)

Patent          NI-179821 (Iss. 13-May-03)

corresponding to 13784. 105007 and 105008	composition of matter	Proanthocyanidin polymers having antiviral activity and methods of obtaining the same.		issued patents
		Australia AT Canada Japan Netherlands EP Korea Mexico	660631 (88780/91) 194288E (published 15-Jul-2000) 2,093,825 3-518512 NL0553253 0553253 0207949 96 01703 (filed 7-May-1996)granted: MX 217866 (2-Dec-2003)
		Singapore	52707

Schedule 1.82 - 4

K&S REF.	FILING DETAILS		DESCRIPTION AND STATUS
13784.105002	INVENTOR(S):	Barry Quart, David Rosenbaum, Thomas Neenan, and Robert Blanks	DESCRIPTION: Provisional application. Filing Receipt mailed on 25-May-2006. Assignment from Trine to Napo filed 5-Mar-2008 (recorded at reel/frame 020603/0688).
	TITLE:	Method for Treatment of Diarrhea-Predominant Irritable Bowel Syndrome

	SERIAL NO:	60/797,074	STATUS:

	FILING DATE:	1-May-2006	Expired in favor of US non-provisional, PCT, and non-PCT foreign applications.

	ASSIGNEE:	Napo

13784.105002US1	INVENTOR(S):	Barry Quart, David Rosenbaum, Thomas Neenan, and Robert Blanks

DESCRIPTION:

Non-provisional application filed claiming priority to US 60/797,074, filed 1-May-2006. Notice of Missing Parts. Declaration filed 10-Nov-2006. Assignment filed
13-Nov-2006 (see reel/frames 018564/0561 and 018564/0552). Filing Receipt mailed
24-Nov-2006. Election of Species mailed 27-Mar-2007. Response to Election filed 27-Apr-2007. IDS filed 27-Apr-2007. Non-final rejection mailed 1-Jun-2007. Response filed 4-Sep-2007. Misc letter filed 9-Oct-2007. Non-final rejection mailed 10-Oct-2007. Published as US 2007/0254050 on 1-Nov-2007. Response to OA filed 10-Jan-2008 with IDS. Assignment filed
5-Mar-2008 (see reel/frame 020603/0688). Final rejection mailed 19-Feb-2008. Notice of Appeal filed 18-Aug-2008.

	TITLE:	Method for Treatment of Diarrhea-Predominant Irritable Bowel Syndrome
	SERIAL NO:	11/510,152
	FILING DATE:	24-Aug-2006
	ASSIGNEE:	Napo

STATUS:

Final Deadline for response- 18-Mar-2009

Schedule 1.82 - 5

K&S REF.	FILING DETAILS		DESCRIPTION AND STATUS
13784.105002PCT	INVENTOR(S):	Barry Quart, David Rosenbaum, Thomas Neenan, and Robert Blanks

DESCRIPTION:

PCT application filed claiming priority to US 60/797,074, filed 1-May-2006, and to US 11/510,152, filed
24-Aug-2006. Published as WO 2007/130882 on 15-Nov-2007. International Search Report mailed. Name change of Applicant filed 5-Mar-2008 (see Assignment recorded at reel/frame 020603/0688). PCT Receipt for name change mailed 20-Mar-2008.

	TITLE:	Method for Treatment of Diarrhea-Predominant Irritable Bowel Syndrome
	SERIAL NO:	PCT/US2007/67725
	FILING DATE:	30-Apr-2007

	ASSIGNEE:	Napo	STATUS:

30-month date is 1-Nov-2008. National phase entry in Australia Canada EPO India Japan Korea Mexico New Zealand Singapore

Schedule 1.82 - 6

K&S REF.	FILING DETAILS		DESCRIPTION AND STATUS
13784.105002 foreign (non PCT)	INVENTOR(S):	Barry Quart, David Rosenbaum, Thomas Neenan, and Robert Blanks

COUNTRY LIST

Argentina: AR P070101888, filed
2-May-2007 (for. assoc. Martin Guerrico at G. Breuer).

Bangladesh: BD 94/2007, filed
29-Apr-2007 (for. assoc. Christopher Britton at Deacons).

Taiwan: TW 96115334, filed
30-Apr-2007 (for. assoc. Christopher Britton at Deacons).

Thailand: TH 0701002130, filed
30-Apr-2007 (for. assoc. Christopher Britton at Deacons).

GCC: GCC 8244, filed
1-May-2007 (for. assoc. A.N Bazar Bashi Law Office).

Bolivia: BO SP-270146, filed
30-Apr-2007 (for. assoc. Silva & Associates).

Chile: CL 1243-2007, filed
30-Apr-2007 (for. assoc. Silva & Associates).

Panama: PA 87249, filed
30-Apr-2007 (for. assoc. Silva & Associates).

Paraguay: PY 13051, filed
30-Apr-2007 (for. assoc. Silva & Associates).

Peru: PE , filed
30-Apr-2007 (for assoc. Silva & Associates). Pre-exam review required for serial number.

Venezuela: VE 07-00875, filed
30-Apr-2007 (for. assoc. Silva & Associates).

DESCRIPTION: Foreign applications filed claiming priority to US 60/797,074, filed 1-May-2006, and to US 11/510,152, filed 24-Aug-2006. STATUS: All pending and awaiting examination
	TITLE:	Method for Treatment of Diarrhea-Predominant Irritable Bowel Syndrome
	SERIAL NO:	see country list
	APPLICANTS / ASSIGNEES:	see country list
	ASSIGNEE:	Requests to update to Napo as sole Applicant/Assignee in progress
	PROJECTED EXPIRATION:	29-Apr-2027

Schedule 1.82 - 7

K&S REF.	FILING DETAILS		DESCRIPTION AND STATUS
13784.105003	INVENTOR(S):	Rozhon et al.

DESCRIPTION:

Divisional of US 09/712,033 (see 13784.105005). Recording of name change to Napo filed 22-Sep-2004 (see reel/frame 015810/0518). Published as US 2005/0019389. Non-final rejection mailed 27-Dec-2006. Response filed 27-Mar-2007. Final rejection mailed 15-Jun-2007. Response filed 17-Sep-2007. Notice of Allowance mailed 7-Nov-2007. Issue fee paid 16-Nov-2007. Request for PTA correction filed 16-Nov-2007. Request deferred by USPTO. Issue Notification mailed 9-Jan-2008. Issued
29-Jan-2008. Request to reconsider PTA correction filed
30-Jan-2008. Dismissed by USPTO and
re-filed 28-Aug-2008.

	TITLE:	Enteric Formulations of Proanthocyanidin Polymer Antidiarrhea Compositions
	SERIAL NO:	10/919,969
	FILING DATE:	17-Aug-2004
	PAT. NO:	7,323,195
	ISSUE DATE:	29-Jan-2008

	EXPIRATION:	24-Dec-2017	STATUS:

	ASSIGNEE:	Napo	ISSUED. Petition for PTA pending. Certificate of Correction to correct USPTO typo in claim to be filed.

13784.105004	INVENTOR(S):	Barry Quart and David Rosenbaum	DESCRIPTION: Provisional application. Filing Receipt mailed on 25-May-2006. Assignment filed 5-Mar-2008 (see reel/frame 020603/0688).
	TITLE:	Method for Treatment of Constipation-Predominant Irritable Bowel Syndrome
	SERIAL NO:	60/797,076

	FILING DATE:	01-May-2006	STATUS:

	ASSIGNEE:	Napo	Expired in favor of US non-provisional and PCT application.

Schedule 1.82 - 8

K&S REF.	FILING DETAILS		DESCRIPTION AND STATUS
13784.105004US1	INVENTOR(S):	Barry Quart and David Rosenbaum

DESCRIPTION:

Non-provisional application claiming priority to US 60/797,076, filed 1-May-2006. Filing Receipt/Notice of Missing Parts mailed 23-May-2007. Assignment recorded 21-Aug-2007 (see reel/frame 019721/0594). Response to Missing Parts filed 23-Aug-2007. Assignment recorded 10-Sep-2007 (see reel/frame 019801/0290). Updated Filing Receipt mailed 30-Aug-2007. IDS filed
3-Mar-2008. Assignment filed 5-Mar-2008
(see reel/frame 020603/0688). Office Action mailed 6-Aug-2008.

	TITLE:	Method for Treatment of Constipation-Predominant Irritable Bowel Syndrome
	SERIAL NO:	11/741,796
	FILING DATE:	30-Apr-2007
	ASSIGNEE:	Napo

STATUS:

response due 6-Nov-2008 (final deadline 6-Feb-2009)

Schedule 1.82 - 9

K&S REF.	FILING DETAILS		DESCRIPTION AND STATUS
13784.105004PCT	INVENTOR(S):	Barry Quart and David Rosenbaum

DESCRIPTION:

PCT application filed claiming priority to US 60/797,076, filed 1-May-2006. Forms PCT/RO/102 (fees), PCT/RO/105 (serial number), and PCT/ISA/202 (search copy) mailed 20-Jun-2007. Published as WO 2007/130892 on 15-Nov-2007. Name change of Applicant filed
5-Mar-2008 (see reel/frame 020603/0688). PCT Receipt for name change mailed 20-Mar-2008.

	TITLE:	Method for Treatment of Constipation-Predominant Irritable Bowel Syndrome
	SERIAL NO:	PCT/US07/67739

	FILING DATE:	30-Apr-2007	STATUS:

	APPLICANT:	Napo	30-month date is 1-Nov-2008. National phase entry in Australia Canada EPO India Japan Korea Mexico New Zealand Singapore

13784.105005	INVENTOR(S):	Rozhon et al.

DESCRIPTION:

Parent of US 09/066,989. Grandparent of 09/712,033. Great-grandparent of 10/919,969. Recording of name change to Napo filed 22-Sep-2004 (see reel/frame 015810/0518). Correction of Assignment cover sheet filed 19-Jan-2007 (see reel/frame 018845/0882).

	TITLE:	Enteric Formulations of Proanthocyanidin Polymer Antidiarrhea Compositions
	SERIAL NO:	08/730,772

	FILING DATE:	16-Oct-1996	STATUS:

	ASSIGNEE:	Napo	Abandoned in favor of CIP application 09/066,989.

Schedule 1.82 - 10

K&S REF.	FILING DETAILS		DESCRIPTION AND STATUS
13784.105005	INVENTOR(S):	Rozhon et al.

DESCRIPTION:

CIP of 08/730,772. Parent of 09/712,033. Grandparent of 10/919,969. Assigned by inventors to Shaman on
25-Aug-1999 (see reel/frame 010194/0568) and 11-Jan-2000 (see reel/frame 010489/0941). Recording of sale to PS Pharmaceutical on 3-Jul-2002 (see reel/frame 013070/0105). Recording of name change to Napo on
22-Sep-2004 (see reel/frame 015810/0518).

	TITLE:	Enteric Formulations of Proanthocyanidin Polymer Antidiarrhea Compositions
	SERIAL NO:	09/066,989
	FILING DATE:	23-Apr-1998
	ASSIGNEE:	Napo

STATUS:

Abandoned in favor of continuation 09/712,033.

K&S REF.	FILING DETAILS		DESCRIPTION AND STATUS
13784.105005	INVENTOR(S):	Rozhon et al.

DESCRIPTION:

CON of 09/066,989 (abn), which is a CIP of 08/730,772 (abn). Parent of 13784.105003. Recording of sale to PS Pharmaceutical on 3-Jul-2002 (see reel/frame 013070/0105). Recording of name change to Napo on
22-Sep-2004 (see reel/frame 015810/0518). Filing Receipt. Restriction. Non-final rejection. Final rejection. Advisory action.
Non-final Rejection. Final rejection. RCE. Non-final rejection mailed 20-Dec-2006. Telephone interview on 31-Jan-2007. Response filed 27-Mar-2007. Final rejection mailed 15-Jun-2007. Response filed
17-Sep-2007. Notice of Allowance mailed
7-Nov-2007. Issue fee paid
16-Nov-2007. Request for corrected PTA filed 16-Nov-2007. Request deferred by USPTO. Petition for PTA re-filed.

	TITLE:	Enteric Formulations of Proanthocyanidin Polymer Antidiarrhea Compositions
	SERIAL NO:	09/712,033
	FILING DATE:	14-Nov-2000
	PAT. NO:	7,341,744
	ISSUE DATE:	11-Mar-2008
	EXPIRATION:	12-Jan-2018

	ASSIGNEE:	Napo	STATUS:

Issued with PTA of 453 days. Petition for PTA pending.

Schedule 1.82 - 11

[*]	INVENTOR(S): TITLE:	[*] [*]	DESCRIPTION: [*]
STATUS:

	SERIAL NO: FILING DATE: ASSIGNEE:	[*] [*] [*]	[*]

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

Schedule 1.82 - 12

K&S REF.	FILING DETAILS			DESCRIPTION AND STATUS
foreign counterparts	INVENTOR(S):	Rozhon et al.	COUNTRY LIST

AU: renewal due 14-Oct-2008

NZ: renewal due 14-Oct-2008

IN: renewal due 14-Oct-2008. Statement of commercial working required.

IN1: Divisional application filed 7-Feb-2007. Request for examination filed 19-July-2007.

KR: renewal due 13-Jan-2009

CA: OA mailed 7-Dec-2007 (instructions for response forwarded to CA associate 29-May-2008)

EP: Response filed 19-Feb-2008

JP: Response due 05-Aug-2008

MX: Docs submitted for name change from PS to Napo

13784.105005
	TITLE:	Enteric Formulations of Proanthocyanidin Polymer Antidiarrheal Compositions	Australia	Patent 775330 (Iss. 11-Nov-2004)
			Canada	2,269,078 (under examination)
			EP	97912779.2 (allowed)
			India	Patent 209532 (Iss. 04-Sept-2007)
		see country list (entry of national phase of PCT/US97/18845, filed 14-Oct-1997)	India (div)	270/CHE/2007 (under exam.)
	SERIAL NO:		Japan	10-518632 (allowed)
			Korea	Patent 0467532 (Iss. 13-Jan-2005)
			Mexico	993517 (under examination)
			New Zealand	Patent 335317 (Iss. 06-Jun-2001)
			Taiwan	Patent NI-179821 (Iss. 13-May-03)
	FILING DATE:	see country list
	APPLICANT:	updated by country

	PROJECTED EXPIRATION:	14-Oct-2017

13784.105006	INVENTOR(S):	Barry Quart		DESCRIPTION:

	TITLE:	Composition and Methods for Treating or Preventing Inflammatory Bowel Disease, Famililial Adenomatous Polyposis and Colon Cancer		Provisional application. Filing Receipt mailed on 25-May-2006.

	SERIAL NO:	60/797,075		STATUS:

Expired in favor of US nonprovisional and PCT applications.
	FILING DATE:	01-May-2006

	ASSIGNEE:	Napo

Schedule 1.82 - 13

K&S REF.	FILING DETAILS		DESCRIPTION AND STATUS

13784.105006PCT	INVENTOR(S): TITLE: SERIAL NO: FILING DATE: APPLICANT:	Barry Quart Composition and Methods for Treating or Preventing Inflammatory Bowel Disease, Famililial Adenomatous Polyposis and Colon Cancer PCT/US2007/67741 30-Apr-2007 Napo

DESCRIPTION:

PCT application claiming priority from US 60/797,075, filed 1-May-2006. Forms PCT/RO/102 (fees), PCT/RO/105 (serial number), and PCT/ISA/202 (search copy) mailed 20-Jun-2007. Published as WO 2007/130893 on 15-Nov-2007. Re-published with search report as A3 publication.

STATUS:

30-month date is 1-Nov-2008.

Schedule 1.82 - 14

K&S REF.	FILING DETAILS		DESCRIPTION AND STATUS
13784.105007	INVENTOR(S): TITLE: SERIAL NO: FILING DATE: PAT. NO: ISSUE DATE: EXPIRATION: ASSIGNEE:	Michael S. Tempesta Proanthocyanidin Polymers Having Antiviral Activity and Methods of Obtaining the Same 07/737,077 29-Jul-1991 5,211,944 18-May-1993 12-Oct-2010 Napo	DESCRIPTION: CIP of 07/596,893, filed 12-Oct-1990. Name change from PS to Napo recorded 22-Sep-2004 (see reel/frame 015810/0518). Issued as US Patent 5,211,944. STATUS: Issued patent in force.

13784.105007	INVENTOR(S): TITLE: SERIAL NO: FILING DATE: PAT. NO: ISSUE DATE: EXPIRATION: ASSIGNEE:	Michael S. Tempesta Methods for Using Proanthocyanidin Polymers Having Antiviral Activity 08/194,779 9-Feb-1994 5,494,661 27-Feb-1996 27-Feb-2013 Napo

DESCRIPTION:

CON of 07/916,311, filed 17-Jul-1992, which is a DIV of 07/737,077, filed 29-Jul-1991, which is a CIP of 07/596,893, filed 12-Oct-1990. Name change from PS to Napo recorded 22-Sep-2004 (see reel/frame 015810/0518). Issued as US Patent 5,494,661.

STATUS:

Issued patent in force.

Schedule 1.82 - 15

K&S REF.	FILING DETAILS		DESCRIPTION AND STATUS
13784.105008	INVENTOR(S): TITLE: SERIAL NO: FILING DATE: APPLICANT:

Michael S. Tempesta

Proanthocyanidin Polymers Having Antiviral Activity and Methods of Obtaining Same

PCT/US91/07679

10-Oct-1991

Shaman Pharmaceuticals, Inc. (not necessary to change name in international phase- see national stage applications)

DESCRIPTION: Priority claim to US 07/737,077, filed 29-Jul-1991, and US 07/596,893, filed 12-Oct-1990. Published as WO 1992/006695 on 30-Apr-1992. STATUS: Entered National Phase

foreign counterparts 13784.105008	INVENTOR(S): TITLE: SERIAL NO: FILING DATE: APPLICANT:

Michael S. Tempesta

Proanthocyanidin Polymers Having Antiviral Activity and Methods of Obtaining Same

see country list (entry of national phase of PCT/US91/07679, filed

10-Oct-1991)

see country list

updated by country

			COUNTRY LIST Canada Australia Japan EP Great Britain Netherlands Korea Mexico Singapore	2,093,825 660631 (88780/91) 3-518512 0 553 253 EP 0 553 253 validated EP 0 553 253 validated 0207949 217866 52707

	PROJECTED EXPIRATION:	10-Oct-2011

Schedule 1.82 - 16

IP SUMMARY - LICENSED IP FROM U. OF IOWA

“Use of Sulfonylureas and Other Potassium Channel Regulators to Treat Secretory Diarrhea”

Issued patent in the United States (Licensed from University of Iowa Research Foundation)

One Issued US patent Licensed to Napo

13784.	—	Use Patent	Use of Sulfonylureas and other Potassium Channel Regulators to Treat Secretory Diarrhea. Issued August 10, 1993	US 5,234,922
1050xx				exp. 28-Sep-2012

K&S REF.	FILING DETAILS		DESCRIPTION AND STATUS
13784.1050xxUS	INVENTOR(S): TITLE: SERIAL NO: FILING DATE: ASSIGNEE:	Michael J. Welsh et al. Use of Sulfonylureas and Other Potassium Channel Regulators to Treat Secretory Diarrhea 07/952,279 28-Sep-1992 University of Iowa Research Foundation (license to Napo)	DESCRIPTION: Issued as US Patent 5,234,922 on August 10, 1993.

Schedule 1.82 - 17

SCHEDULE 1.109(b)

Salix HIV/AIDS/Pediatric Territory

United States of America (including its territories and possessions, Puerto Rico and the District of Columbia)

Canada

Mexico

Japan

Austria

Belgium

Bulgaria

Croatia

Cyprus

Czech Republic

Denmark

Estonia

Finland

France

Germany

Greece

Hungary

Ireland

Italy

Latvia

Lithuania

Luxembourg

Malta

The Netherlands

Poland

Portugal

Romania

Slovakia

Slovenia

Spain

Sweden

United Kingdom

Schedule 1.109(b) - 1

SCHEDULE 1.109(c)

Salix ID Territory

The Salix ID Territory means worldwide, but excluding the following countries:

Afghanistan	El Salvador
Algeria	Equatorial Guinea
Angola	Eritrea
Antigua and Barbuda	Ethiopia
Argentina	Fiji
Armenia	Gabon
Azerbaijan	Georgia
Bahrain	The Gambia
Bangladesh	Ghana
Barbados	Grenada
Belize	Guatemala
Benin	Guinea
Bhutan	Guinea-Bissau
Bolivia	Guyana
Botswana	Haiti
Burkina Faso	Honduras
Burma (Myanmar)	India
Burundi	Indonesia
Brazil	Iran
Cambodia	Iraq
Cameroon	Jamaica
Cape Verde	Jordan
Central African Republic	Kazakhstan
Chad	Kenya
Chile	Kiribati
China	Kyrgyzstan
Colombia	Laos
Comoros	Lebanon
Congo (Democratic Republic of) (Kinshasa)	Lesotho
Congo (Republic of) (Brazzaville)	Liberia
Costa Rica	Libya
Cote d’Ivoire (Ivory Coast)	Liechtenstein
Cuba	Madagascar
Cyprus	Malaysia
Djibouti	Malawi
Dominica	Maldives
Dominican Republic	Mali
East Timor	Marshall Islands
Ecuador	Mauritania Malaysia
Egypt	Mauritius

Schedule 1.109(c) - 1

Federated States of Micronesia	Sierra Leone
Mongolia	Solomon Islands
Morocco	Somalia
Mozambique	South Africa
Namibia	Sri Lanka
Nauru	Syria
Nepal	Sudan
New Guinea	Suriname
Nicaragua	Swaziland
Niger	Tajikistan
Nigeria	Tanzania
North Korea	Thailand
Oman	Togo
Pakistan	Tonga
Panama	Trinidad and Tobago
Palau	Tunisia
Papua New Guinea	Turkey
Paraguay	Turkmenistan
Peru	Tuvalu
Philippines	Uganda
Qatar	United Arab Emirates
Rwanda	Uruguay
Saint Kitts and Nevis	Uzbekistan
Saint Lucia	Vanuatu
Saint Vincent and the Grenadines	Venezuela
Samoa	Vietnam
Sao Tome and Principe	Yemen
Saudi Arabia	Western Sahara
Senegal	Zambia
Seychelles	Zimbabwe

Schedule 1.109(b) - 1

Schedule 1.115

Specifications

[*]

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

Schedule 1.115 - 1

SCHEDULE 3.1.2

Certain Napo Employees

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

Schedule 3.1.2 - 1

SCHEDULE 6.3.2

Certain CPL

Location	Number of Drums	Gallons per Drum	Total Gallons
Pyramid Transportation Systems, Inc. 857 East 230th Street Carson, CA 90745	128 (inclusive of 27 drums in transit)	55	7,040

Glenmark Generics Ltd.’s manufacturing facility at 3109, GIDC Industrial Estate, Ankleshwar, India 393 002.	32	55	1,760

Total to be transferred to Salix			8,800

Schedule 6.3.2 - 1

SCHEDULE 6.5.1

Compassionate Distribution Countries

Afghanistan, Bangladesh, Bolivia, Burundi, Cambodia, Cameroon, Congo, Dominican Republic, Ecuador, El Salvador, Ethiopia, Fiji, Ghana, Grenada, Guatemala, Guyana, Haiti, Honduras, Indonesia, Jamaica, Kenya, Korea, Laos, Liberia, Malawi, Myanmar, Nepal, Nicaragua, Niger, Nigeria, Pakistan, Papua New Guinea, Peru, Philippines, Rwanda, Senegal, Sierra Leone, Somalia, South Africa, Sri Lanka, Sudan, Tanzania, Thailand, Uganda, Vietnam, Zambia, and Zimbabwe.

Schedule 6.5.1 - 1

SCHEDULE 7.1

Disbursement of Up-Front Payment

See Schedule 1.34(a)(ii)(A).

Schedule 7.1 - 1

SCHEDULE 8.1.6

Additional Napo Representations and Warranties

This Schedule 8.1.6 has been prepared by Napo Pharmaceuticals, Inc. (“Napo”) in connection with the execution and delivery by Napo and Salix Pharmaceuticals, Inc. (“Salix”) of the Collaboration Agreement dated as of December 9, 2008 (the “Agreement”) to which this Schedule 8.1.6 is attached. All initially capitalized terms used in this Schedule 8.1.6 and not defined herein have the respective meanings given to them in the Agreement.

Information disclosed by Napo under any particular item of this Schedule 8.1.6 shall also be deemed a disclosure as to all other applicable items of this Schedule 8.1.6 and the Agreement where such disclosure is readily apparent from the face of such disclosure. However, the fact that any item of information is disclosed under any item of this Schedule 8.1.6 may not be construed as an admission by Napo (i) that such disclosure is required by the Agreement, including without limitation in order to render any representation or warranty true or correct, or (ii) as to the materiality of any item so disclosed.

This Schedule 8.1.6 and the information contained herein were created for the specific purpose of facilitating the transactions contemplated by the Agreement. Vis-à-vis any Third Party, nothing contained in or incorporated by reference into this Schedule 8.1.6 relating to any litigation, claim or possible breach of any agreement, law or regulation may be construed as an admission or indication that any such breach or violation exists or actually occurred, and nothing in this Schedule 8.1.6 shall constitute an admission of any liability or obligation of Napo to any Third Party or shall confer or give to any Third Party any remedy, claim, liability, reimbursement, cause of action or other right.

Section 8.1.6(a) No Notice of Infringement.

[*]

Section 8.1.6(g) Compliance with Legal Requirements.

[*]

[*]

[*]

[*]

[*]

[*]

[*]

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

Schedule 8.1.6 - 1

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

Note - these applications are not publicly available and will not enter the public domain in favor of a corporate Napo decision to keep this information as a trade secret.

Section 8.1.6(j)(ii) Napo Technology

In 1997, Shaman Pharmaceuticals, Inc. prevailed on a claim of infringement by Daniel Jean and Leon Cariel with respect to its patent No. 5,211,944 granted May 18, 1993. Dr. Jean and Dr. Cariel eventually filed a Notice of Concession of Priority pursuant to 37 C.F.R. 1.622(a), and the Board of Patent Appeals and Interferences of the United States Patent and Trademark Office ruled that they were not entitled to the patent claim they had asserted.

Section 8.1.6(k) Regulatory Documentation

Section 8.1.6(k)(i) Glenmark, pursuant to the Glenmark, as amended through the Effective Date, may have rights. A copy of the Glenmark Agreement has been delivered to Salix.

AsiaPharm, pursuant to the AsiaPharm Agreement, may have rights. A copy of the AsiaPharm Agreement has been delivered to Salix.

Michael Tempesta, Ph.D, pursuant to the Tempesta License Agreement, may have rights. A copy of the Tempesta License Agreement has been delivered to Salix.

Section 8.6.1(k)(ii) Napo has a non-exclusive license from the University of Iowa Research Foundation, pursuant to the UIRF License Agreement, to U.S. Patent 5,234,922 entitled “Use of Sulfonylureas and Other Potassium Channel Regulators to Treat Secretory Diarrhea”. A copy of the UIRF License Agreement has been delivered to Salix.

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

Schedule 8.1.6 - 2

Napo has an exclusive license from Michael Tempesta, Ph.D, pursuant to the Tempesta License Agreement, to certain technology. A copy of the Tempesta License Agreement has been delivered to Salix.

Section 8.6.1(o) Government Funding. Napo received a grant of $597,000 in 2006 from the Center for Scientific Review of the National Institutes of Health, in response to a RFA – A1-05-19 the Cooperative Research Partnership for Biodefense, to support Napo’s project entitled, “Development of Crofelemer to treat Vibrio Cholarae”, for the development of the enteric-coated formulation used in Napo’s cholera studies.

Schedule 8.1.6 - 3

SCHEDULE 8.1.6(u)

Incurred Costs

See Schedule 1.34(a)(ii)(A).

Schedule 8.1.6(u) - 1

EXHIBIT A

Development Plan and Budget

Document Summary

This document represents the development plan for crofelemer for the indication of treatment of chronic HIV-related diarrhea in patients receiving highly active antiretroviral therapy (HAART). The time period represented by this document is up to filing the NDA for crofelemer in the United States for seeking the label indication of “crofelemer is indicated for the treatment of HIV-associated diarrhea”.

Overall Summary of Program Activities

The program describes the details of a single Phase 3 trial for registration which will be supplemented by the work previously conducted by Shaman Pharmaceuticals prior to 1999. This proposal was reviewed favorably at an End of Phase 2 Meeting with FDA on May 5, 2004 and through a Special Protocol Assessment that was initiated in December 2006 and completed in August 2008. The plan below summarizes the ongoing and planned clinical studies and the Chemistry, Manufacturing & Controls (CMC), and nonclinical activities for crofelemer through the period of planned NDA filing for crofelemer. The program development budget for crofelemer for the HIV indication is attached in Appendix A.

Clinical Plans

[*]

[*]

Quality of Life (QoL) evaluations

[*]

Pharmacokinetics

[*]

CMC Plans

[*]

Drug Product

Description and Composition of the Drug Product (Crofelemer Enteric-Coated Tablets) Used in the phase 3 ADVENT study as Clinical Trial Material (CTM)

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

Description

Crofelemer tablets are white, enteric film coated, oval-shaped tablets manufactured in two dosage strengths, [*] and [*] mg. These tablets are clinical supply materials for use in a double-blind clinical trial; therefore no identifiers are used to distinguish the two active strengths from the placebo. The target average weight for these tablets is between [*] and [*] mg. Tablets are packaged in
7-count blister strips which are contained in child-resistant, senior friendly tri-fold cards, for use in the clinical study.

The components of Crofelemer Tablets are presented below, along with the quality standard referenced for each ingredient and their function.

Crofelemer Tablet Components

Ingredient	Reference to Standard	Function
[*]	[*]	[*]

Synopsis of Formulation Development

[*]

Summary of solid oral dosage form development

Use	Formulation Type*	Excipients
[*]

*	[*]

Crofelemer Tablets of two strengths, [*] and [*] mg, are manufactured, quality control tested and tested for stability at the following location:

[*]

Crofelemer Tablets ([*] and [*] mg) investigational drug products are packaged at the following location:

[*]

Crofelemer Tablets ([*] and [*] mg) investigational drug products are QA released for use in clinical trials by:

[*]

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

Control of Drug Product

Specifications

[*]

Stability Testing of Crofelemer Tablets

[*]

Nonclinical Plans

[*]

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

Budget Summary to sNDA filing for Crofelemer for the Treatment of Chronic HIV Diarrhea

[*]

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

Dedicated HIV Employees

Employee	Department	Salary (A)
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

[*]
[*]

Consultants
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

EXHIBIT B

Form of Pharmacovigilance Agreement

NAPO PHARMACEUTICALS, INC

And

SALIX PHARMACEUTICALS, Ltd.

Pharmacovigilance Agreement

Date: XXXXX (the “Effective Date”)

PARTIES:

1)	SALIX PHARMACEUTICALS, Ltd. a company incorporated in California whose principal place of business is at 1700 Perimeter Park Drive, Morrisville, North Carolina 27560 (“Salix”); and

2)	Napo Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at 250 East Grand Avenue, Suite 90, South San Francisco, California 94080 (“Napo”).

RECITALS:

(A)	Salix Pharmaceuticals, Ltd and Napo Pharmaceuticals, Inc, entered into a Collaboration Agreement on XXXXX.

(B)	This Agreement describes the procedures, time frames, and responsibilities that the safety and pharmacovigilance departments of both parties will employ to assure compliance with applicable laws and regulations pertaining to safety reporting and its related activities.

(C)	The relevant FDA and ICH regulations/guidelines, including but not limited to the following form the basis of the information to be exchanged between the parties:

a.	ICH E2A, E2B, E2C, E2D

b.	Title 21 of the Code of Federal Regulations, as amplified by relevant FDA Guidances, Compliance Program Guides, and other relevant regulatory materials will be adhered to in relation to any applicable US reporting requirements, including without limitation, 21 CFR 312.32 and 21 CFR 314.80.

1

OPERATIVE PROVISIONS

1.	Definitions

In this Agreement:

“Adverse Event” means, subject to any amendment pursuant to the ICH from time to time, any untoward medical occurrence in a patient or clinical investigator subject administered the Product and which does not necessarily have a causal relationship with the treatment for which the Product is used. An adverse event can therefore be any unfavorable and unintended sign (including an abnormal laboratory finding), symptom, or disease temporarily associated with the use of a medicinal (investigational) product, whether or not related to the Product. A pre-existing condition which, worsened in severity after administration of the Product would be considered an adverse event.

“Adverse Reaction” means a response by a patient to the Product which is noxious and unintended and which occurs at doses normally used in man for prophylaxis, diagnosis, or therapy of disease or for the restoration, correction or modification of physiological function.

For the purposes of this document, Adverse Event and Adverse Reaction are synonymous.

“Affiliate” means any person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with a Party, and for the purposes of this definition the term “control” and, with correlative meanings, the terms “controlled by” and “under common control with” shall mean the power to direct or cause the direction of the management or policies of a person whether through the ownership of voting securities, by contract, resolution, regulation or otherwise.

“Awareness Date” means, subject to any amendment pursuant to the ICH from time to time, the date on which that Party first becomes aware of an Adverse Event and in relation to a third Party Representative of a Party, such as clinical research organizations or distributors, that have contractual and/or regulatory obligations to report Adverse Events to that Party, the date on which such third Parties first become aware of that Adverse Event.

“Confidential Information” means any information which is disclosed pursuant to or in connection with this Agreement (whether oral, written, electronic or other form, and whether or not such information is expressly stated to be confidential or marked as such) but shall not include (i) the safety and pharmacovigilance information for the Product provided to NAPO in accordance with this Agreement or (ii) information provided by Salix to Napo concerning the Product which Salix expressly designates in writing as being for disclosure by NAPO to third parties.

“Effective Date” means the date of this Agreement set forth above.

2

“ICH” means International Conference on Harmonisation guidelines including (but not limited to) E2A, E2B, E2C, and E2D as amended and any replacement thereof from time to time.

“Marketing Authorization” means any authorization granted by a Regulatory Authority required to permit the commercial marketing and sale of the Product in the Territory.

“Party” means any one of the named parties to this Agreement. The parties may also be collectively referred to as the “Parties.”

“Product” means the Licensed Product or Licensed Compound as defined in the Collaboration Agreement.

“Reference Safety Information” means the recognized Adverse Reactions and other warnings or precautions relating to the Product contained in all or any of Salix’s approved product labeling, including the US Package Insert (USPI) or the most recent version of the Investigator Brochure (IB).

“Regulatory Approval” means all necessary regulatory and governmental approvals required to market and sell a Product in the Territory.

“Regulatory Authority” means any competent regulatory authority or other governmental body responsible for granting any Regulatory Approval.

“Report” means a report of an Adverse Event, Serious Adverse Event, Adverse Reaction or a Serious Adverse Reaction.

“Representatives” means the directors, officers, employees, agents, and advisors of each of the Parties or their respective Affiliates.

“Safety Issue” means any significant Product or therapeutic device issues, including those originating from: requests from regulatory authorities, potential changes in the risk/benefit of a Product, Product quality issues which may have a clinical impact (e.g. Product contamination, deterioration or defects); external influences (media, literature), and ongoing safety surveillance.

“Serious Adverse Event” or “Serious Adverse Reaction” means, subject to any amendment pursuant to the ICH from time to time, any Adverse Event or Adverse Reaction that at any dose:

(i)	results in death;

(ii)	is life-threatening;

(iii)	requires in-patient hospitalization or prolongation of existing hospitalization;

(iv)	results in persistent or significant disability or incapacity;

3

(v)	is a congenital anomaly or birth defect; or

(vi)	requires intervention (devices only)

Medical and scientific judgment should be exercised in deciding whether expedited reporting for the Product is appropriate in other situations, such as medically important events that may not be immediately life-threatening or result in death or hospitalization but may jeopardize the patient or may require intervention to prevent one of the other outcomes listed above. These should also usually be considered as Serious Adverse Events.

“Signal” means, an observation of possible unexpected hazards or changes in the severity, characteristics or frequency of expected Adverse Reactions that emerge, the relevant information for which needs to be brought together for effective evaluation over a timescale appropriate to the importance and likely impact of the signal.

“Solicited Reports” means those Reports that are derived from organized data collection systems, which include clinical trials, registries, post-approval named patient use programs, other patient support and disease management programs, surveys of patients or healthcare providers or information gathering on efficacy or patient compliance. Adverse Event Reports from these should not be considered spontaneous.

“Spontaneous Report” means, subject to any amendment pursuant to the ICH from time to time, any unsolicited communication to a party, Regulatory Authority or other person that describes an Adverse Event or an Adverse Drug Reaction in a patient administered the Product, whether alone or together with one or more other medicinal products, and which does not derive from a study or any organized data collection scheme. Spontaneous reports include reports from health care professionals (medically confirmed reports) and non-health care professionals or consumers (medically unconfirmed reports). All spontaneous reports received from consumers or health care professionals are considered as suspected Adverse Drug Reactions. Cases originating from the internet where the website is under the Marketing Authorization Holder’s management or responsibility should be screened for potential adverse reactions by the appropriate Party. Other types of spontaneous reports with or without associated adverse events including overdose, medication errors and lack of efficacy reports should be exchanged, due to periodic reporting requirements. Other types of reports that qualify for expedited reporting include solicited reports generated by marketing programs or other methods used to encourage contact between the consumers and either Napo or Salix, where the information has been obtained additionally to the main purpose of the program, and would most likely not have been the subject of voluntary reporting to a health care professional or the company. Prospective and retrospective exposure in utero or during breastfeeding spontaneous reports are collected and followed up to obtain outcome information.

“Term” means the term of this Agreement commencing on the Effective Date and expiring on the date set out in Section 10 of this Agreement.

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“Unexpected Adverse Event/Reactions” means, subject to any amendment pursuant to the ICH from time to time, an Adverse Event or an Adverse Reaction which by its nature or severity is not consistent with information in the then current Reference Safety Information.

“Valid Safety Reports” means, subject to any amendment pursuant to the ICH from time to time, the minimum information required for expedited reporting which should at least include all of the following:

(i)	an identifiable patient;

(ii)	a suspected medicinal product or therapeutic device;

(iii)	an identifiable reporter; and

(iv)	an Adverse Reaction or an Adverse Event.

2.	Purpose

In consideration of the mutual obligations contained in this Agreement, the Parties have agreed to provide for the procedures relating to the exchange of safety and pharmacovigilance information for the Product between NAPO and Salix in order to aid each of them in ensuring compliance with good pharmacovigilance practices and maintaining compliance with the worldwide reporting requirements of the relevant Regulatory Authorities for the Product. The Recitals set forth above are true and correct and incorporated herein by reference.

3.	Scope

This Agreement covers:

•	all Spontaneous Reports and/or Solicited Reports of Adverse Events in relation to the Product;

•	all Serious Adverse Reactions arising from clinical trials and post-marketing surveillance (PMS) with the Product;

•	all information required for periodic reporting in relation to the Product; and

•	the reporting of all other information as required by Regulatory Authorities for the Product.

•	safety issues and signals

4.	Language

The language of all information exchanged pursuant to this Agreement, including reports to Regulatory Authorities, shall be in English, or if any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

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5.	Contact Personnel and Methods for Adverse Event Transmission

The names and details of contact personnel for NAPO and Salix are detailed in Schedule 1 attached hereto and incorporated herein by reference.

Any changes in names or details of any of the contact personnel for a Party in relation to the Product must be notified by that Party to the other Party in writing to the address set out in Schedule 1 as soon as reasonably practical after the change occurs.

Any notice given under this Agreement shall be in writing and (i) personally delivered or (ii) sent by fax or (iii) e-mail to the address of the other Party as set out in Schedule 1 (or such other address as may have been notified in writing from time to time by a Party to the other Party) and any such notice shall be deemed to have been served at the time of delivery (if personally delivered) or upon receipt of confirmation of transmission by the sender’s fax machine (if sent by fax) and upon receipt of delivery confirmation by the sender’s computer (if sent by e-mail).

6.	Notification of Adverse Event and Serious Adverse Event Information

A.	All notification and response periods referred to in this Agreement (unless otherwise specified) will be in calendar days.

B.	The relevant period for any notification or response for either Party (including their Representative) will commence on the Awareness Date.

C.	Notifications shall be made via original source documents, on CIOMS I forms, or on MedWatch forms.

D.	Each report should be recorded as stated by the reporter using actual, as reported, verbatim terms.

E.	Clinical trial reports will be unblinded prior to forwarding to Salix.

F.	Each Party shall ensure that its facilities to receive notices for any Safety Issue or Signal under this Agreement are available on a 24-hour/ 7 days per week basis.

G.	Each Party shall use every effort to ensure that all Reports of Adverse Events or Serious Adverse Events meet the minimum criteria for a Valid Safety Report. If the minimum information cannot be obtained within the required timeframes, each Party shall still send the Report to the other Party within such timeframes. Every effort should then be made to obtain and send the missing minimum information required for a Valid Safety Report as soon as reasonably possible.

H.	Napo shall send reports to the contacts listed in Schedule 1 of this Agreement. Salix shall confirm receipt of reports within two (2) business days.

6.1	Napo Responsibilities

6.1.1	Napo will be responsible for collecting and forwarding to Salix any Serious Adverse Events or reports of pregnancy occurring in Napo sponsored or Napo

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conducted clinical trials. Napo will be responsible for conducting follow-up activities for these reports and all follow-up information should also be forwarded to Salix. Initial and follow-up reports should be submitted by Napo to Salix within the following timeframes of the Awareness Date:

(a) All Serious Adverse Events that result in death and/or are lifethreatening reports (per the definition of a Serious Adverse Event/Reaction) should be forwarded to Salix within two (2) calendar days.

(b) All other Serious Adverse Events should be forwarded to Salix within five (5) calendar days.

6.1.2	Napo will also be responsible for forwarding to Salix any spontaneously reported Adverse Event or Serious Adverse Event, lack of efficacy, or pregnancy reports received by Napo from any source. Reports should be submitted by Napo to Salix within 24 hours of the Awareness Date.

7.	SAFETY ISSUES OR SIGNALS AND REGULATORY INQUIRIES INVOLVING SAFETY ISSUES

7.1	Napo shall as soon as reasonably possible notify Salix of any Safety Issues or Signals in relation to the Product by telephone and in writing. Salix and Napo shall co-operate with the reasonable requests of the other Party in relation to such issues. Safety Issues or Signals relating to the Product may occur as a result of: a request from a Regulatory Authority; potential changes to the risk/benefit of the Product; Product quality issues that may have a clinical impact such as a Product contamination or deterioration; external influences such as media or literature; and ongoing safety surveillance.

7.2	Napo shall as soon as reasonably possible and in any event within two (2) calendar days inform Salix of any inquiries from any Regulatory Authority involving Safety Issues or Signals in relation to the Product.

7.3	Salix will be responsible for maintaining the safety labeling text for the Product in accordance with the laws, rules, regulations and guidances applicable to the Marketing Authorization(s) for the Product.

8.	REGULATORY AUTHORITY INTERACTION

Salix for assessing whether individual reports meet the criteria set out in applicable legislation and guidance relating to safety reporting and require a submission to a relevant Regulatory Authority. Salix will be responsible for reporting all qualifying reports for the Product to the relevant Regulatory Authorities.

9.	CONFIDENTIALITY

Each Party agrees and undertakes that it will treat and keep confidential all Confidential Information of the other Party which may become known to such Party.

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Each Party shall:

•

not disclose any Confidential Information to any person or entity other than any of its directors, agents or employees who need to know such information in order to implement the provisions of this Agreement;

•	not use any Confidential Information other than for the purpose of complying with its obligations under or to enjoy the benefits of this Agreement; and
•	procure that any person to whom any Confidential Information is disclosed by it is bound by written obligations of confidentiality no less restrictive than as set forth in this Section 9.

Notwithstanding the other provisions of this Section 9, either Party may disclose any Confidential Information:

A.	if and to the extent required by law provided in the case of disclosure that it has provided the other Party with prior written notice of such required disclosure to enable the other Party to seek protection or confidential treatment of such Confidential Information;
B.	if and to the extent required by any securities exchange, regulatory or governmental body to whom that Party is subject, wherever situated;
C.	if and to the extent the information is public knowledge or already known to that Party at the time of disclosure or subsequently becomes public knowledge other than by breach of this Agreement or subsequently comes lawfully into the possession of that Party from a third party which is itself not subject to obligations of confidence to the disclosing party or any of its Affiliates; or
D.	if and to the extent that the other Party has given prior written consent to the disclosure.

The restrictions contained in this Section 9 shall survive the termination or expiration of this Agreement without limit to time.

10.	DURATION AND TERMINATION

This Agreement commences on the Effective Date and shall continue in force until the License Agreement is terminated or expires and this Agreement shall immediately terminate on such date and the provisions set out in Section 11 of this Agreement shall apply.

11.	CONSEQUENCES OF TERMINATION

11.1	Upon termination or expiration of this Agreement, NAPO shall:

(a) continue to comply with its obligations under this Agreement if and to the extent it continues to have the right to sell the Product after the expiry or termination of the License Agreement; and

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(b) comply with its obligations in Section 6, 6.1, 6.3 and 6.4 for a period of 18 months after the termination or expiration of this Agreement.

11.2	The termination or expiry of this Agreement shall not release either of the Parties from any liability which at the time of termination or expiry has already accrued to the other Party, nor affect in any way the survival of any other right, duty or obligation of the Parties which is expressly stated elsewhere in this Agreement to survive such termination or expiry.

12.	LIABILITY

Neither Party shall in any circumstances have any liability whatsoever to the other Party from any indirect or consequential loss (including, without limitation, loss of profit, revenue or goodwill and whether or not arising out of any liability of that Party to any other person) even if advised of the possibility of such damages.

13.	FORCE MAJEURE

13.1	Neither of the Parties shall have any liability whatsoever or be deemed to be in default for any delays in any performance or any non-performance of any obligations under this Agreement if and to the extent that such delay or nonperformance is owing to acts beyond the control of that Party, including but not limited to acts of God, war, terrorism, or national emergency, accident, fire, riot, strikes, lock-outs, industrial disputes or epidemics (“Force Majeure”). This Section only applies if:

•

the claiming Party could not have avoided the effect of the Force Majeure by taking precautions which, having regard to all matters known to it before the occurrence of the Force Majeure and all relevant factors, it ought reasonably to have taken but did not take;

•	the claiming Party has used reasonable efforts to mitigate the effect of the Force Majeure and to carry out its obligations under this Agreement in any other way that is reasonably practicable; and

•	the claiming party shall promptly notify the non-claiming Party of the nature and the extent of the circumstances giving rise to the Force Majeure.

14.	GENERAL PROVISIONS

14.1

If a Party becomes aware of any changes of law or regulation, which affects any of the matters that are the subject of this Agreement, it shall notify the other Party of any such change. The Parties shall promptly meet and discuss any such changes and negotiate in good faith any amendments to this Agreement, which either Party honestly believes are necessary

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or desirable as a result of such changes.
14.2	Changes in applicable personnel and methods of communication must be communicated to both Parties, to ensure the correct and timely flow of information.
14.3	Except as expressly provided for in this Agreement, no variation to the terms of this Agreement shall be effective unless in writing and signed on behalf of each Party by an authorized person.
14.4	If any term or provision of this Agreement is held by any court or other competent authority to be void or unenforceable in whole or in part, the other provisions of this Agreement and the remainder of the affected provision shall continue to be valid.
14.5	Failure by either party on one or more occasions to avail itself of a right conferred by this Agreement shall not be construed as a waiver of such Party’s right to enforce such right or any other right.
14.6	This Agreement and the License Agreement contain the entire agreement and understandings between the Parties with respect to the subject matter of this Agreement. Each Party acknowledges that, in entering into this Agreement, it is not relying on any representation or warranty (whether made orally or in writing) except as expressly provided in this Agreement and the License Agreement.
14.7	Nothing in this Agreement is deemed to constitute a partnership between the Parties nor constitute any Party the agent of the other Party for any purpose.
14.8	The parties to this Agreement do not intend that any term of this Agreement should be enforceable by any person who is not party to this Agreement.
14.9	The rights and remedies of each of the Parties under or pursuant to this Agreement are cumulative, may be exercised as often as such party considers appropriate and are in addition to its rights and remedies under general law.
14.10	Each of the Parties shall do, execute and perform and shall procure to be done, executed and performed all such further acts, deeds, documents and things as the other Party may reasonably require from time to time to give full effect to the terms of this Agreement.
14.11	This Agreement may be executed in any number of counterparts and by the Parties to it on separate counterparts, each of which shall be deemed an original but all of which together constitute one and the same instrument.
14.12	Capitalized terms used but not defined herein shall have the respective meaning set forth in the License Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date by their duly authorized representatives.

SALIX PHARMACEUTICALS, INC.

By:

Print Name:

Print Title:

NAPO

By:

Print Name:

Print Title:

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SCHEDULE 1

Contact information

For Salix Pharmaceuticals, Inc:

Karen Dillinger, RN

Director, Product Safety

Salix Pharmaceuticals

1700 Perimeter Park Dr.

Morrisville, NC 27560

Tel. 919-447-3179

E-mail: karen.dillinger@salix.com

Salix Safety Department Fax 888-314-5934

Salix Safety Department Email: adverse.events@salix.com

For Napo:

B - 1